Exhibit 10.41

INTERCONNECTION AGREEMENT

Dated as of JUNE 26, 2001

by and between

VERIZON NEW ENGLAND INC., D/B/A VERIZON
MASSACHUSETTS
f/k/a/ NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY
d/b/a BELL ATLANTIC - MASSACHUSETTS

and

AT&T BROADBAND PHONE OF MASSACHUSETTS, LLC.

10.5 Demand Management Forecasts	40

11.0 UNBUNDLED ACCESS	40

11.1 Verizon’s Provision of Network Elements	40
11.2 Loop Transmission Types	41
11.3 Network Interface Device	42
11.4 Unbundled Switching Elements	43
11.5 Inter Office Transport	45
11.6 Operations Support Systems	46
11.7 Limitations on Unbundled Access	46
11.8 Availability of Other Network Elements on an Unbundled Basis	48
11.9 Conversion of Live Telephone Exchange Service to Analog 2W Loops	48
11.10 Maintenance of Unbundled Network Elements	50
11.11 Rates	50
11.12 Combinations	51

12.0 RESALE — SECTIONS 251(B)(1) AND 251(C)(4)	51

12.1 Resale at Retail Rates	51
12.2 Resale at Wholesale Rates	52
12.3 Availability of Support Services and Branding for Resale	52
12.4 Additional Terms Governing Resale and Use of Verizon Services	52

13.0 COLLOCATION — SECTION 251(C)(6)	53

13.6 Dedicated Transit Service	53

14.0 NUMBER PORTABILITY — SECTION 251(B)(2)	54

14.1 Scope	54
14.2 Intentionally Omitted	54
14.3 Procedures for Providing NP Through Full Nxx Code Migration	54
14.4 Intentionally Omitted	55
14.5 Lnp Implementation	55

15.0 DIALING PARITY — SECTION 251(B)(3)	57

16.0 ACCESS TO RIGHTS-OF-WAY — SECTION 251(B)(4)	57

17.0 DATABASES AND SIGNALING	57

18.0 COORDINATED SERVICE ARRANGEMENTS	57

18.1 Intercept and Referral Announcements	57
18.2 Coordinated Repair Calls	58
18.3 Customer Authorization	58

19.0 DIRECTORY SERVICES ARRANGEMENTS	59

19.1 Directory Listings and Directory Distributions	59
19.2 Service Information Pages	61
19.3 Yellow Pages Maintenance	61
19.4 Directory Assistance (DA) and Operator Services (OS)	61
19.5 Busy Line Verification and Busy Line Verification Interrupt (BLV/BLVI)	62

20.0 RATES AND CHARGES; ASSURANCE OF PAYMENT	62

21.0 INSURANCE	64

22.0 TERM AND TERMINATION	65

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES	66

24.0 INDEMNIFICATION	66

25.0 LIMITATION OF LIABILITY	68

26.0 PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES	68

26.1 Performance Standards	68
26.2 Performance Reporting	71

27.0 COMPLIANCE WITH LAWS; REGULATORY APPROVAL	72

28.0 MISCELLANEOUS	73

28.1 Authorization	73
28.2 Independent Contractor; Disclaimer of Agency	73
28.3 Force Majeure	73
28.4 Confidentiality	74
28.5 Choice of Law	75
28.6 Taxes	75
28.7 Assignment	78
28.8 Billing and Payment; Disputed Amounts	78
28.9 Dispute Resolution	79
28.10 Notices	80
28.11 Joint Work Product	81
28.12 No Third Party Beneficiaries	81
28.13 No Licenses	81
28.14 Technology Upgrades	82
28.15 Survival	82
28.16 Entire Agreement	82
28.17 Counterparts	83
28.18 Modification, Amendment, Supplement, or Waiver	83
28.19 Successors and Assigns	83
28.20 Publicity and Use of Trademarks or Service Marks	83
28.21 Cooperation With Law Enforcement	83
28.22 Year 2000 Compliance	84
28.23 Clec Certification	85

LIST OF SCHEDULES AND EXHIBITS

Schedules

Schedule 4.1	Network Interconnection Schedule

Schedule 4.2	Interconnection Points for Different Types of Traffic

Schedule 5.6	Applicable Factors For AT&T Broadband

Schedule 7.1.3	Billing Arrangement Options for Variable-Rated Information Services Calls

Schedule 12.3	Support Services for Resale

Schedule 26.1	Local Number Portability (“LNP”) Performance Standards

Exhibits

Exhibit A    Verizon – Massachusetts and AT&T Broadband Pricing Schedule

Exhibit B    Network Element Bona Fide Request

INTERCONNECTION AGREEMENT

          This Interconnection Agreement (“Agreement”) is effective as of the 26th day of June, 2001 (the “Effective Date”), by and between Verizon New England Inc., d/b/a Verizon Massachusetts f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic - Massachusetts (“Verizon”), a New York corporation with offices at 185 Franklin Street, Boston, Massachusetts 02110, and AT&T Broadband Phone of Massachusetts, LLC. (“AT&T Broadband”), a Massachusetts corporation, with offices at 6 Campanelli Drive, Andover, Massachusetts 01810.

          WHEREAS the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services, Switched Exchange Access Services, and other Telecommunications Services (all as defined below) to their respective customers;

          WHEREAS the Parties are entering into this Agreement to set forth the respective obligations of the Parties and the terms and conditions under which the Parties will interconnect their networks and provide other services as required by the Act (as defined below) and additional services as set forth herein; and

          WHEREAS Sections 251 and 252 of the Communications Act of 1934 as amended by the Telecommunications Act of 1996 have specific requirements for interconnection, unbundled Network Elements and resale service.

          NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AT&T Broadband and Verizon hereby agree as follows:

1.0 DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings specified below in this Section 1. All capitalized terms used but not defined herein shall have the meanings set forth in the Act.

          1.1 “Act” means the Communications Act of 1934 (47 U.S.C. 151 et. seq.), as from time to time amended (including without limitation by the Telecommunications Act of 1996), and interpreted in the duly authorized rules and regulations of the FCC or the Department.

          1.2 “ADSL” or “Asymmetrical Digital Subscriber Line” means a transmission technology on twisted pair copper loop plant, which transmits an asymmetrical digital signal of up to 6 Mbps to the Customer and up to 640 kbps from the Customer, as specified in ANSI standards T1.413-1998 and Bell Atlantic Technical Reference TR-72575.

          1.3 “Affiliate” is As Defined in the Act.

          1.4 “Agreement” means this Interconnection Agreement under Sections 251 and 252 of the Act and all Exhibits Schedules, addenda, and attachments referenced herein and/or appended hereto.

          1.5 “Agreement for Switched Access Meet Point Billing” means the Agreement for Switched Access Meet Point Billing between the Parties to this Agreement.

          1.6 “Ancillary Traffic,” means all traffic that is destined for ancillary services, or that may have special billing requirements, including but not limited to the following: BLI/BLV/I Directory Assistance, 911/E911, Operator Services (IntraLATA call completion), IntraLATA third party, collect and calling card, 800/888/877 database query, LIDB, and information services requiring special billing as described in Section 7.1.

          1.7 “Applicable Laws” means all laws, regulations, and orders applicable to each Party’s performance of its obligations hereunder.

          1.8 “As Defined in the Act” means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Department.

          1.9 “As Described in the Act” means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Department.

          1.10 “Automatic Number Identification” or “ANI” means a feature that provides the billing number of the line or trunk that originated a call and defined in ANSI standard T1.104.

          1.11 “Bona Fide Request” or “BFR” means the process described in Exhibit B.

          1.12 “Busy Line Verification” or “BLV” means an operator request for a status check on the line of a called party. The request is made by one Party’s operator to an operator of the other Party. The verification of the status check is provided to the requesting operator.

          1.12a “Busy Line Verification and Interrupt” or “BLVI” means a service that may be requested and provided when BLV has determined that a line is busy due to an ongoing call. BLVI is an operator interruption of that ongoing call to inform the called party that a calling party is seeking to complete his or her call to the called party.

          1.13 “CPN” or “Calling Party Number” is a Common Channel Signaling (“CCS”) parameter, which identifies the calling party’s telephone number.

          1.14 “CCS” or “Common Channel Signaling” means a method of transmitting call set-up and network control data over a digital signaling network separate from the public switched telephone network facilities that carry the actual voice or data content of the call. “SS7” means the common channel out of band signaling protocol developed by the Consultative Committee for International Telephone and Telegraph (“CCITT”) and the American National Standards Institute (“ANSI”). Verizon and AT&T Broadband currently utilize this out-of-band signaling protocol. “CCSAC” or “CCSAS” means the Common Channel Signaling access connection or access service, respectively, which connects one Party’s signaling point of Interconnection (“SPOI”) to the other Party’s Signaling Transfer Point for the exchange of SS7 messages.

          1.15 “Central Office” means a local switching system for connecting lines to lines, lines to trunks, or trunks to trunks for the purpose of originating/terminating Public Switched Telephone Network calls. A single Central Office may handle several Central Office Codes (NXX). Sometimes this term is used to refer to a telephone company building in which switching system and telephone equipment is installed.

          1.16 “Central Office Switch” means a switch used to provide Telecommunications Services, including, but not limited to an End Office Switch or a Tandem Switch. A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

          1.17 “CLASS Features” means certain CCS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification; and, future CCSbased offerings.

          1.18 “Collocation” means an arrangement whereby one Party’s (the “Collocating Party”) facilities are terminated in equipment necessary for Interconnection or for access to Network Elements offered by the second Party on an unbundled basis that has been installed and maintained at the premises of a second Party (the “Housing Party”).

          1.18a “Commercial Mobile Radio Service” (“CMRS”) is As Defined in the Act.

          1.19 “Common Channel Signaling” or “CCS” means a method of transmitting call set-up and network control data over a digital signaling network separate from the public switched telephone network facilities that carry the actual voice or data traffic of the call. Verizon and AT&T Broadband currently utilize “SS7” which is the common channel out of band signaling protocol developed by the Consultative Committee for International Telephone and Telegraph (“CCITT”) and the American National Standards Institute (“ANSI”).

          1.20 “Competitive Local Exchange Carrier” or “CLEC” means any Local Exchange Carrier other than Verizon, operating as such in Verizon’s certificated territory in Massachusetts. AT&T Broadband is a CLEC.

          1.21 “Cross Connection” means a jumper cable or similar connection, provided in connection with a Collocation arrangement at the digital signal cross connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party’s equipment and (ii) the equipment or facilities of the Housing. Party.

          1.22 “Customer” means a third-party residence or business end-user subscriber to Telecommunications Services provided by either of the Parties.

          1.23 “Customer Proprietary Network Information” or “CPNI” is As Defined in the Act.

          1.24 “Department” means the Massachusetts Department of Telecommunications and Energy.

          1.25 “Dialing Parity” is As Defined in the Act.

          1.26 “Digital Signal Level” means one of several transmission rates in the time-division multiplex hierarchy.

1.	“Digital Signal Level 0” or “DS0” means the 64 Kbps zero-level signal in the time-division multiplex hierarchy;

2.	“Digital Signal Level 1” or “DS1” means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy;

3.	“Digital Signal Level 3” or “DS3” means the 44.736 Mbps third-level in the time-division multiplex hierarchy;

          1.26a “End Office Switch” or “End Office” is a switching entity that is used to terminate Customer station Loops for the purpose of interconnection to each other and to trunks.

          1.27 “Entrance Facility” means the facility between a Party’s designated premises and the Central Office serving that designated premises.

          1.28 “Exchange Access” is As Defined in the Act.

          1.29 “Exchange Message Interface” means the standard used for exchange of Telecommunications message information among Telecommunications Carriers for billable, non-billable, sample, settlement, and study data. EMI format is contained in document SR-230 published by Alliance for the Telecom Industry.

          1.30 “FCC” means the Federal Communications Commission.

          1.31 “FCC Regulations” means the regulations duly and lawfully promulgated by the FCC, as in effect from time to time.

          1.32 “HDSL” or “High-Bit Rate Digital Subscriber Line” means a transmission technology which transmits up to a DS1 – level signal, using any one of the following line codes: 2 Binary / 1 Quartenary (“2B1Q”), Carrierless AM/PM, Discrete Multitone (“DMT”), or 3 Binary/1 Octal (“3BO”).

          1.33 “Incumbent Local Exchange Carrier” or “ILEC” is As Defined in the Act. For purposes of this Agreement, Verizon is an Incumbent Local Exchange Carrier.

          1.34 “Independent Telephone Company” or “ITC” means any entity other than Verizon, which with respect to its operations within Massachusetts, is an Incumbent Local Exchange Carrier.

          1.35 “Information Services Traffic” means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party’s information services platform (e.g., 976).

          1.36 “Inside Wire” or “Inside Wiring” means all wire, cable, terminals, hardware, and other equipment or materials on the Customer’s side of the Rate Demarcation Point.

          1.37 “Integrated Digital Loop Carrier” or “IDLC” means a subscriber loop carrier system which integrates within the switch at a DS1 level that is generally twenty-four (24) loop transmission paths combined into a 1.544 Mbps digital signal.

          1.38 “Integrated Services Digital Network” or “ISDN” means a switched network service providing end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (“BRI-ISDN”) provides for digital transmission of two 64 kbps bearer channels and one 16 kbps data and signaling channel (2B+D). Primary Rate Interface-ISDN (“PRI-ISDN”) provides for digital transmission of twenty-three (23) 64 kbps bearer channels and one (1) 64 kbps data and signaling channel (23 B+D).

          1.39 “Interconnection” is As Described in the Act, and means the connection of separate pieces of equipment or transmission facilities within, between, or among networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

          1.40 “IP” or “Interconnection Point” means the point at which a Party who receives traffic originating on the network of the other Party assesses Reciprocal Compensation charges for the further transport and termination of that traffic.

          1.41 “Interexchange Carrier” or “IXC” means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

          1.42 INTENTIONALLY OMITTED

          1.42a “Internet Traffic” means any traffic that is transmitted to or returned from the Internet at any point during the duration of the transmission.

          1.43 “InterLATA” is As Defined in the Act.

          1.44 “IntraLATA Toll Traffic” means those calls that originate and terminate within a Local Access and Transport Area (LATA) and are not defined as Local Traffic in this Agreement.

          1.45 “Line Side” means an End Office Switch connection that provides transmission, switching and optional features suitable for Customer connection to the public switched network.

          1.46 “Local Access and Transport Area” or “LATA” is As Defined in the Act.

          1.47 “Local Exchange Carrier” or “LEC” As Defined in the Act means any party that is engaged in the provision of telephone exchange service or exchange access service. The Parties to this Agreement are or will shortly become Local Exchange Carriers.

          1.48 “Local Exchange Routing Guide” or “LERG” is a Telcordia Technologies document, which contains necessary routing information for all end offices and tandems in North America. The LERG is used by carriers of all types to route calls through the Public Switched Telecommunication Network (PSTN).

          1.49 “Local Telephone Number Portability” or “LTNP” means “number portability” is As Defined in the Act.

          1.50 “Local Traffic” means traffic that is originated by a Customer of one Party on that Party’s network and terminates to a Customer of the other Party on that other Party’s network, within a given local calling area, or expanded area service (“EAS”) area, as defined in Verizon’s effective Customer tariffs. Local Traffic does not include any Internet Traffic.

          1.51 “Losses” means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys’ fees).

          1.52 “Main Distribution Frame” or “MDF” generally means the primary point at which outside plant facilities terminate within a Wire Center, for interconnection to other telecommunications facilities within the Wire Center.

          1.53 “MECAB” means the Multiple Exchange Carrier Access Billing (MECAB) document prepared by the Billing Committee of the Ordering and Billing Forum (“OBF”), which functions under the auspices of the Carrier Liaison Committee (“CLC”) of the Alliance for Telecommunications Industry Solutions (“ATIS”). The MECAB document, published by Telcordia Technologies as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an Exchange Access service provided by two or more LECs, or by one LEC in two or more states, within a single LATA.

          1.54 “MECOD” means the Multiple Exchange Carriers Ordering and Design (MECOD) Guidelines for Access Services - Industry Support Interface, a document developed by the Ordering/Provisioning Committee under the auspices of OBF. The MECOD document, published by Telcordia Technologies as Special Report SR-STS-002643, establishes methods for processing orders for Exchange Access service which is to be provided by two or more LECs.

          1.55 “Meet-Point Billing” or “MPB” means an arrangement whereby two or more LECs jointly provide to a third party (e.g., an Interexchange Carrier) the transport element of a Switched Exchange Access Service to one of the LECs’ End Office Switches. Each LEC receives an appropriate share of the transport element revenues as defined by their effective Exchange Access tariffs.

          1.56 “Meet-Point Billing Traffic” means traffic that is subject to an effective Meet-Point Billing arrangement.

          1.57 “Mid-Span Fiber Meet” means an Interconnection architecture whereby the Parties’ transmission facilities meet at a technically feasible Point of Interconnection (“POI”) identified by AT&T Broadband, utilizing a fiber hand-off, where such POI and the associated arrangement constitutes a reasonable accommodation of Interconnection.

          1.58 “Network Element” is As Defined in the Act.

          1.59 “Network Interface Device” or “NID” means the Verizon-provided interface terminating Verizon’s telecommunications network on the property where the Customer’s service is located at a point determined by Verizon. The NID contains an FCC Part 68 registered jack from which Inside Wire may be connected to Verizon’s network.

          1.60 “North American Numbering Plan” or “NANP” means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a 10-digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

          1.61 “Numbering Plan Area” or “NPA” is also sometimes referred to as an “area code”. There are two general categories of NPAs, “Geographic NPAs” and “Non-Geographic NPAs.” A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a “Service Access Code” or “SAC Code,” is typically associated with a specialized telecommunications service, which may be provided across multiple geographic NPA areas; 800, 900, 700, 500 and 888 are examples of Non-Geographic NPAs.

          1.62 “NXX,” “NXX Code,” or “End Office Code” means the three-digit switch entity indicator (i.e. the first three digits of a seven digit telephone number), where N has a number value of 2 through 9 and X has a number value of 0 through 9.

          1.63 “Party” means either Verizon or AT&T Broadband and “Parties” means Verizon and AT&T Broadband.

          1.64 “Percent Interstate Usage” or “PIU” - is a percentage calculated by dividing the number of minutes of interstate traffic by the total number of minutes of intrastate and interstate traffic. PIU is a factor that is used to determine the interstate portion of minutes of traffic exchanged between the Parties via Traffic Exchange trunks. PIU is developed from the measurement of calls in which the calling and called parties are not located in the same state. PIU is the first such factor applied to traffic for jurisdictional separation of traffic.

          1.65 “Percent Local Usage” or “PLU” - is a percentage calculated by dividing the number of minutes of Local Traffic by the total number of minutes of intrastate traffic. PLU is a factor that is used to determine the portion of Local Traffic minutes exchanged between the Parties via Traffic Exchange trunks. PLU is developed from the measurement of calls in which the calling and the called party are located within a given local calling area or EAS area as defined in Verizon’s effective Customer’s tariff. The PLU factor is applied to traffic only after the PIU factor has been applied for jurisdictional separation of traffic.

          1.66 “Permanent Number Portability” or “PNP” means the use of a database or other technical solution that comports with regulations issued by the FCC to provide LTNP (Local Telephone Number Portability) for all customers and service providers.

          1.67 “Point of Interconnection” or “POI” means the physical location where the originating Party’s facilities physically interconnect with the terminating Party’s facilities for the purpose of exchanging traffic.

          1.68 “Point of Termination Bay,” or “POT Bay,” means the intermediate distributing frame system which serves as the point of demarcation for collocated interconnection. POT Bay terminations are provided with either, or both, analog/voice frequency and/or digital capabilities.

          1.68a “Port Element” or “Port” means a line card (or equivalent) and associated peripheral equipment on an End Office Switch, which interconnects individual Loops or individual Customer trunks with the switching components of an End Office Switch and the associated switching functionality in that End Office Switch. Each Port is typically associated with one (or more) telephone numbers(s) which serves as the Customer’s network address. The Port Element is part of the provision of unbundled local Switching Element.

          1.69 “Pole Attachment” is As Defined in the Act.

          1.70 “Rate Center Area” or “Exchange Area” means the geographic area that has been identified by a given LEC as being associated with a particular NPA-NXX code assigned to the LEC for its provision of Telephone Exchange Services. The Rate Center Area is the exclusive geographic area, which the LEC has identified as the area within which it will provide Telephone Exchange Services bearing the particular NPA-NXX designation associated with the specific Rate Center Area.

          1.71 “Rate Center Point” means a specific geographic point, defined by a V&H coordinate, located within the Rate Center Area and used to measure distance for the purpose of billing Customers for distance-sensitive Telephone Exchange Services and Toll Traffic.

          1.72 “Rate Demarcation Point” means the physical point in a Verizon-provided network facility at which Verizon’s responsibility for maintaining that network facility ends and the Customer’s responsibility for maintaining the remainder of the facility begins, as set forth in Verizon’s applicable Tariffs, if any, or as otherwise prescribed under Applicable Law.

          1.73 “Rating Point” or “Routing Point” means a specific geographic point identified by a specific V&H coordinate. The Routing Point is used to route inbound traffic to specified NPA-NXXs and the Rating Point is used to calculate mileage measurements for distance-sensitive transport charges of switched access services. Pursuant to Telcordia Practice BR-795-100-100, the Rating Point may be an End Office location, or a “LEC Consortium Point of Interconnection.” Pursuant to that same Telcordia Practice, examples of the latter shall be designated by a common language location identifier (CLLI) code with (x) KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Rating Point/Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, the Rating Point/Routing Point associated with each NPA-NXX need not be the same as the corresponding Rate Center Point, nor must it be located within the corresponding Rate Center Area, nor must there be a unique and separate Rating Point corresponding to each unique and separate Rate Center.

          1.74 “Reciprocal Compensation” means the arrangement for recovering costs incurred for the transport and termination of Local Traffic originating on one Party’s network and terminating on the other Party’s network (as set forth in Section 5.7).

          1.75 INTENTIONALLY OMITTED

          1.76 “Service Control Point” or “SCP” means the node in the Common Channel Signaling network to which informational requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a service switching point (“SSP”) and via a Signaling Transfer Point, performs subscriber or application-specific service logic, and then sends instructions back to the SSP on how to continue call processing.

          1.77 “Signaling Transfer Point” or “STP” is a packet switch that utilizes the SS7 protocol to transmit, receive and process CCS messages.

          1.78 “Strapping” means the act of installing a permanent connection between a POT bay and a Collocated Party’s physical collocation node.

          1.79 “Switched Access Detail Usage Data” means a category 1101XX record as defined in the EMR Telcordia Practice BR-010-200-010.

          1.80 “Switched Access Summary Usage Data” means a category 1150XX record as defined in the EMR Telcordia Practice BR-010-200-010.

          1.81 “Switched Exchange Access Service” means the offering of transmission and switching services for the purpose of the origination or termination of Toll Traffic. Switched Exchange Access Services include but may not be limited to: Feature Group A, Feature Group B, Feature Group D, 700 access, 800 access, 888 access, and 900 access.

          1.82 “Switching Element” is the unbundled Network Element that provides a CLEC the ability to use switching functionality in a Verizon End Office switch, including all vertical services that are available on that switch, to provide Telephone Exchange Service to its end user Customers(s). The Switching Element is provisioned with a Port Element, which provides Line Side access to the Switching Element.

          1.83 “Synchronous Optical Network,” or “SONET,” means an optical interface standard that allows for transporting many different digital signals using a basic building block or base transmission rate of 51.84 Mbps (OC-1 {Optical Carrier}/STS-1 {Synchronous Transport Signal}) and higher rates are direct multiples of the base rate, such as OC-3/STS-3 which is equal to three times the base transmission rate.

          1.83a “Tandem Switch” or “Tandem Office” or “Tandem” is a switching entity that has billing and recording capabilities and is used to connect and switch trunk circuits between and among End

Office Switches and between and among End Office Switches and carriers’ aggregation points, points of termination, or points of presence and to provide Switched Exchange Access Services.

          1.84 “Tariff” means any applicable federal or state Tariff of a Party, or standard agreement or other document that sets forth the generally available terms and conditions, each as may be amended by the Party from time to time, under which a Party offers a particular service, facility, or arrangement. A Tariff shall not include Verizon’s “Statement of Generally Available Terms and Conditions for Interconnection, Unbundled Network Elements, Ancillary Services and Resale of Telecommunications Services” which has been approved or is pending approval by the Department pursuant to Section 252(f) of the Communications Act of 1934, 47 U.S.C. § 252(f).

          1.85 “Technically Feasible Point” is As Described in the Act.

          1.86 “Telecommunications” is As Defined in the Act.

          1.87 “Telecommunications Act” means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

          1.88 “Telecommunications Carrier” is As Defined in the Act.

          1.89 “Telecommunications Service” is As Defined in the Act.

          1.90 “Telephone Exchange Service” is As Defined in the Act.

          1.91 “Toll Traffic” means traffic that is originated by a Customer of one Party on that Party’s network and terminates to a Customer of the other Party on that Party’s network and is not Local Traffic or Ancillary Traffic. Toll Traffic may be either “IntraLATA Toll Traffic” or “InterLATA Toll Traffic,” depending on whether the originating and terminating points are within the same LATA.

          1.92 “Tandem Transit Traffic” or “Transit Traffic” means Telephone Exchange Service traffic that originates on AT&T Broadband’s network, and is transported through a Verizon Tandem to the Central office of a CLEC, ITC, Commercial Mobile Radio Service (“CMRS”) carrier, or other LEC, that subtends the relevant Verizon Tandem to which AT&T Broadband delivers such traffic. Pursuant to Section 7.2.5, Transit Traffic may also mean Telephone Exchange Service traffic that originates on Verizon’s network, and is transported through a AT&T Broadband Tandem to the Central Office of a CLEC, ITC, CMRS carrier, or other LEC, that subtends the relevant AT&T Broadband Tandem to which Verizon delivers such traffic. Subtending Central Offices shall be determined in accordance with and as identified in the Local Exchange Routing Guide (“LERG”). Switched Exchange Access Service traffic is not Tandem Transit Traffic.

          1.93 “Trunk Side” means a Central Office Switch connection that is capable of, and has been programmed to treat the circuit as, connecting to another switching entity (e.g. another carrier’s network). Trunk Side connections offer those transmission and signaling features appropriate for the connection of switching entities.

          1.94 “V and H Coordinates Method” means a method of computing airline miles between two points by utilizing an established formula which is based on the vertical and horizontal coordinates of the two points.

          1.95 “Voice Grade” means either an analog signal of 300 to 3000 Hz or a digital signal of 56/64 kilobits per second. When referring to digital Voice Grade service (a 56/64 kbps channel), the terms “DS-0” or “sub-DS-1” may also be used.

          1.96 “Wire Center” means a building or portion thereof, which serves as a Routing Point for Switched Exchange Access Service. The Wire Center serves as the premises for one or more Central Offices.

2.0 INTERPRETATION AND CONSTRUCTION

           2.1 All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings used in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including Verizon or other third party offerings, guides or practices), statute, regulation, governmental rule or Tariff is to such agreement, instrument, statute, regulation, or governmental rule or Tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, governmental rule or Tariff, to any successor provision).

          2.2 This Agreement governs the provisions of all services or facilities provided hereunder unless the Parties have specifically referenced an applicable provision of their Tariff in this Agreement, in which case the referenced Tariff provision applies. Subject to the terms set forth in Section 20 regarding rates and charges, if any provision of this Agreement and an applicable tariff cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this Agreement shall prevail.

If any provision contained in this main body of the Agreement and any Schedule or Exhibit hereto cannot be reasonably construed or interpreted to avoid conflict, the provision contained in this main body of the Agreement shall prevail. The fact that a condition, right, obligation, or other term appears in this Agreement but not in any such Tariff or in such Tariff but not in this Agreement, shall not be interpreted as, or be deemed grounds for finding, a conflict for purposes of this Section 2. Except as provided in Section 20, terms and conditions of Department approved Tariffs shall supersede corresponding terms and conditions of this Agreement only upon the explicit direction of the Department. Verizon shall provide AT&T Broadband with notice of proposed Tariff changes as required by the Department.

3.0 SCOPE

          3.1 This Agreement sets forth the terms, conditions and pricing under which Verizon and AT&T Broadband provide Interconnection to each other within each LATA in which they operate within Massachusetts and under which Verizon will provide to AT&T Broadband: a) access to unbundled Network Elements and ancillary services for their respective use in providing Telephone Exchange Service; b) resale of local Telecommunications Services; and c) services related to a) and b) to the extent required by the Act. It will be submitted to the Department, and the Parties will refrain from requesting any action to change, suspend or otherwise delay implementation of the Agreement.

4.0 INTERCONNECTION AND PHYSICAL ARCHITECTURE

          4.1 Interconnection Activation

          The types of Traffic to be exchanged under this Agreement shall be Local Traffic, IntraLATA Toll (and InterLATA Toll, as applicable) Traffic, Transit Traffic, Meet-Point Billing Traffic, Internet Traffic and Ancillary Traffic. The Parties’ Interconnection Points for such Traffic shall be set forth in Schedule 4.1. The Parties will establish and perform to milestones such as Trunking Arrangements for Traffic Exchange, Timely Submission of Access Service Requests, 911 Interconnection establishments, SS7 Certification and arrangements for alternate-billed calls.

          4.2 Trunk Types and Interconnection Points

          4.2.1 Trunk Types Section 4 describes the architecture for Interconnection of the Parties’ facilities and equipment over which the Parties shall configure the following separate and distinct trunk groups:

Traffic Exchange Trunks for the transmission and routing of terminating Local Traffic, Tandem Transit Traffic, translated LEC IntraLATA toll free service access code (e.g., 800/888/877) traffic, IntraLATA Toll Traffic, and, where agreed to between the Parties and as set forth in Section 4.3.7, InterLATA Toll Traffic between their respective Telephone Exchange Service customers pursuant to Section 251 (c)(2) of the Act, in accordance with Section 5. In addition, Traffic Exchange Trunks can be used for the transmission and routing of Internet Traffic.

Access Toll Connecting Trunks for the transmission and routing of Exchange Access traffic, including translated InterLATA toll free service access code (e.g., 800/888/877) traffic, between AT&T Broadband Telephone Exchange Service customers and purchasers of Switched Exchange Access Service via a Verizon Tandem, pursuant to Section 251(c)(2) of the Act, in accordance with Section 6;

Information Services Trunks for the transmission and routing of terminating Information Services Traffic in accordance with Section 7

BLV/BLVI Trunks for the transmission and routing of terminating BLV/BLVI traffic, in accordance with Section 19;

911/E911 Trunks for the transmission and routing of terminating E911/911 traffic, in accordance with Section 7;

Directory Assistance Trunks for the transmission and routing of terminating directory assistance traffic, in accordance with Section 19;

Operator services (IntraLATA call completion) Trunks for the transmission and routing of terminating IntraLATA call completion traffic, in accordance with Section 19; and

Other Trunks as may be requested and agreed to by the Parties.

          4.2.2 Interconnection Points. Each Party shall establish Interconnection Points (“IPs”) at the available locations designated in Schedule 4.1, as amended from time to time. The IPs on the AT&T Broadband network from which AT&T Broadband will provide transport and termination of traffic to its Customers shall be designated as the AT&T Broadband Interconnection Points (“AT&T Broadband-IP(s)”). The IPs on the Verizon network from which Verizon will provide transport and termination of traffic to its Customers shall be designated as the Verizon Interconnection Point(s) (“Verizon-IP(s)”); provided that such Verizon-IP(s) shall be either the Verizon terminating End Office serving the Verizon Customer when AT&T Broadband delivers its traffic for termination at such terminating End Office or the Verizon Tandem subtended by the terminating End Office serving the Verizon Customer when AT&T Broadband delivers its traffic for termination at such Verizon Tandem. Each Party is responsible for delivering its terminating traffic to the IP of the other Party that is applicable to the traffic being terminated. Any additional traffic that is not covered in Schedule 4.2 shall be subject to separate negotiations between the Parties, except that either Party, without negotiations, may deliver traffic of any type or character to the other Party for termination as long as the delivering Party pays the receiving Party’s then current tariffed Switched Exchange Access rates applicable to such traffic, provided, however, that only those traffic types identified in Section 4.4.4 may be delivered over Mid-Span Fiber Meet arrangements.

          4.2.3 As and to the extent required by Section 251 of the Act, the Parties shall provide Interconnection of their networks at any technically feasible point as described in Section 4.3. Except as provided in Section 4.4, to the extent the originating Party’s POI is not located at the IP of the terminating Party that is applicable to the traffic being terminated, the originating Party is responsible for transporting its originating traffic from its POI to the IP of the terminating Party that is applicable to the traffic being terminated. The originating Party shall either lease transport or provide its own facilities for delivering its traffic to any such IP of the terminating Party.

          4.2.4 INTENTIONALLY OMITTED

          4.2.5 The Parties shall configure separate one-way trunk groups for traffic from AT&T Broadband to Verizon, and for traffic from Verizon to AT&T Broadband, respectively; however, either Party may at its discretion request that the trunk groups shall be equipped as two-way trunks for testing purposes. AT&T Broadband may purchase two-way trunks in accordance with the rates, terms and conditions contained in Verizon’s D.T.E. Mass. No. 17 Tariff, as amended from time to time.

          4.3 Physical Architectures

          4.3.1 AT&T Broadband shall have the sole right and discretion to specify any of the following methods for interconnection at any of the Verizon-IPs:

(a) a physical or virtual Collocation node AT&T Broadband established at the Verizon-IP; and/or

(b) a physical or virtual Collocation node established separately at the Verizon-IP by a third party with whom AT&T Broadband has contracted for such purposes; and/or

(c) an entrance facility and transport (where applicable) leased from Verizon (and any necessary multiplexing) to the Verizon-IP, at the rates specified in Exhibit A; and/or

(d) a Mid-Span Fiber Meet arrangement as described in Section 4.4.

          4.3.2 AT&T Broadband shall provide its own facilities or purchase necessary transport for the delivery of traffic to any Collocation arrangement it establishes at a Verizon-IP pursuant to Section 13.

          4.3.3 AT&T Broadband may order from Verizon any of the Interconnection methods specified above in accordance with the rates, order intervals and other terms and conditions, in the Agreement, in any applicable Tariff(s), or as may be subsequently agreed to between the Parties.

          4.3.4 Verizon shall have the right to interconnection at any of the AT&T Broadband-IPs through

(a) an entrance facility and transport (where applicable) leased from AT&T Broadband (and any necessary multiplexing), to the AT&T Broadband-IP at the rates specified in Exhibit A; and/or

(b) a Mid-Span Fiber Meet arrangement established at AT&T Broadband’s request pursuant to section 4.3.1; and/or

(c) provisioning its own transport facilities to a AT&T Broadband-IP. If Verizon chooses to provision its own transport facilities (either to a new AT&T Broadband-IP or to augment transport facilities to an existing AT&T Broadband-IP), Verizon will pay AT&T Broadband such rates as approved by the Department for terminating Verizon’s transport facilities at the AT&T Broadband-IP which rates shall be consistent with Applicable Law (“Self Provisioning Rates”); provided, however, the Parties acknowledge that, as of the Effective Date, the Department has not approved, nor has AT&T Broadband submitted to the Department for approval, any Self Provisioning Rates. Should AT&T Broadband plan to implement an additional IP, or if transport facilities to an existing AT&T Broadband-IP need to be augmented, AT&T Broadband will provide Verizon with at least seven (7) months advance notice of this plan or augment. Upon receipt of notice from AT&T Broadband or if Verizon notifies AT&T Broadband that it needs to augment facilities to an existing AT&T Broadband-IP, Verizon shall have up to thirty (30) days to notify AT&T Broadband whether it wishes to consider provisioning its own transport facilities to the AT&T Broadband-IP. If Verizon notifies AT&T Broadband that it wants to consider provisioning its own transport facilities to the AT&T Broadband-IP, AT&T Broadband shall respond to Verizon’s notification within thirty (30) days from the date of such notification with its proposed Self Provisioning Rates for terminating Verizon’s transport facilities. Upon receipt of these proposed Self Provisioning Rates, Verizon has up to thirty (30) days to accept or reject these Rates. If Verizon rejects the proposed Self Provisioning Rates, AT&T Broadband shall within ten (10) days of Verizon’s rejection submit such Rates to the Department for approval pursuant to an expedited dispute resolution process, if available. If the Department does not approve Self Provisioning Rates for AT&T Broadband prior to the time Verizon is required to deliver traffic to the new AT&T Broadband-IP or to augment facilities to an existing AT&T Broadband-IP, Verizon, if it chooses to provide its own transport facilities, shall pay to AT&T Broadband the applicable rates and rate elements for virtual collocation pursuant to Verizon’s DTE 17 Tariff (or such lower rates as agreed to by the Parties) on an interim basis until the Department approves Self Provisioning Rates for AT&T Broadband, or if such Rates are appealed, as may be ordered at the conclusion of such an appeal, which approved and effective Self Provisioning Rates shall apply on a prospective basis only.

          4.3.5 Verizon may order from AT&T Broadband any of the Interconnection methods specified above in accordance with the order intervals and other terms and conditions, including, without limitation, rates and charges, set forth in this Agreement, in any applicable Tariff(s), or as may be subsequently agreed to between the Parties.

          4.3.6 Under any of the architectures described in this Section 4, and subject to mutual agreement between the Parties, either Party may utilize the Traffic Exchange Trunks for the termination of InterLATA Toll Traffic in accordance with the terms contained in Section 5 and pursuant to the other Party’s Switched Exchange Access Service Tariffs. The other Party’s Switched Exchange Access Service rates shall apply to such facilities.

          4.3.7 The publication “Telcordia Technical Publication GR-342-CORE; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combination” describes the specification and interfaces generally utilized by Verizon and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities.

          4.4 Mid-Span Fiber Meet Arrangements

          4.4.1 If AT&T Broadband elects to interconnect with Verizon through a Mid-Span Fiber Meet arrangement, such arrangement (i) shall be established at a technically feasible point designated by AT&T Broadband, only to the extent that such point and the associated arrangements constitute a reasonable accommodation of Interconnection; and (ii) may include a SONET backbone with an electrical interface at the DS-3 level in accordance with the terms of this Section 4.4. The fiber meet point shall be designated as the POI for both Parties. In the event a Mid-Span Fiber Meet arrangement is utilized, each Party agrees to bear all expenses associated with the purchase of appropriate equipment, materials, or services necessary to facilitate and maintain such arrangement on its side of the POI. The Parties shall provision any Mid-Span Fiber Meet initially allocating the use of the facilities equally, with half the facilities allotted to the use of AT&T Broadband, and half of the facilities allotted to the use of Verizon. Neither Party shall take any action which is likely to impair or interfere with the other Party’s use of its allotted facilities. The reasonable actual incurred construction costs for a Mid-Span Fiber Meet established pursuant this Section 4.4.1 will be shared equally (i.e. 50/50) between the Parties unless otherwise agreed in writing. No other charges shall apply to either Party’s use of its allotted facilities for the term of this Agreement. Augments to the Mid-Span Fiber Meet shall be mutually agreed to by the Parties in writing. Either Party may purchase transport capacity on the Mid-Span Fiber Meet arrangement allotted to the other Party when the other Party has spare capacity. Spare capacity shall mean an existing unused DS3 facility between the Mid-Span Fiber Meet fiber optic terminals that the providing Party does not plan to use within the next twelve months immediately following the request for spare capacity. A Party must respond to a request for spare capacity from the other Party within ten (10) business days notifying the other Party whether the spare capacity exists. If spare capacity is available, the providing Party shall provision the spare capacity within thirty (30) business days from the date of the request if no equipment hardware and/or software additions or changes are required. If hardware and/or software additions or changes are required, the providing Party shall provision the spare capacity within a commercially reasonable time frame using commercially reasonable efforts to minimize the amount of time required to effectuate such required additions or changes, but in no event later than one hundred twenty (120) business days from the date of the request. After provisioning of the spare capacity is completed, the Party receiving the spare capacity (“Receiving Party”) may place orders for services using that spare capacity. Once orders are submitted by the Receiving Party, the standard provisioning intervals will apply based on the types of services requested, provided that all necessary facilities beyond the Mid-Span Fiber Meet fiber optic terminals are available. The rate charged by one Party to the other Party for such spare capacity shall be no more than the incremental investment costs as such costs are established and documented at the time the construction costs are determined of each additional activated channel. Unless otherwise agreed by the Parties in writing, each Party shall maintain at least one channel on the Mid-Span Fiber Meet arrangement. The Parties acknowledge that all Mid-Span Fiber Meet arrangements used to exchange traffic between the Parties on the Effective Date are subject to the terms and conditions of this Agreement.

          4.4.2 The originating Party is responsible for transporting its traffic from the terminating Party’s terminating electronics for the Mid-Span Fiber Meet to the IP of the terminating Party specified in Schedule 4.1 that is applicable to the traffic which is being terminated. The originating Party shall either lease transport or provide its own facilities for delivering its traffic to any such IP of the terminating Party that is not located on the Mid-Span Fiber Meet arrangement. AT&T Broadband may lease transport pursuant to the provisions of Section 11.5 to transport AT&T Broadband originated traffic. AT&T Broadband will make available to Verizon dedicated interoffice transmission facilities to transport Verizon originated traffic from the AT&T Broadband building where the AT&T Broadband side of a Mid-Span Fiber Meet arrangement is located, subject to the terms and conditions of this Agreement, to the AT&T Broadband Wire Center where the AT&T Broadband-IP is located. The rate applicable for the Term of this Agreement for such interoffice transmission facilities, both those provided as of the effective date of this Agreement and those hereafter provided pursuant to this Agreement, is set forth in Exhibit A. Verizon shall obtain access to such interoffice transmission facilities from a Mid-Span Fiber Meet arrangement by purchasing cross connections. The rate applicable for the Term of this Agreement for such cross connections, both those provided as of the effective date of this Agreement and those hereafter provided pursuant to this Agreement, are set forth in Exhibit A. Verizon shall purchase cross connections at each end of such interoffice transmission facilities.

          4.4.3 In establishing a Mid-Span Fiber Meet arrangement and associated interconnection trunking, or an augment to such an arrangement, the Parties agree to work together on routing, appropriate sizing and forecasting, equipment, ordering, provisioning, maintenance, repair, testing, augment, and compensation procedures and arrangements, reasonable distance limitations, and on any other arrangements necessary to implement the Mid-Span Fiber Meet arrangement and associated interconnection trunking (“Implementation Provisions”). The Implementation Provisions shall be agreed to by the Parties in writing at the Initial Implementation meeting. If, despite the Parties good faith efforts, the Parties cannot agree on material terms relating to the Implementation Provisions, the provisions of §28.9 [Dispute Resolution] of this Agreement shall apply. Unless otherwise mutually agreed, in order to suspend the Interconnection Activation Date required under this Section 4.4.3, either Party must be granted a stay of the timeframe by the Department. The Interconnection Activation Date for a Mid-Span Fiber Meet arrangement or an augment to such arrangement, shall be established as follows: (i) the Mid-Span Fiber Meet facilities shall be established within 120 days from the Initial Implementation meeting which shall be held within 10 business days of the receipt by Verizon of AT&T Broadband’s complete and accurate response to the Verizon Mid-Span Fiber Meet questionnaire and (ii) the provisioning for the DS3 facilities and the trunk groups up to 10 new trunk groups or 1440 switched trunks, within 60 business days after the Mid-Span facilities are established. Intervals for trunks beyond the specified limits shall be negotiated by the Parties and agreed to in writing at the Initial Implementation Meeting. The timeframes specified in this section are contingent upon AT&T Broadband’s completing its milestones agreed to at the initial implementation meeting on time. If AT&T Broadband decides to purchase transport facilities from a third party, AT&T Broadband shall use reasonable efforts to ensure that the third-party provider does not unreasonably delay Verizon’s efforts to complete the Interconnection by the deadline. Any Mid-Span Fiber Meet arrangement requested at a third-party premises is expressly conditioned on the Parties having sufficient capacity at the requested location to meet such request, on unrestricted 24-hour access for both Parties to the requested location, and on other appropriate protections as reasonably deemed necessary by either Party, and on an appropriate commitment that such access and other arrangements will not be changed or altered. Where there are exceptional circumstances that prevent either Party from meeting their deadlines under this Section, either Party shall have the right to petition the Department for relief from the timeframes set forth in this Section 4.4.3.

          4.4.4 Mid-Span Fiber Meet arrangements shall be used only for the termination of Local Traffic, IntraLATA Toll Traffic, Internet Traffic, Ancillary Traffic (i.e. OS/DA, E911), Tandem Transit Traffic, and Meet-Point Billing Traffic (collectively, “Traffic Types”) unless and until such time as the Parties have agreed to permit its utilization for other traffic types and unless and until the Parties have agreed in writing on appropriate compensation arrangements relating to the exchange of other types of traffic over such Mid-Span Fiber Meet, and only where facilities are available. Such Traffic Types shall be carried on separate and distinct trunk groups as required by Section 4.2.1.

          4.4.5 AT&T Broadband and Verizon shall work cooperatively to install and maintain a reliable network as agreed pursuant to Section 4.4.2. AT&T Broadband and Verizon shall exchange appropriate information (e.g., maintenance contact numbers, information related to the jointly constructed network configuration, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

          4.4.6 AT&T Broadband and Verizon shall work cooperatively to apply sound network management principles and network management controls to alleviate or to prevent congestion.

          4.5 Interconnection in Additional LATAs

          4.5.1 If AT&T Broadband determines to offer Telephone Exchange Services in any LATA in Massachusetts not listed in Schedule 4.1 in which Verizon also offers Telephone Exchange Services, AT&T Broadband shall provide written notice to Verizon of the need to establish Interconnection in such LATA pursuant to this Agreement.

          4.5.2 The notice provided in Section 4.5.1 shall include (a) the AT&T Broadband-IP; (b) the requested Verizon-IP; (c) the initial Rating Point AT&T Broadband has designated in the new LATA; (d) AT&T Broadband’s intended Interconnection activation date and (e) a forecast of AT&T Broadband’s trunking requirements conforming to Section 10.4. Within ten (10) business days of Verizon’s receipt of AT&T Broadband’s notice provided for in Section 4.5.1, Verizon and AT&T Broadband shall confirm the Verizon-IP, the AT&T Broadband-IP and the Interconnection activation date for the new LATA by attaching an addendum to Schedule 4.1.

          4.5.3 The Parties shall agree upon an addendum to Schedule 4.1 to reflect the schedule applicable to each new LATA requested by AT&T Broadband; provided, however, that unless otherwise agreed by the Parties, and as except as provided in section 4.4.3, the Interconnection Activation Date in a new LATA shall not be earlier than sixty (60) days, and not later than one hundred twenty (120) days after receipt by Verizon of all complete and accurate trunk orders and routing information. Before AT&T Broadband can issue complete and accurate trunk orders and routing information, SS7 certification testing and construction of transport arrangements used to carry interoffice trunking must be complete.

5.0 TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

          5.1 Scope of Traffic

          Section 5 prescribes parameters for Traffic Exchange Trunks used for Interconnection pursuant to Section 4.0.

          5.2 Trunk Group Connections and Ordering

          5.2.1 Traffic Exchange Trunk group connections will be made at a DS-3 or DS-1 level. Subject to agreement of the Parties, higher speed connections may be made, when and where available, in accordance with the Joint Process prescribed in Section 10.

          5.2.2 Each Party will identify its Carrier Identification Code, a three or four digit numeric obtained from Telcordia, to the other Party when ordering a trunk group.

          5.2.3 Unless mutually agreed to by both Parties, each Party will send a Carrier Identification Code and outpulse ten (10) digits to the other Party.

          5.2.4 In the event that traffic volume between any two Central Office Switches at any time exceeds the CCS busy hour equivalent of three (3) DS-1s for three consecutive months, the originating Party will establish new one-way direct trunk groups to the applicable End Office(s) consistent with the grade of service and quality parameters set forth in the Joint Grooming Process.

          Upon review of Verizon’s monthly traffic analysis, Verizon agrees to notify AT&T Broadband within two (2) business days after the last day of the month if Verizon’s originating traffic has exceeded the blocking threshold of B.01 on the final group and is causing a blocking problem. The Parties agree to cooperate to remedy the blocking problem and, within fifteen (15) days after the discovery of a blocking problem, add trunks or establish new direct trunks consistent with the grades of service and quality parameters set forth in the Joint Grooming Process. If, through means other than Verizon’s monthly analysis, either Party becomes aware that traffic has exceeded the blocking threshold of B.01 on the final group and is causing a blocking problem, that Party shall notify the other Party of the situation. Upon such notification, the Parties agree to cooperate to remedy the blocking problem and, where it is determined to be necessary to add trunks or establish new direct trunks to remedy the blocking problem, add or establish such trunks within fifteen (15) days after the discovery of the blocking problem consistent with the grades of service and quality parameters set forth in the Joint Grooming Process.

          5.2.5 Each Party will use commercially reasonable efforts to monitor its trunk groups and to augment those groups using generally accepted trunk engineering standards so as to not exceed blocking objectives. Each Party agrees to use modular trunk engineering techniques where practical., except for BLV/BLVI, 911/E911, and DA/OS.

          5.3 Switching System Hierarchy and Trunking Requirements

          For purposes of routing AT&T Broadband traffic to Verizon, the subtending arrangements between Verizon Tandem Switches and Verizon End Office Switches shall be the same as the Tandem/End Office subtending arrangements Verizon maintains for the routing of its own or other carriers’ traffic. For purposes of routing Verizon traffic to AT&T Broadband, the subtending arrangements between AT&T Broadband Tandem Switches (or functional or geographic equivalent) and AT&T Broadband End Office Switches (or functional or geographic equivalent) shall be the same as the Tandem/End Office subtending arrangements (or functional equivalent), which AT&T Broadband maintains for the routing of its own or other carriers’ traffic.

          5.4 Signaling

          Each Party will provide the other Party with access to its databases and associated signaling necessary for the routing and completion of the other Party’s traffic in accordance with the provisions contained in Section 17. Access and updates to the databases shall be at parity with what Verizon provides to itself.

          5.4.1 The Parties will cooperate on the testing and exchange of Transactional Capabilities Application Part (“TCAP”) messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCS signaling parameters will be provided including, calling Party number (“CPN”), originating line information (“OLI”), calling Party category and charge number. The Parties mutually agree to respect the privacy status of CPN transmitted via CCIS.

          5.5 Grades of Service

          The Parties shall engineer and shall jointly monitor and enhance all trunk groups consistent with the Joint Process as set forth in Section 10.

          5.6 Measurement and Billing

          5.6.1 For billing purposes, each Party shall pass Calling Party Number (“CPN”) information on at least ninety-five percent (95%) of calls carried over the Traffic Exchange Trunks in any given thirty (30) day period.

                    5.6.1.1 If the originating Party passes CPN on ninety-five percent (95%) or moreof its calls, the receiving Party shall bill the originating Party the Local Traffic call completion rate, intrastate Exchange Access rates, intrastate/interstate Tandem Transit Traffic rates, or interstate Exchange Access rates applicable to each minute of traffic, as provided in Exhibit A and applicable

Tariffs, for which CPN is passed. For any remaining (up to 5%) calls without CPN information, the receiving Party shall bill the originating Party for such traffic as Local Traffic call completion rate, intrastate Exchange Access rates, intrastate/interstate Tandem Transit Traffic rates, or interstate Exchange Access rates applicable to each minute of traffic, as provided in Exhibit A and applicable Tariffs, in direct proportion to the minutes of use of calls passed with CPN information.

                    5.6.1.2 If the originating Party passes CPN on less than ninety-five percent (95%) of its calls and the originating Party chooses to combine Local and Toll Traffic on the same trunk group, the terminating Party shall bill its interstate Switched Exchange Access Service rates for all traffic passed without CPN unless the Parties agree that such other rates should apply to such traffic.

          5.6.2 At such time as either Party has the capability, on an automated basis, to use such CPN information to classify traffic delivered by the other Party as either Local Traffic or Toll Traffic, such receiving Party shall bill the originating Party the Local Traffic call completion rate, intrastate Exchange Access rates, or interstate Exchange Access rates applicable to each minute of Traffic for which CPN is passed, as provided in Exhibit A and applicable Tariffs. If the receiving Party lacks the capability, on an automated basis, to use CPN information to classify on an automated basis traffic delivered by the other Party as either Local Traffic or Toll Traffic, the originating Party will supply a PIU and PLU factor. The PIU and PLU factors applicable upon the Effective Date are specified in Schedule 5.6. Such factors may be updated by the originating Party quarterly by written notification.

          5.6.3 Measurement of billing minutes for purposes of determining terminating compensation shall be in conversation seconds. Measurement of billing minutes for originating toll free service access code (e.g., 800/888/877) calls shall be in accordance with applicable Tariffs.

          5.7 Reciprocal Compensation Arrangements — Section 251(b)(5)

          5.7.1 The Parties shall compensate each other for the transport and termination of Local Traffic over the terminating carrier’s switch in accordance with Section 251(b)(5) of the Act at the rates provided in the Detailed Schedule of Itemized Charges (Exhibit A hereto), as may be amended from time to time in accordance with Exhibit A and Section 20.1 or, if not set forth therein, in the applicable Tariff(s) of the terminating Party, as the case may be. These rates are to be applied at the AT&T Broadband-IP for traffic delivered by Verizon, and at the Verizon-IP for traffic delivered by AT&T Broadband. The Parties acknowledge that pursuant to the Department’s Order in DTE 99-42/43, AT&T Broadband is entitled to the tandem termination rate specified in Exhibit A for the transport and termination of Local Traffic delivered by Verizon to any AT&T Broadband switch that serves a geographic area comparable to the area served by a Verizon Tandem Switch. The Parties further acknowledge that, pursuant to the above-referenced Department Order and as of the Effective Date of this Agreement, AT&T Broadband’s existing switches serve a geographic area comparable to the area served by a Verizon Tandem Switch and that AT&T Broadband is entitled to the tandem termination rate specified in Exhibit A for Local Traffic terminating to its existing switches. However, subsequent to the Effective Date, to the extent a AT&T Broadband switch does not serve a geographic area comparable to the area served by a Verizon tandem switch, and therefore does not qualify for the tandem termination rate, the end office termination rate specified in Exhibit A shall apply provided that Verizon delivers its terminating traffic directly to that switch location. No additional charges shall apply for the termination of such Local Traffic when such traffic is delivered by the other Party to the Verizon IP that is applicable to the traffic being terminated or the AT&T Broadband-IP that is applicable to the traffic being terminated, except as set forth in Exhibit A. When such Local Traffic is terminated over the same trunks as Toll Traffic, any port or transport or other applicable access charges related to the delivery of Toll Traffic from the IP to an end user shall be prorated to be applied only to the Toll Traffic. The designation of traffic as Local or non-Local Traffic for purposes of Reciprocal Compensation shall be based on the actual originating and terminating points of the complete end-to-end communication.

          5.7.2 Transport and termination of the following types of traffic shall not be subject to the Reciprocal Compensation arrangements set forth in this Section 5.7, but instead shall be treated as described or referenced below:

(a)	Local Traffic originating with a third party carrier and delivered by Verizon to AT&T Broadband shall be treated as Tandem Transit Service under Section 7.2.

(b)

For any traffic originating with a third party carrier and delivered by AT&T Broadband to Verizon, AT&T Broadband shall pay Verizon the same amount that such third party carrier would have been obligated to pay Verizon for termination of that traffic at the location the traffic is delivered to Verizon by AT&T Broadband.

(c)

Switched Exchange Access Service and InterLATA or IntraLATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable Tariffs and, where applicable, by a Meet-Point Billing arrangement in accordance with Section 6.3.

(d)	No Reciprocal Compensation shall apply to Internet Traffic. Compensation, if any, for Internet Traffic shall be governed by Section 5.7.3 below.

(e)	No Reciprocal Compensation shall apply to special access, private line, or any other traffic that is not switched by the terminating Party.

(f)	INTENTIONALLY OMITTED

(g)

IntraLATA intrastate alternate-billed calls (e.g., collect, calling card, and third-party billed calls originated or authorized by the Parties’ respective Customers in Massachusetts shall be treated in accordance with the New York State Access Pool.

(h)

Any other traffic not specifically addressed in this Section 5.7 shall be treated as provided elsewhere in this Agreement, or if not so provided, as required by the applicable Tariff of the Party transporting and/or terminating traffic.

          5.7.3 (a) If the amount of traffic Party A originates on its network and hands off to Party B exceeds three times the amount of traffic that Party B originates on its network and hands off to Party A (“3:1 ratio”), then (a) the amount of traffic in excess of such 3:1 ratio shall be presumed to be Internet Traffic and shall not be subject to Reciprocal Compensation unless a Party rebuts the presumption that such traffic is Internet Traffic in an appropriate proceeding before the Department and the Department determines that such excess traffic is Local Traffic; and (b) traffic equal to or under the 3:1 ratio discussed above shall be presumed to be Local Traffic and shall be subject to Reciprocal Compensation unless a Party rebuts the presumption that such traffic is Local Traffic in an appropriate proceeding before the Department and the Department determines that such traffic is not Local Traffic. In addition to those audit rights provided in Section 5.7.5 of the Agreement, either Party may conduct audits on any portion or all of the other Party’s traffic for purposes of determining whether the traffic handed off below the 3:1 ratio is Internet Traffic and whether the traffic handed off above the 3:1 ratio is Local Traffic.

          5.7.4 Nothing in this Agreement shall be construed to limit either Party’s ability to designate the areas within which that Party’s Customers may make calls which that Party rates as “local” in its Customer Tariffs.

          5.7.5 Each Party reserves the right to audit all Traffic, up to a maximum of two audits per calendar year, to ensure that rates are being applied appropriately; provided, however, that either Party shall have the right to conduct additional audit(s) if the preceding audit disclosed material errors or discrepancies. Each Party agrees to provide the necessary Traffic data in conjunction with any such audit in a timely manner.

          5.7.6 The Parties will engage in settlements of intraLATA intrastate alternate-billed calls (e.g., collect, calling card, and third-party billed calls) originated or authorized by their respective Customers in Massachusetts in accordance with the New York State Access Pool.

5.8 Municipal Calling Service

          The Parties shall work cooperatively to facilitate each Party’s Municipal Calling Service (“MCS”) obligations as required by the Department in NYNEX ILP, D.P.U. 96-106 (1997) and D.P.U./D.T.E. 96-106-A (1998) or in any other proceeding. Such cooperation may include the sharing of ten-digit telephone numbers and toll free municipal (“TFM”) codes on a mutually agreeable basis and working with other industry participants to satisfactorily resolve MCS related measurement and billing issues associated with implementation of IntraLATA presubscription.

6.0 TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO 251(c)(2)

          6.1 Scope of Traffic

          Section 6.0 prescribes parameters for certain trunk groups (“Access Toll Connecting Trunks”) to be established over the Interconnections specified in Section 4.0 for the transmission and routing of Exchange Access traffic between AT&T Broadband’s Telephone Exchange Service Customers and Interexchange Carriers (“IXC’s”). This includes casually dialed (10XXX and 101XXXX) traffic.

          6.2 Access Toll Connecting Trunk Group Architecture

          6.2.1 If AT&T Broadband chooses to subtend a Verizon access tandem then AT&T Broadband’s NPA/NXX must be assigned by AT&T Broadband to subtend the same Verizon access tandem that a Verizon NPA/NXX serving the same Rate Center subtends as identified in the LERG.

          6.2.2 AT&T Broadband shall establish Access Toll Connecting Trunks pursuant to applicable access Tariffs and any applicable Joint Grooming process established pursuant to Section 10 of this Agreement by which it will provide tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic to and from AT&T Broadband’s Customers.

          6.2.3 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow AT&T Broadband’s Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to a Verizon Tandem. If AT&T Broadband collocates at a Verizon access tandem, applicable Tariff rates and charges shall apply for transport and switching.

          6.2.4 The Access Toll Connecting Trunks shall be two-way trunks. Such trunks shall connect the End Office or Tandem Switch AT&T Broadband utilizes to provide Telephone Exchange Service and Switched Exchange Access to its customers in a given LATA to the Tandem(s) Verizon utilizes to provide Exchange Access in such LATA.

          6.3 Meet-Point Billing Arrangements

          6.3.1 AT&T Broadband and Verizon will establish Meet-Point Billing (“MPB”) arrangements in order to provide a common transport option to Switched Access Services Customers via a Tandem Switch in accordance with the Meet-Point Billing guidelines contained in the OBF’s MECAB and MECOD documents, except as modified herein, and in Verizon’s applicable Switched Access Service Tariffs. The arrangements described in this Section 6 are intended to be used to provide Switched Exchange Access Service that originates and/or terminates with a Telephone Exchange Service Customer of either Party that is provided by either Party, where the transport component of the Switched Exchange Access Service is routed through a Tandem Switch that is provided by Verizon. At Verizon’s sole option, AT&T Broadband shall provide a Meet-Point Billing Arrangement for Switched Exchange Access Service jointly provided by the Parties to a Telephone Exchange Service Customer of

either Party routed through a Tandem Switch that is provided by AT&T Broadband subject to the same terms and conditions noted herein.

          6.3.2 In each LATA, the Parties shall establish MPB arrangements between the applicable Rating Point/Verizon Serving Wire Center combinations.

          6.3.3 Interconnection for the MPB arrangement shall occur at the Verizon access tandems in the LATA, unless otherwise agreed to by the Parties.

          6.3.4 AT&T Broadband and Verizon will use reasonable efforts, individually and collectively, to maintain provisions in their respective state access Tariffs, and/or provisions within the National Exchange Carrier Association (“NECA”) tariff No. 4, or any successor Tariff sufficient to reflect the MPB arrangements established pursuant to this Agreement.

          6.3.5 In general, there are four alternative Meet-Point Billing arrangements possible, which are:

(a)

“Single Bill/Single Tariff” in which a single bill is presented to the Interexchange Carrier and each Local Exchange Carrier involved applies rates for its portion of the services from the same Tariff.

(b)

“Multiple Bill/Single Tariff” in which each involved Local Exchange Carrier presents separate bills to the Interexchange Carrier and each carrier involved applies rates for its portion of the service from the same Tariff.

(c)

“Multiple Bill/Multiple Tariff” in which each involved Local Exchange Carrier presents separate bills to the Interexchange Carrier, and each carrier involved applies rates for its portion of the service from its own unique Tariff, and

(d)

“Single Bill/Multiple Tariff” in which one bill is rendered to an Interexchange Carrier from all LECs who are jointly providing Switched Exchange Access Service. A single bill consists of all rate elements applicable to access services billed on one statement of charges under one bill account number using each LEC’s appropriate access Tariffs. The bill could be rendered by, or on behalf of, any of the Local Exchange Carriers involved in the provision of service.

          Each Party shall implement the “Multiple Bill/Single Tariff” or “Multiple Bill/Multiple Tariff” option, as appropriate, in order to bill an IXC for the portion of the jointly provided Telecommunications Service provided by that Party. Alternatively, each Party may use the New York State Access Pool on its behalf to implement Single Bill/Multiple Tariff or Single Bill/Single Tariff option, as appropriate, in order to bill an IXC for the portion of the jointly provided telecommunications service provided by each Party.

          6.3.6 The rate elements to be billed by each Party are as set forth in the Party’s applicable Tariffs. The actual rate values for each Party’s affected access service rate element shall be the rates contained in that Party’s own effective federal and state access Tariffs, or other document that contains the terms under which that Party’s access services are offered. The MPB billing percentages for each Rating Point/Verizon Serving Wire Center combination shall be calculated in accordance with the formula set forth in Section 6.3.15.

          6.3.7 Each Party shall provide the other Party with the billing name, billing address, Carrier Identification Code (“CIC”) of the IXC, and identification of the IXC’s Serving Wire Center in order to comply with the MPB notification process as outlined in the MECAB document via facsimile or such other media as the Parties may agree to.

          6.3.8 Verizon shall provide AT&T Broadband with the Switched Access Detail Usage Data (category 1101XX records) on magnetic tape or via such other media as the Parties may agree to, no later than ten (10) business days after the date the usage occurred.

          6.3.9 AT&T Broadband shall provide Verizon with the Switched Access Summary Usage Data (category 1150XX records) on magnetic tape or via such other media as the Parties may agree, no later than ten (10) business days after the date of its rendering of the bill to the relevant IXC, which bill shall be rendered no less frequently than monthly.

          6.3.10 All usage data to be provided pursuant to Sections 6.3.8 and 6.3.9 shall be sent to the following addresses:

To AT&T Broadband	Paul Corradino
2925 Courtyards Drive
Norcross, GA 30071
770-559-2492

To Verizon:	New York State Access Pool
C/O ACM, Inc.
120 Erie Road
Schenectady, N.Y. 12305
Attn: Mark Ferri

Either Party may change its address for receiving usage data by notifying the other Party in writing pursuant to Section 28.10.

          6.3.11 Each Party shall coordinate and exchange the billing account reference (“BAR”) and billing account cross reference (“BACR”) numbers or Operating Company Number (“OCN”), as appropriate, for the MPB Service. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number, or if the OCN changes.

          6.3.12 Each Party agrees to provide the other Party with notification of any errors it discovers within 30 calendar days of the receipt of the original data. In the event of a loss of data, both Parties shall cooperate to reconstruct the lost data and, if such reconstruction is not possible, shall accept a reasonable estimate of the lost data based upon prior usage data.

          6.3.13 Either Party may request a review or audit of the various components of access recording up to a maximum of two (2) audits per calendar year. All costs associated with each review and audit shall be borne by the requesting Party. Such review or audit shall be conducted subject to confidentiality protection and during regular business hours. A Party may conduct additional audits, at its expense, upon the other Party’s consent, which consent shall not be unreasonably withheld.

          6.3.14 Nothing contained in this Section 6.3 shall create any liability for damages, losses, claims, costs, injuries, expenses or other liabilities whatsoever on the part of either Party (other than as may be set forth in MECAB or in any applicable Tariff, subject to the limitations on liability set forth in this Agreement).

          6.3.15 MPB will apply for all traffic bearing the 500, 900, toll free service access code (e.g., 800/888/877) (to the extent provided by an IXC) or any other non-geographic NPA, which may be likewise designated for such traffic in the future. In the event AT&T Broadband determines to offer Telephone Exchange Services in another LATA in Massachusetts in which Verizon operates a Tandem Switch, Verizon shall permit and enable AT&T Broadband to subtend the Verizon Tandem Switch(es) designated for the Verizon End Offices in the area where the AT&T Broadband Rating Point(s) associated with the NPA-NXX(s) to/from which the Switched Exchange Access Services are homed. The MPB billing percentages for each new Routing Point/Verizon Serving Wire Center combination shall be calculated according to the following formula:

To Verizon:

a / (a + b) = AT&T Broadband Billing Percentage and

b / (a + b) = Verizon Billing Percentage

where:

a = the airline mileage between the Routing Point and the actual point of interconnection for the MPB arrangement; and

b = the airline mileage between the Verizon serving Wire Center and the actual point of interconnection for the MPB arrangement.

          6.3.16 AT&T Broadband shall inform Verizon of the LATA in which it intends to offer Telephone Exchange Services and its calculation of the billing percentages, which should apply for such arrangement, as part of the notice required by Section 4.5.1. Within ten (10) business days of AT&T Broadband’s delivery of notice to Verizon, Verizon and AT&T Broadband shall confirm the new Routing Point/Verizon Serving Wire Center combination and billing percentages.

7.0 TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

          7.1 Information Services Traffic

          The following provisions shall apply only to AT&T Broadband-originated Information Services Traffic directed to an information services platform connected to Verizon’s network. At such time as AT&T Broadband connects information services platforms to its network, the Parties shall agree upon a comparable arrangement for Verizon originated Information Services Traffic. The Information Services Traffic subject to the following provisions is switched voice traffic, delivered to information service providers who offer recorded announcement information or open discussion information programs to the general public. Information Services Traffic does not include Internet traffic.

          7.1.1 AT&T Broadband shall have the option to route Information Services Traffic that originates on its own network to the appropriate information services platform(s) connected to Verizon’s network. In the event AT&T Broadband exercises such option, AT&T Broadband will establish a dedicated trunk group to the Verizon information services serving switch. This trunk group will be utilized to allow AT&T Broadband to route Information Service Traffic originated on its network to Verizon.

          7.1.2 Nothing in this Agreement shall affect either Party’s rights or obligations, if any, under Applicable Law, to offer to its Telephone Exchange Service Customers the ability to block the completion of Information Service Traffic.

          7.1.3 For calls to variable rated information services (e.g., NXX 550, 540, 976, 970, 940 as applicable), AT&T Broadband shall bill and collect information services provider charges from its Customers. The Parties shall exchange call detail information and handle adjustments, according to the terms selected by AT&T Broadband contained in Schedule 7.1.3. Verizon shall charge AT&T Broadband customer usage detail rates as specified in Exhibit A. Prior to establishing interconnection for Information Services Traffic, AT&T Broadband may be required to complete acceptance testing of its billing arrangement with Verizon.

          7.1.4 If under Schedule 7.1.3, Verizon agrees to accept adjustments from AT&T Broadband for calls originated by AT&T Broadband Customers to information services platform(s) connected to Verizon’s network, AT&T Broadband shall follow the same policy in allowing adjustments to its Customers as Verizon follows with its own Customers. AT&T Broadband shall provide to Verizon sufficient information regarding uncollectibles and Customer adjustments to allow Verizon to pass through the adjustments to the information services provider, and Verizon shall pass through such adjustments. However, if the information services provider disputes such adjustments and refuses to accept such adjustments, AT&T Broadband shall reimburse Verizon for all such disputed adjustments. Final resolution regarding all disputed adjustments shall be solely between AT&T Broadband and the information services provider.

          7.1.5 The Information Services Traffic addressed herein does not include 555 traffic or similar traffic with AIN service interfaces, which traffic shall be subject to separate arrangements between the Parties.

          7.1.6 Unless AT&T Broadband chooses one of two separate billing arrangements, as set forth in Schedule 7.1.3, Information Services Traffic originating from AT&T Broadband’s Customers will be blocked.

          7.2 Tandem Transit Traffic Service (“Transit Service”)

                    7.2.1 Transit Service provides AT&T Broadband with the transport of Tandem Transit Traffic as provided below. Neither the originating nor terminating Customer is a Customer of Verizon.

                    7.2.2 Transit Traffic may be routed over the Traffic Exchange Trunks described in Sections 4 and 5. AT&T Broadband shall deliver each originating Transit Traffic call to Verizon with CCS and the appropriate Transactional Capabilities Application Part (“TCAP”) message to facilitate full interoperability of those CLASS Features supported by Verizon and billing functions. Verizon shall deliver each Transit Traffic call terminated to AT&T Broadband with CCS and the appropriate TCAP message to facilitate full interoperability of CLASS Features and billing functions, provided that the originating carrier delivers such Transit Traffic calls to Verizon with CCS and the appropriate TCAP message to facilitate full interoperability of CLASS Features and billing functions. In all cases, each Party shall follow the Exchange Message Interface (“EMI”) standard and exchange records between the Parties

                    7.2.3 If, at any time after six months from the Effective Date of this Agreement, the volume of Tandem Transit traffic exchanged between AT&T Broadband and an individual CLEC, ITC, CMRS carrier or other LEC exceeds a monthly average greater than three DS1 level volumes of calls for a period of three consecutive months (the “Threshold Traffic Level”), AT&T Broadband shall commence planning the construction of direct End Office trunks, including the negotiation of a reciprocal Telephone Exchange Service traffic arrangement with each CLEC, ITC, CMRS carrier or other LEC with whom its exchange of Tandem Transit traffic exceeds the Threshold Traffic level. AT&T Broadband must implement such reciprocal Telephone Exchange Service traffic arrangement within six (6) months of reaching the Threshold Traffic Level. Starting with the effective date of a reciprocal Telephone Exchange Service traffic arrangement between AT&T Broadband and such other CLEC, ITC, CMRS carrier or other LEC, AT&T Broadband will have 60 days to establish direct trunking with that CLEC, ITC, CMRS carrier or other LEC. Upon the expiration of such 60 day period, or, if AT&T Broadband fails to implement the reciprocal Telephone Exchange Service traffic arrangement required under this Section 7.2.3 within six (6) months of reaching the Threshold Traffic Level, Verizon may, upon written notice to AT&T Broadband, terminate Tandem Transit Service between AT&T Broadband and the applicable CLEC, ITC, CMRS carrier or other LEC.

                    7.2.4 Verizon shall provide AT&T Broadband with information to identify the carriers with which it exchanges traffic (“Transit Traffic Exchange Information”). Such information shall include the name or ACNA of each carrier with a summary of minutes of use terminated to such carriers and applicable charges. Upon receipt of the initial Transit Traffic exchange information provided by Verizon to AT&T Broadband regarding AT&T Broadband and a given CLEC, ITC, CMRS carrier or other LEC, AT&T Broadband shall make commercially reasonable efforts to enter into a reciprocal Telephone Exchange Service traffic arrangement (by agreement or via mutual Tariffs) with such CLEC, ITC, CMRS carrier or other LEC to which it terminates Telephone Exchange Service traffic that transits Verizon’s Tandem Office. Notwithstanding any other provision of this Section 7.2, if AT&T Broadband does not enter into such reciprocal Telephone Exchange Service traffic arrangement with the relevant third party carrier within 180 days of the receipt of the initial Transit Traffic exchange information, then AT&T Broadband shall pay the Incentive Rate specified in Exhibit A. Verizon shall update the Transit Traffic exchange information every month. that will identify additional third party carriers, if applicable. Whenever new carriers not originally included in the initial Transit Traffic exchange information are included in these updates, the 180 day time frame from which AT&T Broadband must negotiate a reciprocal Telephone Exchange Service Traffic arrangement with these new carriers, in order to avoid the Incentive Rate, will commence upon receipt by AT&T Broadband of the new carrier information.

                    7.2.5 AT&T Broadband shall pay Verizon for Transit Service that AT&T Broadband originates at the rate specified in Exhibit A, plus any additional actual charges or costs the terminating CLEC, ITC, CMRS, carrier, or other LEC, imposes or levies on Verizon for the delivery or termination of such traffic, including any Switched Exchange Access Service charges.

                    7.2.6 If or when a third party carrier’s Central Office subtends a AT&T Broadband Central Office, then AT&T Broadband shall offer to Verizon a service arrangement equivalent or the same as Transit Service provided by Verizon to AT&T Broadband as defined in this Section 7.2 such that Verizon may terminate calls to a Central Office of another CLEC, ITC, CMRS carrier, or other LEC, that subtends a AT&T Broadband Central Office (“Reciprocal Transit Service”). AT&T Broadband shall offer such Reciprocal Transit Service arrangements, under terms and conditions no less favorable than those provided in this Section 7.2.

                    7.2.7 Neither Party shall take any actions to prevent the other Party from entering into a direct and reciprocal traffic exchange agreement with any carrier to which it originates, or from which it terminates, traffic.

          7.3 911/E911 Arrangements

          7.3.1 AT&T Broadband will interconnect to the Verizon 911/E911 selective router or 911 Tandem Offices, as appropriate, that serve the areas in which AT&T Broadband provides exchange services, for the provision of 911/E911 services and for access to all sub-tending Public Safety Answering Points (“PSAP”). Verizon will provide AT&T Broadband with the appropriate CLLI code specifications of the tandem serving area.

          7.3.2 Path and route diverse Interconnections for 911/E911 shall be made at the AT&T Broadband-IP, the Verizon-IP, or other points as necessary and mutually agreed, and as required by law or regulation.

          7.3.3 To the extent authorized by the relevant federal, state, and local authorities, Verizon will provide AT&T Broadband, or at AT&T Broadband’s written request, its agent with the following at no charge:

          (a) a file on diskette or other mutually agreed upon medium containing the Master Street Address Guide (“MSAG”) for each county within the LATA(s) specified in this Agreement, which MSAG shall be updated no more frequently than monthly and a complete copy of which shall be made available when published by the PSAP;

(b) a list of the address, CLLI code, and an associated NXX of each 911/E911 Tandem office(s) in the area in which AT&T Broadband plans to offer Telephone Exchange Service;

(c) the name and telephone number of the Massachusetts Emergency 911/E911 Board executive director;

(d) the names of Verizon product management personnel who currently have responsibility for 911 requirements;

(e) any special 911 trunking requirements for each 911/E911 Tandem;

          (f) access to an electronic interface through which AT&T Broadband shall input and provide a daily update of 911/E911 database information related to appropriate AT&T Broadband Customers. Any 911-related data exchanged electronically shall conform to the National Emergency Number Association standards;

(g) a confirmation of the number of “good” and “erred” records and identification of the “erred” records shall be returned to AT&T Broadband within twenty-four (24) hours of receipt by Verizon;

(h) return of any AT&T Broadband E911 data entry files containing errors, so that AT&T Broadband may ensure the accuracy of the Customer records; and

(i) a Design Layout Record (“DLR”) of a 911 (CAMA) trunk, if applicable

          7.3.4 Verizon and AT&T Broadband will work to facilitate the prompt, robust, reliable and efficient Interconnection of AT&T Broadband systems to the 911/E911 platforms.

          7.3.5 Verizon and AT&T Broadband will work cooperatively to arrange meetings with PSAPs to answer any technical questions the PSAPs, or county or municipal coordinators may have regarding the 911/E911 arrangements.

          7.3.6 Verizon and AT&T Broadband agree to supply and use the three-letter Access Carrier Name Abbreviation (“ACNA”) as the carrier identifier.

          7.3.7 AT&T Broadband will compensate Verizon for the connections to its 911/E-911 and funding for E911 and TDD/TYY Message Relay Services as set forth in Exhibit A. Until such time as the Department provides otherwise, the following terms and conditions set forth in 7.3.8 below apply when AT&T Broadband provides local exchange services (i) from its own switch; (ii) through the provision of unbundled Verizon line ports; or (iii) as a reseller, and AT&T Broadband does not use Verizon to provide directory assistance.

          7.3.8 Unless otherwise required by the Department, within ninety (90) days after the Department approves or adopts a different rate or rate structure for funding E-911 and the TDD/TTY Message Relay service then stated in this Agreement (“New E-911 Date”), (i) if the aggregate amounts paid by AT&T Broadband for such funding under this Agreement during the period prior to the New E911 Date shall exceed the amount which would have been payable by AT&T Broadband if the New E911 rate had been applicable during such period, then Verizon shall refund to AT&T Broadband such excess; or (ii) of the aggregate amounts paid by AT&T Broadband for such funding under this Agreement during such period shall be less than the amount which would have been payable by AT&T Broadband if the New E-911 rate had been applicable during such period, then AT&T Broadband shall pay such deficiency to Verizon.

          7.3.9 The Parties will comply with all applicable rules and regulations pertaining to the provision of 911/E911 services in the Massachusetts.

8.0 NUMBER RESOURCES, RATE CENTERS AND RATING POINTS

          8.1 Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any manner either Party’s right to employ or to request and be assigned any Central Office (NXX) Codes pursuant to the Central Office Code Assignment Guidelines, as may be amended from time to time, or to establish, by Tariff or otherwise, Rate Centers and Rating Points corresponding to such NXX codes. Until such time as number administration is provided by a third party, Verizon shall provide AT&T

Broadband access to telephone numbers by assigning NXX codes to AT&T Broadband in accordance with such Assignment Guidelines.

          8.2 It shall be the responsibility of each Party to program and update its own switches and network systems in accordance with the Local Exchange Routing Guide (“LERG”) in order to recognize and route traffic to the other Party’s assigned NXX codes at all times. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities, except as expressly set forth in this Agreement. Each Party shall use commercially reasonable efforts to validate and, where appropriate, promptly correct errors in the LERG after written notification of such errors by the other Party.

          8.3 Unless otherwise required by Department order, the Rate Center Areas will be the same for each Party. During the term of this Agreement, AT&T Broadband shall adopt the Rate Center Areas and Rate Center Points that the Department has approved for Verizon, in all areas where Verizon and AT&T Broadband service areas overlap, and AT&T Broadband shall assign whole NPA-NXX codes to each Rate Center Area unless, (a) the LEC industry adopts alternative methods of utilizing NXXs in the manner adopted by the NANP; or (b) alternative methods of utilizing NXXs are mandated by the FCC; or (c) if and when properly authorized by the FCC to do so, alternative methods of utilizing NXXs are mandated by the Department. At such time as the FCC or Department (if and when properly authorized by the FCC) mandates alternative methods of utilizing NXXs, the Parties shall negotiate applicable terms and conditions to meet such requirements.

          8.4 AT&T Broadband will also designate a Rating Point for each assigned NXX code. AT&T Broadband shall designate one location for each Rate Center Area as the Rating Point for the NPA-NXXs associated with that Area, and such Rating Point shall be within the same LATA as the Rate Center Area but not necessarily within the Rate Center Area itself.

          8.5 Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended to, and nothing in this Agreement shall be construed to, in any way constrain AT&T Broadband’s choices regarding the size of the local calling area(s) that AT&T Broadband may establish for its Customers, which local calling areas may be larger than, smaller than, or identical to, Verizon’s local calling areas.

9.0 NETWORK MAINTENANCE AND MANAGEMENT; OUTAGES

          9.1 Cooperation

          The Parties will work cooperatively to install and maintain a reliable network. AT&T Broadband and Verizon will exchange appropriate information (e.g., maintenance contact numbers, escalation procedures, network information, information required to comply with law enforcement and other security agencies of the Government) to achieve this desired reliability. In addition, the Parties will work cooperatively to apply sound network management principles to alleviate or to prevent congestion and to minimize fraud associated with third number billed calls, calling card calls, and any other services related to this Agreement.

          9.2 Responsibility for Following Standards

          Each Party recognizes a responsibility to follow the standards that may be agreed to between the Parties and to employ characteristics and methods of operation that will not interfere with or impair the service or any facilities of the other Party or any third parties connected with or involved directly in the network of the other.

          9.3 Repeated or Willful Interference or Impairment

          If Party A reasonably determines that the characteristics, facility, service or methods of operation used by Party B will or are likely to interfere with or impair Party A’s provision of services, Party A may interrupt or temporarily suspend any service or facilities provided to Party B that gives rise to or is likely to give rise to the interference or impairment, subject, however, to the following

                    9.3.1 Except in emergency situations, Party A shall have given Party B at least ten (10) days’ prior written notice of the interference or impairment or potential interference or impairment and the need to correct the condition within said time period; and,

                    9.3.2 Upon correction of the interference or impairment, Party A will promptly restore the temporarily suspended service or facility. During such period of suspension or interruption, there will be no compensation or credit allowance by Party A to Party B.

          9.4 Outage Repair Standard

          In the event of an outage or trouble in any arrangement, facility, or service being provided by a Party hereunder, the providing Party will follow Verizon standard procedures for isolating and clearing the outage or trouble. AT&T Broadband and Verizon may agree to modify those procedures from time to time based on their experience with comparable Interconnection arrangements with other carriers.

          9.5 Notice of Changes — Section 251(c)(5)

          If a Party makes a change in the information necessary for the transmission and routing of services using that Party’s network, or any other change in its network which it believes will materially affect the interoperability of its network with the other Party’s network, the Party making the change shall either provide or publish, as applicable, notice at least ninety (90) days in advance of such change and shall identify the change. Verizon shall use reasonable efforts to publish notice of changes at least one hundred eighty (180) days in advance of such change where practicable, provided, however, that if an earlier publication is required by the FCC’s or Department’s rules, including, e.g., the Network Disclosure rules set forth in the FCC Regulations, the Parties subject to such rules shall comply with such rules.

10.0 JOINT NETWORK IMPLEMENTATION AND GROOMING PROCESS; AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR.

          10.1 Joint Network Implementation and Grooming Process

The Parties’ Joint Grooming Process/Plan existing as of the Effective Date of this Agreement (“Existing Joint Plan”) shall remain in effect, to the extent that it does not conflict with any provisions of this Agreement. The Existing Joint Plan can be updated as the Parties agree is necessary, and replaced when a new process/plan is developed. Changes to the Existing Joint Plan shall be mutually agreed to by the Parties. In the event of a conflict between any Joint Grooming Plan and this Agreement, this Agreement shall control.

The Joint Grooming Plan may define and detail, inter alia,

(a)	agreement on physical architecture consistent with the guidelines defined in Section 4.0;

(b)

standards to ensure that Traffic Exchange Trunks experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within Verizon’s network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards. Trunks provided by either Party for Interconnection services will be engineered using a design blocking objective of B.01 (Blocking Level B.01 – high-day-network-busy-hour blocking standard as defined in Telcordia’s special report- (Telcordia –SR TAP000191));

(c)

the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including, but not limited to, standards and procedures for notification and discoveries of trunk disconnects;

(d)	disaster recovery provision escalations;

(e)	additional technically feasible IP(s) in a LATA as provided in Section 4.0 above;

(f)	a migration plan and implementation dates; and

(g)	such other matters as the Parties may agree, including, e.g., End Office to End Office high usage trunks as good engineering practices may dictate.

Nothing in this Section 10.1 shall affect either Party’s obligations to meet the milestone dates set forth in Schedule 4.1 hereof

          10.2 Installation, Maintenance, Testing and Repair

Unless otherwise agreed to by the Parties, Interconnection shall be equal in quality to that provided by Verizon to itself or any subsidiary, affiliate, or third party. For purposes of this Agreement, “equal in quality” means the same or equivalent interface specifications, provisioning, installation, maintenance, testing, and repair intervals for the same or equivalent services under like Interconnection circumstances. If either Party is unable to fulfill its obligations under this Section 10.2, it shall notify the other Party of its inability to do so and will negotiate alternative intervals in good faith. The Parties agree that the standards to be used by each Party for isolating and clearing any disconnections and/or other outages or troubles shall be no less favorable than those applicable to comparable arrangements, facilities, or services being provided by such party to any other carrier whose network is connected to that of the providing Party. The installation, maintenance, and repair intervals as defined in Section 26 of this Agreement shall be utilized by the Parties.

          10.3 Trunk Provisioning

          10.3.1 Orders between the Parties to establish, add, change, or disconnect trunks shall be processed by use of an Access Service Request (“ASR”).

          10.3.2 Each Party shall manage the capacity of its respective Local Interconnection Trunk Groups. Either Party may send the other an ASR to initiate changes to the Local Interconnection Trunk Groups that the ordering Party desires based on the ordering Party’s capacity assessment. The receiving Party shall issue a Firm Order Commitment (“FOC”) and a Design Layout Record (“DLR”).

          10.3.3 Orders that comprise a major project (i.e., new switch deployment) shall be submitted in a timely fashion, and the implementation of such orders shall be jointly planned and coordinated.

          10.3.4 If a Party requires trunk provisioning within shorter time intervals than those provided for in this Agreement and such trunk provisioning was forecasted by the Party, such Party may designate its ASR as an “Expedite” and the other Party shall use reasonable commercial efforts to comply with such request where facilities are available. Additional charges may apply for expediting such requests as set forth in Exhibit A. Where facilities are not available, the Parties shall consider ASRs on a case-by-case basis.

          10.3.5 Each Party shall be responsible for the engineering, installation, and maintenance on its network.

          10.3.6 Both Parties shall adhere to standards for the ordering of interconnection trunking as recommended by the Ordering and Billing Forum (“OBF”), except as otherwise provided in the Verizon CLEC Handbook.

          10.4 Forecasting Requirements for Trunk Provisioning

          Within one hundred twenty (120) days of executing this Agreement, AT&T Broadband shall provide Verizon a two (2) year traffic forecast. This initial forecast will provide the amount of traffic to be delivered to Verizon over each of the Traffic Exchange Trunk groups over the next eight (8) quarters. The forecast shall be updated and provided to Verizon on an as-needed basis but no less frequently than quarterly. All forecasts shall comply with the Verizon CLEC Interconnection Trunking Forecast Guide and shall include, at a minimum, Access Carrier Terminal Location (“ACTL”), traffic type (Local Traffic/Toll Traffic, Operator Services, 911, etc.), code (identifies trunk group), A location/Z location (CLLI codes for AT&T Broadband-IPs and Verizon-IPs), interface type (e.g., DS1), and trunks in service each year (cumulative).

                    10.4.1 Initial Forecasts/Trunking Requirements Because Verizon’s trunking requirements will, at least during an initial period, be dependent on the Customer segments and service segments within Customer segments to whom AT&T Broadband decides to market its services, Verizon will be largely dependent on AT&T Broadband to provide accurate trunk forecasts for both inbound (from Verizon) and outbound (from AT&T Broadband) traffic. Verizon will, as an initial matter and upon request, provide the same number of trunks to terminate Local Traffic to AT&T Broadband as AT&T Broadband provides to terminate Local Traffic to Verizon, unless AT&T Broadband expressly identifies particular situations that are expected to produce traffic that is substantially skewed in either the inbound or outbound direction, in which case Verizon will provide the number of trunks AT&T Broadband suggests; provided, however, that in all cases Verizon’s provision of the forecasted number of trunks to AT&T Broadband is conditioned on the following: that such forecast is based on reasonable engineering criteria, , and updated quarterly. If Verizon demonstrates to the Department that AT&T Broadband’s forecasts are substantially inaccurate over a sustained period of time, Verizon may petition the Department for relief from providing trunks forecasted by AT&T Broadband.

                    10.4.2 Monitoring and Adjusting Forecasts Verizon will, for one hundred eighty (180) days, monitor traffic on each trunk group that it establishes at AT&T Broadband’s suggestion or request pursuant to the procedures identified in Section 10.4.1. At the end of such one hundred eighty (180) day period, after reasonable notice and an opportunity for discussion between the Parties, Verizon may disconnect trunks that, based on reasonable engineering criteria and capacity constraints, are not warranted by the actual traffic volume experienced, unless AT&T Broadband has substantiated the need for maintaining the underutilized trunk groups. If, after such initial one hundred eighty (180) day period for a trunk group, Verizon determines that any trunks in the trunk group in excess of four (4) DS-1s are not warranted by actual traffic volumes (considering engineering criteria for busy hour CCS and blocking percentages), then Verizon may hold AT&T Broadband financially responsible for the excess facilities. In subsequent periods, Verizon may also monitor traffic for one hundred eighty (180) days on additional trunk groups that AT&T Broadband suggests or requests Verizon to establish. If, after any such one hundred eighty (180) days period, Verizon determines that any trunks in the trunk group are not warranted by actual traffic volumes (considering engineering criteria for busy hour CCS and blocking percentages), then Verizon may hold AT&T Broadband financially responsible for the excess facilities. At any time during the relevant one hundred eighty (180) day period, AT&T Broadband may request that Verizon disconnect trunks to meet a revised forecast. In such instances, Verizon may hold AT&T Broadband financially responsible for the disconnected trunks retroactive to the start of the one hundred eighty (180) days period through the date such trunks are disconnected.

                    10.4.3 Reciprocal Responsibility To the extent that Verizon requires AT&T Broadband to install trunks for delivery of traffic to Verizon, AT&T Broadband may apply the same procedures with respect to Verizon’s trunking requirements.

                    10.5 Demand Management Forecasts

          10.5.1 AT&T Broadband will furnish Verizon with good faith demand management forecasts including but not limited to: Unbundled Network Elements, Interconnection and Resale products. Such forecasts will describe AT&T Broadband’s expected needs for service volumes, and timeframes for service deployment, by Wire Center. AT&T Broadband agrees to provide such forecasts to Verizon thirty (30) days following the Effective Date, with updates to follow every six months thereafter. Verizon agrees that such forecasts shall be subject to the confidentiality provisions defined in Section 28.4, and that such information will only be used by Verizon to provide Interconnection pursuant to this Agreement.

11.0 UNBUNDLED ACCESS

Subject to the conditions set forth in Section 11.7, Verizon shall offer to AT&T Broadband nondiscriminatory access to Network Elements as set forth below on an unbundled basis at any technically feasible point pursuant to, and in accordance with the terms and provisions of, this Agreement only to the extent provision of such Network Element is required by Applicable Law.

          11.1 Verizon’s Provision of Network Elements

          Subject to the conditions set forth in Section 11.7, Verizon shall provide AT&T Broadband access to the following:

                    11.1.1 Local Loops, as set forth in Section 11.2;

                    11.1.2 The Network Interface Device, as set forth in Section 11.3

                    11.1.3 Switching Capability, as set forth in Section 11.4;

                    11.1.4 Interoffice Transmission Facilities, as set forth in Section 11.5;

                    11.1.5 Signaling Links and Call-Related Databases, as set forth in Section 5.4 and Section 17;

                    11.1.6 Operations Support Systems, as set forth in Section 11.6;

                    11.1.7 INTENTIONALLY OMITTED

                    11.1.8 other Network Elements in accordance with Section 11.8 below.

          11.2 Loop Transmission Types

          Subject to the conditions set forth in Section 11.7, Verizon shall allow AT&T Broadband to access the following Unbundled Local Loop (“ULL”) types unbundled from local switching and local transport in accordance with the terms and conditions set forth in this Section 11.2 until such time as Verizon’s D.T.E. Mass No. 17 Tariff (or any successor Tariff) setting forth the terms and conditions for the provision of unbundled Network Elements becomes effective. Upon the effective date of such Tariff, Sections 11.2.1 through 11.2.9 and 11.10 of this Agreement shall be superseded and replaced by Verizon’s D.T.E. Mass No. 17 Tariff (or any successor Tariff) Part A-Sections 1.2, 1.3, 1.4, 1.5, 3.2.1-3.2.3, 3.2.6-3.2.7, 3.3, 4.1.1-4.1.2, 4.1.8-4.1.10, 4.2.3, 4.4.2, 5.1, Part B-Section 5 and Part M-Sections 1.3-1.4, 2.5, as filed on April 2, 1999 and as may be amended from time to time including all changes, modifications, revisions and additions related to the provision of ULLs required by the Department.

                    11.2.1 “2-Wire Analog Voice Grade ULL” or “Analog 2W” which support analog transmission of 300-3000 Hz, repeat link start, link reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer). Analog 2W include Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines.

                    11.2.2 “4-Wire Analog Voice Grade ULL” or “Analog 4W” which support transmission of voice grade signals using separate transmit and receive paths and terminate in a 4-wire electrical interface.

                    11.2.3 “2-Wire ISDN Digital Grade ULL” or “BRI ISDN” (Premium Link) which support digital transmission of two 64 Kbps bearer channels and one 16 Kbps data channel. BRI ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to ANSI T1.601-1998.

                    11.2.4 2-Wire ADSL-Compatible ULL or ADSL 2W is a 2-wire, non-loaded, twisted copper pair that meets revised resistance design or carrier serving area design guidelines. The upstream and downstream ADSL power spectral density masks and dc line power limits in Verizon TR 72575, Issue 2 must be met. ADSL-compatible local loops are subject to availability.

                    11.2.5 2-Wire HDSL-Compatible ULL or HDSL 2W consists of a single 2-wire, non-loaded, twisted copper pair that meets the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in Verizon TR 72575, Issue 2 must be met. 2-Wire HDSL-compatible local loops are subject to availability.

                    11.2.6 4-Wire HDSL-Compatible ULL or HDSL 4W consists of two 2-wire, non-loaded, twisted copper pairs that meet the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in Verizon TR 72575, Issue 2 must be met. 4-Wire HDSL-compatible local loops are subject to availability.

                    11.2.7 “4-Wire DS-1-compatible ULL” (Digital Grade Loop) provides a channel which provides 1.544 Mbps digital transmission path between a Customer premises and a AT&T Broadband Collocation node at a Verizon central office, and is capable of operating in a full duplex, time division (digital) multiplexing mode. A DS-1 Digital Grade Loop provides transmission capacity equivalent to 24 voice grade channels with associated signaling, twenty-four 56 Kbps digital channels when in band signaling is provided or twenty-four 64 Kbps channels with the selection of the Clear Channel signaling option.

                    11.2.8 Verizon will make Analog 2-Wire ULLs, BRI ISDN ULLs, Analog 4-Wire ULLs and 4-Wire DS-1-compatible ULLs available for purchase by AT&T Broadband at any time after the Effective Date.

                    11.2.9 Verizon will make HDSL 4-Wire, HDSL 2-Wire, and ADSL 2-Wire ULLs available to AT&T Broadband no later than the date on which it makes such ULLs commercially available to any other Telecommunications Carrier in New York State. The Parties shall amend Exhibit A to add the appropriate rates and charges.

          11.3 Network Interface Device

          11.3.1 Notwithstanding anything to the contrary set forth in Section 11.1 but subject to the conditions set forth in Sections 11.7.1, 11.7.2, 11.7.3, and 11.7.7, and at the request of AT&T Broadband, Verizon shall permit AT&T Broadband to connect AT&T Broadband’s Loop to the Inside Wiring of a Customer’s premises through the purchase and use of Verizon’s NID in the manner set forth in this Section 11.3 and at the charges set forth in Exhibit A. AT&T Broadband must establish the connection to Verizon’s NID through an adjoining network interface device deployed by AT&T Broadband. The Customer shall be responsible for resolving any conflicts between service providers for access to Customer’s premises and Inside Wire.

          11.3.2 In no case shall AT&T Broadband access, remove, disconnect or in any other way rearrange Verizon’s loop facilities from Verizon’s NIDs, enclosures, or protectors.

          11.3.3 In no case shall AT&T Broadband access, remove, disconnect or in any other way rearrange a customer’s Inside Wire from Verizon’s NIDs, enclosures, or protectors where such customer Inside Wire is used in the provision of ongoing Telecommunication Service to that Customer.

          11.3.4 In no case shall AT&T Broadband remove or disconnect ground wires from Verizon’s NIDs, enclosures, or protectors.

          11.3.5 In no case shall AT&T Broadband remove or disconnect NID modules, protectors, or terminals from Verizon’s NID enclosures.

          11.3.6 Maintenance and control of premises wiring (Inside Wire) is the responsibility of the Customer. Any conflicts between service providers for access to the Customer’s Inside Wire must be resolved by the Customer.

          11.3.7 When AT&T Broadband is not connecting a AT&T Broadband provided Loop to the Inside Wiring of a Customer’s premises through Verizon’s NID, AT&T Broadband does not need to submit a request to Verizon and Verizon shall not charge AT&T Broadband for access to the Verizon NID. In such instances, AT&T Broadband shall comply with the provisions of sections 11.7.2 through 11.7.6 and shall access the Customer’s Inside Wire in a manner set forth in 11.7.7.1 below.

                              11.3.7.1 Due to the wide variety of NIDs utilized by Verizon (based on Customer size and environmental considerations), AT&T Broadband may access the Customer’s Inside Wire by any of the following means:

(a) Where an adequate length of Inside Wire is present and environmental conditions permit, requesting carrier (i.e., AT&T Broadband, its agent, the building owner, or the Customer) may remove the Inside Wire from Verizon’s NID and connect that wire to AT&T Broadband’s NID;

(b) Where an inadequate length of Inside Wire is present or environmental conditions do not permit, AT&T Broadband may enter the Customer access chamber or “side” of Verizon’s “dual chamber” NID enclosure for the purpose of removing the Inside Wire from the terminals of Verizon’s NID and connecting a connecterized or spliced jumper wire from a suitable “punch out” hole of such NID enclosure to the Inside Wire within the space of the Customer access chamber.. Such connection shall be electrically insulated and shall not make any contact with the connection points or terminals within the Customer access chamber; or

(c) Request Verizon to make other rearrangements to the Inside Wire terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting party (i.e. AT&T Broadband, its agent, the building owner or the Customer), as set forth in Exhibit A. If AT&T Broadband accesses the Customer’s Inside Wire as described in this paragraph (c), time and materials charges will be billed to the requesting party (i.e. AT&T Broadband, its agent, the building owner or the Customer).

          11.4 Unbundled Switching Elements

          Subject to the conditions set forth in Section 11.7, Verizon shall make available to AT&T Broadband the local Switching Element and Tandem Switching Element unbundled from transport, local loop transmission, or other services in accordance with Applicable Law, at the rates, terms and conditions set forth in Exhibit A until such time as Verizon’s D.T.E. Mass No. 17 Tariff (or any successor Tariff) setting forth the terms and conditions of the provision of unbundled Network Elements becomes effective. Upon the effective date of such Tariff, Sections 11.4.1 through 11.4.2 and Section 11.10 of this Agreement shall be superseded and replaced by Verizon’s D.T.E. Mass No. 17 Tariff (or any successor Tariff) Part A-Sections 1.2, 1.3, 1.4, 1.5, 3.2.1, 3.2.2, 3.2.4, 3.2.6-3.2.7, 3.3, 4.1.1, 4.1.2, 4.1.8-4.1.10, 4.2.3, 4.4, 5.2, Part B-Sections 4 and 6 and Part M-Sections 1.3-1.4, 2.4 and 2.6, as filed on April 2, 1999 and as may be amended from time to time including all changes, modifications, revisions and additions related to the provision of unbundled Switching Elements required by the Department.

                    11.4.1 Local Switching

                              11.4.1.1 The unbundled local Switching Elements include line side and trunk side facilities (eg. line and trunk side Ports such as analog and ISDN line side Ports and DS1 trunk side Ports) plus the features, functions, and capabilities of the switch. It consists of the line-side Port (including connection between a loop termination and a switch line card, telephone number assignment, basic intercept, one primary directory listing, presubscription, and access to 911, operator services, and directory assistance), line and line group features (including all vertical features and line blocking options that the switch and its associated deployed switch software is capable of providing and are currently offered to Verizon’s local exchange customers), usage (including the connection of lines to lines, lines to trunks, trunks to lines, and trunks to trunks), and trunk features (including the connection between the trunk termination and a trunk card).

                              11.4.1.2 Verizon shall offer, as an optional chargeable feature, daily usage tapes.

                              11.4.1.3 AT&T Broadband may request activation or deactivation of features on a per-port basis at any time, and shall compensate Verizon for the non-recurring charges associated with processing the order. AT&T Broadband may submit a Bona Fide Request for other switch features and functions that the switch is capable of providing, but which Verizon does not currently provide, or for customized routing of traffic other than operator services and/or directory assistance traffic. Verizon shall develop and provide these requested services where technically feasible with the agreement of AT&T Broadband to pay the recurring and non-recurring costs of developing, installing, updating, providing and maintaining these services.

                              11.4.1.4 Network Design Request (“NDR”)

                                        11.4.1.4.1 Work activities that must be performed during the NDR process include: (a) Defining network plan for the TC’s virtual network (number of entities; types of services to be supported; blocking requirements; E911 planning; operator/DA support); (b) Defining line class codes for each entity to support the TC’s traffic; (c) Building line class codes per switching entity; (d) Downloading line class codes to each entity; and, (e) Engineering any dedicated trunk groups.

                                        11.4.1.4.2 NDR Rate Application The NDR shall be billed according to a flat rate schedule based on the number of Line Class Codes implemented on a per switch per rate zone used to develop the NDR plan and install the necessary routings and line class codes. The One Time Service Order Charge applies once per switch per rate zone. Subsequent changes can be requested without this charge being re-applied. The NDR Implementation-Initial First and Additional charges apply to the first 15 requested line class codes plus an additional charge for each line class code above the first 15 requested at the same time. The NDR Implementation-Subsequent First and Additional charges apply to the first line class code and each additional line class code ordered at the same time subsequent to the installation of the original line class code in a switch. The nonrecurring charges are set forth in Exhibit A.

                    11.4.2 Tandem Switching

                              The unbundled Tandem Switching Element includes trunk-connect facilities, the basic switching function of connecting trunks to trunks, and the functions that are centralized in Tandem Switches. Unbundled tandem switching creates a temporary transmission path between interoffice trunks that are interconnected at a Verizon access Tandem for the purpose of routing a call or calls.

          11.5 Inter Office Transport

          11.5.1 Notwithstanding anything to the contrary set forth in Section 11.1 but subject to the conditions set forth in Sections 11.7.1, 11.7.2, and 11.7.3, where facilities are available, at AT&T Broadband’s request, Verizon shall provide AT&T Broadband with unbundled dedicated interoffice transmission facilities (“IOF”) unbundled from other Network Elements in accordance with but only to the extent required by Applicable Law at the rates set forth in Exhibit A; provided, however, that Verizon shall offer unbundled shared IOF only to the extent that AT&T Broadband also purchases unbundled local switching capability from Verizon in accordance with Section 11.4 of this Agreement.

          11.5.2 The parties hereby acknowledge that, pursuant to the Department’s March 15, 2001 order in DTE 99-42/43 (“March 15 Order”) and notwithstanding Section 11.7.5, Verizon will make available to AT&T Broadband IOF to transport AT&T Broadband originated traffic from the Verizon Wire Center where a Mid-Span Fiber Meet arrangement is located, subject to the terms and conditions of this Agreement, to the Wire Center where the Verizon-IP is located. The rate applicable for the Term of this Agreement for IOF, both, IOF provided as of the Effective Date of this Agreement and IOF hereafter provided pursuant to this Agreement, is set forth in Exhibit A. AT&T Broadband shall obtain access to such IOF from a Mid-Span Fiber Meet arrangement by purchasing cross connections. The rate applicable for the Term of this Agreement for such cross connections, both those provided as of the Effective Date of this Agreement and those hereafter provided pursuant to this Agreement, are set forth in Exhibit A. AT&T Broadband shall purchase cross connections at each end of the provided IOF.

          11.6 Operations Support Systems

          11.6.1 Subject to the conditions set forth in Section 11.7, Verizon shall provide AT&T Broadband with access via electronic interfaces to databases required for pre-ordering, ordering, provisioning, maintenance and repair, and billing as soon as practicable until such time as Verizon’s D.T.E. Mass No. 17 Tariff (or any successor Tariff) setting forth the terms and conditions of the provision of unbundled Network Elements becomes effective. Upon the effective date of such Tariff, this Section 11.6.1 shall be superseded and replaced by Verizon’s D.T.E. Mass No. 17 Tariff (or any successor Tariff) Part A-Sections 1.2, 1.3, 1.4, 1.5, 3.2.1-3.2.2, 3.2.6-3.2.7, 3.3, 4.1.1-4.1.2, 4.1.8- 4.1.10, 4.2.3, 4.4, Part B-Section 10 and Part M-Sections 1.3-1.4 and 2.10, as filed on April 2, 1999 and as may be amended from time to time including all changes, modifications, revisions and additions related to the provision of Operations Support Systems required by the Department.

          11.6.2 All transactions related to pre-ordering, ordering, maintenance and repair, and billing shall be submitted by AT&T Broadband through electronic interfaces provided by Verizon pursuant to Section 11.6.1.

          11.7 Limitations on Unbundled Access

                    11.7.1 Notwithstanding anything else set forth in this Agreement:

                              (a) The Parties acknowledge that Verizon is not required by Applicable Law to provide to AT&T Broadband certain Network Elements on an unbundled basis or Combinations (as such term is hereinafter defined) that include those elements until an FCC order prescribing the Network Elements that must be provided by Verizon pursuant to the Act (such an order, an “FCC Remand Order”), becomes effective. The Parties further acknowledge that a change in Applicable Law, to become effective upon the effective date of the FCC’s Third Report and Order in CC Docket 98-147 and Fourth Report and Order in CC Docket No. 96-98, released December 9, 1999 (the “Advanced Services Order”), will further modify Verizon’s unbundling obligations, provided such order is not stayed or vacated. Nothing contained in this Agreement shall be deemed to constitute an agreement by Verizon that any item identified in this Agreement as a Network Element is (i) a Network Element under Applicable Law, or (ii) a Network Element Verizon is required by Applicable Law to provide to AT&T Broadband on an unbundled basis.

                              (b) To the extent that Verizon is required by Applicable Law to provide access to a Network Element on an unbundled basis to AT&T Broadband, and this Agreement does not include terms, conditions and prices for such Network Element, AT&T Broadband may, at its option, elect to obtain such Network Element pursuant to an applicable Verizon tariff, if available, or prior to Verizon’s provision of such Network Element and upon the written request of AT&T Broadband, the Parties shall negotiate in good faith an amendment to this Agreement containing the terms, conditions, and prices for access to such unbundled Network Element.

                              (c) Notwithstanding anything else set forth in this Agreement, Verizon shall not provide AT&T Broadband, and AT&T Broadband shall not request from Verizon, access to advanced intelligent network service (AIN) software. Verizon will, however, continue to provide nondiscriminatory access to Verizon’s AIN platform and architecture in accordance with, but only to the extent required by Applicable Law.

          11.7.2 Without limiting Verizon’s rights pursuant to Applicable Law or any other section of this Agreement to terminate its provision of a Network Element or a Combination, if Verizon provides a Network Element or Combination to AT&T Broadband, and the Department, the FCC, a court or other governmental body of appropriate jurisdiction determines that Verizon is not required by Applicable Law to provide such Network Element or Combination, then the Parties shall amend this Agreement to provide for termination of such Network Element(s) or Combination consistent with such determination. Verizon shall continue to provide those Network Elements or Combination ordered by AT&T Broadband as of the date of such determination until such amendment is approved by the Department. If the Parties are unable to agree on such an amendment to this Agreement, then either Party may invoke the dispute resolution provision of Section 28.9. If Verizon terminates its provision of a Network Element or Combination to AT&T Broadband pursuant to this Section 11.7.2 and AT&T Broadband elects to purchase other services offered by Verizon in place of such Network Element or Combination, then: (a) Verizon shall reasonably cooperate with AT&T Broadband to coordinate the termination of such Network Element or Combination and the installation of such services to minimize the interruption of service to customers of AT&T Broadband; and, (b) AT&T Broadband shall pay all applicable charges for such services, including, but not limited to, all applicable installation charges.

          11.7.3 Nothing contained in this Agreement shall limit Verizon’s right to appeal, seek reconsideration of, or otherwise seek to have stayed, modified, reversed or invalidated any order, rule, regulation, decision, ordinance, or statute issued by the Department, the FCC, any court, or any other governmental authority related to, concerning or that may affect Verizon’s obligations under this Agreement or under Applicable Law.

                    11.7.4 Verizon shall only be required to provide ULLs and Ports where such Loops and Ports are available.

                    11.7.5 AT&T Broadband shall access Verizon’s unbundled Network Elements specifically identified in this Agreement via Collocation in accordance with Section 13 at the Verizon Wire Center where those elements exist, and each ULL or Port shall, in the case of Collocation, be delivered to AT&T Broadband’s Collocation node by means of a Cross Connection or Strapping.

                    11.7.6 Verizon shall provide AT&T Broadband access to its ULLs at each of Verizon’s Wire Centers for loops terminating in that Wire Center. In addition, if AT&T Broadband orders one or more ULLs provisioned via Integrated Digital Link Carrier or Remote Switching technology deployed as a ULL concentrator, Verizon shall, where available, move the requested ULL(s) to a spare, existing physical ULL at no additional charge to AT&T Broadband. If, however, no spare physical ULL is available, Verizon shall within three (3) Business days of AT&T Broadband’s request notify AT&T Broadband of the lack of available facilities. AT&T Broadband may then at its discretion make a Network Element Bona Fide Request to Verizon to provide the unbundled Local

Loop through the demultiplexing of the integrated digitized ULL(s). AT&T Broadband may also make a Network Element Bona Fide Request for access to Unbundled Local Loops at the ULL concentration site point. Notwithstanding anything to the contrary in this Agreement, standard provisioning intervals shall not apply to ULL provided under this Section 11.7.6.

                    11.7.7 If as the result of end user actions, (e.g., Customer not ready (“CNR”), Verizon cannot complete requested work activity when technician has been dispatched to the site, AT&T Broadband will be assessed a non-recurring charge associated with this visit. This charge will be the sum of the Service Order Charge and Premises Visit Charge as specified in Verizon’s applicable Tariff (DTE Tariff No. 10, Part M, Section 1.3).

          11.8 Availability of Other Network Elements on an Unbundled Basis

                    11.8.1 Subject to the conditions set forth in Section 11.7., with the exception of 11.7.5, Verizon shall, upon request of AT&T Broadband, and to the extent required by Applicable Law, provide to AT&T Broadband access to its Network Elements on an unbundled basis for the provision of AT&T Broadband’s Telecommunications Service. Any request by AT&T Broadband for access to a Verizon Network Element that is not already made available by Verizon in Verizon’s service territory shall be treated as a Network Element Bona Fide Request in accordance with Exhibit B of this Agreement.

                    11.8.2 A Network Element obtained by AT&T Broadband from Verizon under this Section 11.8 may be used in combination with the facilities of the requesting Party only to provide a Telecommunications Service, including obtaining billing and collection, transmission, and routing of the Telecommunications Service.

                    11.8 3 Notwithstanding anything to the contrary in this Section 11.8, a Party shall not be required to provide a proprietary Network Element to the other Party under this Section 11. 8 except as required by Applicable Law.

          11.9 Conversion of Live Telephone Exchange Service to Analog 2W Loops

          The following coordination procedures shall apply to “live” cutovers of Verizon Customers who are converting their Telephone Exchange Services to AT&T Broadband Telephone Exchange Services provisioned over Analog 2W unbundled Local Loops (“Analog 2W Loop’s) to be provided by Verizon to AT&T Broadband.

          11.9.1 Subject to approval by the Department, coordinated cutover charges shall apply to conversions of live Telephone Exchange Services to Analog 2W Loops. When an outside dispatch is required to perform a conversion, additional charges may apply. If AT&T Broadband does not request a coordinated cutover, Verizon will process AT&T Broadband’s order as a new installation subject to applicable standard provisioning intervals.

          11.9.2 AT&T Broadband shall request Analog 2W Loops for coordinated cutover from Verizon by delivering to Verizon a valid electronic Local Service Request (“LSR”). Verizon agrees to accept from AT&T Broadband the date and time for the conversion designated on the LSR (“Scheduled Conversion Time”), provided that such designation is within the regularly scheduled operating hours of the Verizon Regional CLEC Control Center (“RCCC”) and subject to the availability of Verizon’s work force. In the event that Verizon’s work force is not available, AT&T Broadband and Verizon shall mutually agree on a New Conversion Time, as defined below. AT&T Broadband shall designate the Scheduled Conversion Time subject to Verizon standard provisioning intervals as stated in the Verizon CLEC Handbook, as may be revised from time to time. Within two (2) business days of Verizon’s receipt of such valid LSR, or as otherwise required by Applicable Law, Verizon shall provide AT&T Broadband the firm order commitment (“FOC”) date by which the Analog 2W Loops covered by such LSR will be converted.

          11.9.3 AT&T Broadband shall provide dial tone at the AT&T Broadband Collocation site at least forty-eight (48) hours prior to the Scheduled Conversion Time.

          11.9.4 Either Party may contact the other Party to negotiate a new Scheduled Conversion Time (the “New Conversion Time”); provided, however, that each Party shall use commercially reasonable efforts to provide four (4) business hours advance notice to the other Party of its request for a New Conversion Time. Any Scheduled Conversion Time or New Conversion Time may not be rescheduled more than one (1) time in a business day, and any two New Conversion Times for a particular Analog 2W Loops shall differ by at least eight (8) hours, unless otherwise agreed to by the Parties.

                              11.9.4.1 If the New Conversion Time is more than one (1) business hour from the original Scheduled Conversion Time or from the previous New Conversion Time, the Party requesting such New Conversion Time shall be subject to the following:

                                        (i) If Verizon requests to reschedule outside of the one (1) hour time frame above, the Analog 2W Loops Service Order Charge for the original Scheduled Conversion Time or the previous New Conversion Time shall be waived upon request from AT&T Broadband; and

                                        (ii) If AT&T Broadband requests to reschedule outside the one (1) hour time frame above, AT&T Broadband shall be charged an additional Analog 2W Loops Service Order Charge for rescheduling the conversion to the New Conversion Time.

          11.9.5 If AT&T Broadband is not ready to accept service at the Scheduled Conversion Time or at a New Conversion Time, as applicable, an additional Service Order Charge shall apply. If Verizon is not available or ready to perform the conversion within thirty (30) minutes of the Scheduled Conversion Time or New Conversion Time, as applicable, Verizon and AT&T Broadband will reschedule and, upon request from AT&T Broadband, Verizon will waive the Analog 2W Loop Service Order Charge for the original Scheduled Conversion Time.

          11.9.6 The standard time interval expected from disconnection of a live Telephone Exchange Service to the connection of the Analog 2W Loops to AT&T Broadband is fifteen (15) minutes per Analog 2W Loops for all orders consisting of twenty (20) Analog 2W Loops or less. Orders involving more than twenty (20) Loops will require a negotiated interval.

          11.9.7 Conversions involving LNP will be completed according to North American Numbering Council (“NANC”) standards, via the regional Number Portability Administration Center (“NPAC”).

          11.9.8 If AT&T Broadband requires Analog 2W Loops conversions outside of the regularly scheduled Verizon RCCC operating hours, such conversions shall be separately negotiated. Additional charges (e.g. overtime labor charges) may apply for desired dates and times outside of regularly scheduled RCCC operating hours.

          11.10 Maintenance of Unbundled Network Elements

          If (a) AT&T Broadband reports to Verizon a Customer trouble, (b) AT&T Broadband requests a dispatch, (c) Verizon dispatches a technician, and (d) such trouble was not caused by Verizon facilities or equipment in whole or in part, then AT&T Broadband shall pay Verizon a charge set forth in Exhibit A for time associated with said dispatch. In addition, this charge also applies when the Customer contact as designated by AT&T Broadband is not available at the appointed time. AT&T Broadband accepts responsibility for initial trouble isolation and providing Verizon with appropriate dispatch information based on its test results. If as the result of AT&T Broadband instructions, Verizon is erroneously requested to dispatch within a Verizon Central Office or to a POT Bay (“dispatch in”), a charge set forth in Exhibit A will be assessed per occurrence to AT&T Broadband by Verizon. If as the result of AT&T Broadband instructions, Verizon is erroneously requested to dispatch outside a Verizon Central Office or to a POT Bay (“dispatch out”), a charge set forth in Exhibit A will be assessed per occurrence to AT&T Broadband by Verizon. Verizon agrees to respond to AT&T Broadband trouble reports on a non-discriminatory basis consistent with the manner in which it provides service to its own retail customers or to any other similarly initiated Telecommunications Carrier.

          11.11 Rates

          Verizon shall charge, and AT&T Broadband shall pay, the non-recurring and monthly recurring rates for Network Elements set forth in Exhibit A. If the Department adopts permanent rates consistent with the requirements of the FCC Regulations (to the extent it has not already done so), then such permanent rates shall be applied in the manner described in Exhibit A and Section 20.1.2 below. Notwithstanding anything else set forth in this Agreement and subject to the conditions set forth in Section 11.7:

          11.11.1 Verizon shall provide access to Combinations subject to charges based on rates and/or rate structures that are consistent with Applicable Law (such rates and/or rate structures, the “Rates”).

AT&T Broadband acknowledges that Verizon is developing the Rates but that Verizon has not finished developing the Rates as of the Effective Date. When Verizon finishes developing a Rate, Verizon shall notify AT&T Broadband in writing of the Rate and thereafter shall bill AT&T Broadband, and AT&T Broadband shall pay to Verizon, for services provided under this Agreement on the Effective Date and thereafter in accordance with such Rate, subject to Section 11.11.2 below.

          11.11.2 The Rates, as defined in Section 11.11.1 above, shall be interim Rates and subject to true-up and shall be replaced on a prospective basis by such Rates as may be approved by the Department, or as otherwise allowed to go into effect, or if appealed as may be ordered at the conclusion of such appeal, provided, however, that any Rate and/or rate structure that is part of a Rate provided by Verizon to AT&T Broadband in accordance with Section 11.11.1 above that has been approved or allowed to go into effect by the Department prior to the date on which Verizon provides such Rate to AT&T Broadband shall not be subject to true-up. With respect to interim rates subject to true-up, at such time as the Department should alter, amend or modify and then approve or make effective such an interim Rate in a final order and such order is not appealed or otherwise challenged, the Parties shall true up amounts billed and paid based on such Rate for Combinations on the Effective Date and thereafter.

11.12 Combinations

Notwithstanding anything to the contrary in this Agreement, and subject to the provisions of Section 11.7, with the exception of 11.7.5, Verizon shall be obligated to provide a combination of Network Elements (“Combination”) only to the extent provision of such Combination is required by Applicable Law. To the extent Verizon is required by Applicable Law to provide a Combination to AT&T Broadband, the terms, conditions and prices for the Combination (including, but not limited to, the nonrecurring charge to compensate the providing Party for the Combination, terms and conditions defining the Combination and stating when and where the Combination will be available and how it will be used, and terms, conditions and prices for pre-ordering, ordering, provisioning, repair and maintenance, and billing) shall be as provided in Verizon’s applicable Tariff. In the absence of an applicable Tariff, prior to provision of such Combination, the Parties will negotiate in good faith and include in this Agreement such terms, conditions, and prices.

12.0 RESALE — SECTIONS 251(b)(1) and 251(c)(4)

          12.1 Resale at Retail Rates

          Verizon shall make available to AT&T Broadband for resale all Telecommunications Services, as described in Section 251(b)(1) of the Act, pursuant to the rates, terms and conditions of Verizon’s applicable Tariffs, as may be amended from time to time.

          12.2 Resale at Wholesale Rates

          Verizon shall make available to AT&T Broadband for resale all Telecommunications Services that Verizon provides at retail to Customers that are not Telecommunications Carriers at the retail prices set forth in Verizon’s Tariffs less the wholesale discount set forth in Exhibit A, in accordance with Section 251(c)(4) of the Act. Such services shall be provided in accordance with the rates, terms and conditions of Verizon’s effective D.T.E. Mass No. 14 Tariff, as amended from time to time.

          12.3 Availability of Support Services and Branding for Resale

          Verizon shall make available to AT&T Broadband the various support services for resale described in Schedule 12.3 hereto in accordance with the terms set forth therein. In addition, to the extent required by Applicable Law, upon request by AT&T Broadband and at prices, terms and conditions to be negotiated by AT&T Broadband and Verizon, Verizon shall provide Verizon Retail Telecommunications Services (as defined in Schedule 12.3) that are identified by AT&T Broadband’s trade name, or that are not identified by trade name, trademark or service mark.

          12.4 Additional Terms Governing Resale and Use of Verizon Services

                    12.4.1 AT&T Broadband shall comply with the provisions of this Agreement (including, but not limited to, all applicable Verizon Tariffs) regarding resale or use of Verizon services. In addition, AT&T Broadband shall undertake in good faith to ensure that its Customers comply with the provisions of Verizon’s Tariffs applicable to their use of Verizon’s Telecommunications Services.

                    12.4.2 Without in any way limiting Section 12.4.1, AT&T Broadband shall not resell (a) residential service to business or other nonresidential Customers of AT&T Broadband, (b) Lifeline or other means-tested service offerings, or grandfathered service offerings, to persons not eligible to subscribe to such service offerings from Verizon, or (c) any other Verizon service in violation of any user or user group restriction that may be contained in the Verizon Tariff applicable to such service to the extent such restriction is not prohibited by Applicable Law. In addition, AT&T Broadband shall be subject to the same limitations that Verizon’s own retail Customers may be subject to with respect to any Telecommunications Service that Verizon discontinues offering.

                    12.4.3 Verizon shall not be obligated to offer to AT&T Broadband at a wholesale discount Telecommunications Services that Verizon offers at a special promotional rate if such promotions are for a duration of ninety (90) days or less.

                    12.4.4 AT&T Broadband shall not be eligible to participate in any Verizon plan or program under which Verizon Customers may obtain products or merchandise, or services which are not Verizon Telecommunications Services, in return for trying, agreeing to purchase, purchasing, or using Verizon Telecommunications Services.

                    12.4.5 Verizon may impose additional restrictions on AT&T Broadband’s resale of Verizon’s retail Telecommunications Services to the extent permitted by Applicable Law.

13.0 COLLOCATION — SECTION 251(c)(6)

          13.1 Verizon shall provide Collocation solely for the purpose of Interconnection with facilities or services of Verizon or access to unbundled Network Elements of Verizon, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the Department. Such Collocation shall be provided pursuant to applicable federal and state Tariffs as amended from time to time..

          13.2 Verizon shall offer to AT&T Broadband Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 11.0), except that Verizon may offer only Virtual Collocation if so permitted under Applicable Law, including, without limitation, if Verizon demonstrates to the Department that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251 (c)(6) of the Act.

          13.3 To the extent required by Applicable Law, Verizon shall provide Collocation to AT&T Broadband in a manner that complies with the First Report and Order and Further Notice of Proposed Rulemaking in CC Docket No. 98-147 (released March 31, 1999)(“First Report”). The Parties acknowledge that Verizon has filed or amended applicable state Tariffs to implement the requirements of the First Report. Such terms and conditions of the Verizon Tariff filing shall apply as of the Effective Date of this Agreement on an interim bases until such time that the Department approves applicable Tariff terms conditions and rates.

          13.4 In the course of implementing a Collocation project, Verizon shall:

(a) identify the Collocation project manager assigned to the project;

(b) develop a written comprehensive “critical tasks” timeline detailing the work (and relative sequence thereof) that is to be performed by each Party or jointly by both Parties; and

(c) provide AT&T Broadband with the relevant engineering requirements.

          13.5 The Collocating Party shall purchase Cross Connection to services or facilities as described in applicable Tariffs.

          13.6 Dedicated Transit Service

                    13.6.1 “Dedicated Transit Service” provides for the dedicated connection between a AT&T Broadband Collocation arrangement established pursuant to applicable tariffs and/or license agreements at a Verizon premises and a Collocation arrangement of a third Party carrier that maintains a Collocation arrangement at the same premises. Dedicated Transit Service shall be provided using a cross-connection (dedicated connection) using suitable Verizon-provided cable or transmission facilities or any other mutually agreed upon arrangement.

                    13.6.2 The carrier that requests the Dedicated Transit Service shall be the customer of record for both ends of the service in terms of ordering, provisioning, maintenance, and billing. Alternative arrangements may be utilized if agreed upon by all three parties. Rates and charges for Dedicated Transit Service are stated in Exhibit A.

SECTION 251(b) PROVISIONS

14.0 NUMBER PORTABILITY — SECTION 251(b)(2)

14.1 Scope

                    14.1.1 To the extent required by Applicable Law, the Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Department. The Parties shall provide Number Portability to each other in the event a Customer of one Party (“Party A”) elects to become a Customer of the other Party (“Party B”) and the Customer (i) remains within the same central office district and within the boundary of the smallest geographical area that is significant for billing (e.g. exchange zone) as defined by the LEC to whom the ported Customer’s NXX code was originally assigned and (ii) elects to utilize the original telephone number(s) correspondent to the Exchange Service(s) it previously received from Party A in conjunction with the Exchange Service(s) it will now receive from Party B.

14.1.2 INTENTIONALLY OMITTED

14.1.3 INTENTIONALLY OMITTED

                    14.1.4 Under an LNP arrangement, AT&T Broadband and Verizon will implement a process to coordinate Number Portability cutovers with ULL conversions (as described in Section 11 of this Agreement).

          14.2 INTENTIONALLY OMITTED

          14.3 Procedures for Providing NP Through Full NXX Code Migration

                    Where a Party has activated an entire NXX for a single Customer, or activated at least eighty percent (80%) of an NXX for a single Customer, with the remaining numbers in that NXX either reserved for future use by that Customer or otherwise unused, if such Customer chooses to receive Telephone Exchange Service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another. Neither Party shall charge the other in connection with this coordinated transfer.

          14.4 INTENTIONALLY OMITTED

          14.5 LNP Implementation

                    The Parties will follow the LNP provisioning process recommended by the North American Numbering Council (NANC) and adopted by the FCC. In addition, the Parties agree to follow the LNP ordering procedures established at the Ordering and Billing Forum (OBF). The Parties shall provide LNP on a reciprocal basis in all End Offices in Massachusetts.

                    14.5.1 The Parties shall deploy LNP consistent with industry guidelines regarding all aspects of porting numbers from one network to another.

                    14.5.2 A Customer of one Party (“Party A”) elects to become a Customer of the other Party (“Party B”). The Customer elects to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. After Party B has received appropriate authorization from an end user Customer and sends an electronic LSR to Party A, Parties A and B will work together to port the Customer’s telephone number(s) from Party A’s network to Party B’s network. It is Party B’s responsibility to maintain a file of all end user Customer authorizations and Party A may request, upon reasonable notice, a copy of an authorization.

                    14.5.3 Verizon and AT&T Broadband shall cooperate in the process of LNP from one Party (“the Ordering Party”) to the other Party (“the Disconnecting Party”) so as to limit service outage for the LNP subscriber. The Ordering Party shall designate on the LSR the desired cut-over date for the subscriber. Upon the Disconnecting Party’s return of a FOC to the Ordering Party, both Parties will advise the Number Portability Administration Center (NPAC) of the agreed upon due date. The Ordering Party is responsible for advising the NPAC of telephone numbers that the Ordering Party imports and the associated data required for LNP.

                    14.5.4 When changes or supplements are required to previously submitted LSRs, the Disconnecting Party will provide a point of contact for immediate response and intervention. If the change to the order is two days prior to the due date, the Ordering Party will send a supplement to the LSR with the change information. If the change is the day before or the day of the due date, the Ordering Party will call the Disconnecting Party and follow up with an LSR supplement as soon as reasonably practicable thereafter.

          14.5.5 When a telephone number is ported out of Party A’s network, Party A will remove any non-proprietary line based calling card(s) associated with the ported number(s) from its Line Information Database (“LIDB”). Reactivation of the line-based calling card in another LIDB, if desired, is the responsibility of Party B or Party B’s customer.

          14.5.6 When a Customer of Party A ports its telephone numbers to Party B and the Customer has previously secured a reservation of line numbers from Party A for possible activation at a future point, these reserved but inactive numbers may be ported along with the active numbers to be ported provided the numbers have been reserved for the Customer. Party B may request that Party A port all reserved numbers assigned to the Customer or that Party A port only those numbers listed by Party B. As long as Party B maintains reserved but inactive numbers ported for the Customer, Party A shall not reassign those numbers. Party B shall not reassign the reserved numbers to another end user Customer.

          14.5.7 When a Customer of Party A ports its telephone numbers to Party B, in the process of porting the Customer’s telephone numbers, Party A shall implement the ten-digit trigger feature where it is available. When Party A receives the porting request, the unconditional trigger shall be applied to the Customer’s line before the due date of the porting activity. When the ten-digit unconditional trigger is not available, Party A and Party B must coordinate the disconnect activity.

          14.5.8 The Parties shall furnish each other with the Jurisdiction Information Parameter (JIP) in the Initial Address Message (IAM), containing a LERG-assigned NPA-NXX (6 digits) identifying the originating switch on calls originating from LNP capable switches.

          14.5.9 Both Parties shall provide updates to the Local Exchange Routing Guide (LERG) at least forty-five (45) days prior to the deployment of a new office and/or new NXX. All new offices and NXXs shall be designated as portable, except as noted in 14.5.10, and translations will be changed in the Parties’ switches to open those NXXs for database queries in all applicable LNP capable Central Offices within the applicable LATA.

          14.5.10 All NXXs assigned to LNP capable switches are to be designated as portable unless a NXX(s) has otherwise been designated as non-portable. Non-portable NXXs include NXX codes assigned to paging, cellular and wireless services; codes assigned for internal testing and official use and any other NXX codes required to be designated as non-portable by the rules and regulations of the FCC. NXX codes assigned to mass calling on a choked network may not be ported using LNP technology but are portable using methods established by the NANC and adopted by the FCC. On a prospective basis, newly assigned codes in switches capable of porting shall become commercially available for porting with the effective date in the network.

          14.5.11 Both Parties’ use of LNP shall meet the performance criteria specified by the FCC. as well as the criteria set forth in Section 26. Both Parties shall also comply with the penalty provisions set forth in Section 26 of this Agreement Each Party will act as the default carrier for the other Party in the event that either Party is unable to perform the routing necessary for LNP.

15.0 DIALING PARITY — SECTION 251(b)(3)

Verizon and AT&T Broadband shall each provide the other with nondiscriminatory access to such services and information as are necessary to allow the other Party to implement Dialing Parity for Telephone Exchange Service, operator services, directory assistance, and directory listing information with no unreasonable dialing delays, as required under Section 251(b)(3) of the Act or by the Department.

16.0 ACCESS TO RIGHTS-OF-WAY — SECTION 251(b)(4)

          To the extent required by Applicable Law and where facilities are available, each Party (“Licensor”) shall provide the other Party (“Licensee”) access for purposes of making attachments to the poles, ducts, rights-of-way and conduits it owns or controls, pursuant to any existing or future license agreement between the Parties. Such access shall be in conformance with applicable federal and Massachusetts laws, including 47 U.S.C. §. 224 and 220 C.M.R. 45.000 et seq and on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party’s applicable Tariffs (including generally available license agreements).

17.0 DATABASES AND SIGNALING

          Subject to Section 11.0, Verizon shall provide AT&T Broadband with interfaces to access Verizon’s databases, including LIDB and toll-free service access codes (e.g., 800/888/877), and associated signaling necessary for the routing and completion of AT&T Broadband’s traffic through the provision of SS7 under its applicable Tariffs. Alternatively, either Party may secure CCS Interconnection from a commercial SS7 hub provider, and in that case, the other Party will permit the purchasing Party to access the same databases as would have been accessible if the purchasing Party had connected directly to the other Party’s CCS network. Access to these databases shall be provided by Verizon to either AT&T Broadband or AT&T Broadband’s commercial SS7 provider at parity to what Verizon provides to itself.

18.0 COORDINATED SERVICE ARRANGEMENTS

          18.1 Intercept and Referral Announcements

          When a Customer changes its service provider from Verizon to AT&T Broadband, or from AT&T Broadband to Verizon, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement (“Referral Announcement”) on the abandoned telephone number which provides details on the Customer’s new number or provide other appropriate information to the extent known. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for a period of not less than one hundred and eighty days (180) days after the date the Customer changes its telephone number in the case of business Customers and not less than ninety (90) days after the date the Customer changes its telephone number in the case of residential Customers or other time periods as may be required by the Department. The periods for referral announcement may be shorter if a number shortage condition is in effect for a particular NXX code.

          18.2 Coordinated Repair Calls

          AT&T Broadband and Verizon will employ the following procedures for handling misdirected repair calls:

                    18.2.1 AT&T Broadband and Verizon will educate their respective Customers as to the correct telephone numbers to call in order to access their respective repair bureaus.

                    18.2.2 To the extent Party A is identifiable as the correct provider of service to Customers that make misdirected repair calls to Party B, Party B will immediately refer the Customers to the telephone number provided by Party A, or to an information source that can provide the telephone number of Party A, in a courteous manner and at no charge. In responding to misdirected repair calls, neither Party shall make disparaging remarks about the other Party, its services, rates, or service quality, nor shall they use these misdirected repair calls as the basis for internal referrals or to solicit end users to market services. Either Party may respond with accurate information in answering end user questions.

                    18.2.3 AT&T Broadband and Verizon will provide their respective repair contact numbers to one another on a reciprocal basis.

          18.3 Customer Authorization

                    18.3.1 Without in any way limiting either Party’s obligations under Section 27.1, each Party shall comply with Applicable Laws with regard to Customer selection of a primary Telephone Exchange Service provider, and each Party shall make all appropriate payments or penalties as required by Applicable Law..

                    18.3.2 Unless the FCC or Department rules direct otherwise, in the event either Party requests that the other Party install, provide, change, or terminate a Customer’s Telecommunications Service (including, but not limited to, a Customer’s selection of a primary Telephone Exchange Service Provider) and (a) fails to provide documentary evidence of the Customer’s primary Telephone Exchange Service Provider selection upon request, or (b) without having obtained authorization from the Customer for such installation, provision, selection, change or termination in accordance with Applicable Laws, (or as provided in Section 18.3.1. above), the requesting Party shall be liable to the other Party for all charges that would be applicable to the Customer for the initial change in the Customer’s Telecommunications Service and any charges for restoring the Customer’s Telecommunications Service to its Customer-authorized condition, including to the appropriate primary Telephone Exchange Service provider.

                    18.3.3 Both Parties shall comply with Applicable Law with regard to Customer Proprietary Network Information, including, but not limited to, 47 U.S.C. § 222 and the FCC rules in 47 CFR Section 64.2001-Section 64.2009. AT&T Broadband shall not access (including, but not limited to, through Verizon OSS Services and Verizon Pre-OSS Services), use, or disclose Customer Proprietary Network Information made available to AT&T Broadband by Verizon pursuant to this Agreement unless AT&T Broadband has obtained any Customer authorization for such access, use and/or disclosure required by Applicable Law. By accessing, using or disclosing Customer Proprietary Network Information, AT&T Broadband represents and warrants that it has obtained authorization for such action from the applicable Customer in the manner required by Applicable Law and this Agreement. AT&T Broadband shall, upon request by Verizon, provide proof of such authorization (including a copy of any written authorization).

                    18.3.4 At such time that AT&T Broadband provides access to AT&T Broadband Customer Proprietary Network Information to Verizon, Verizon shall comply with the provisions of Section 18.3.3.

19.0 DIRECTORY SERVICES ARRANGEMENTS

Verizon will provide certain directory services to AT&T Broadband as defined herein. In this Section 19 of this Agreement, references to a AT&T Broadband Customer’s “primary listing” shall mean such Customer’s primary name, address, and telephone number, which number falls within the NXX codes directly assigned to AT&T Broadband or is retained by AT&T Broadband on the Customer’s behalf pursuant to Number Portability arrangements with Verizon or any other carrier within the geographic area covered in the relevant Verizon directory. Verizon will, upon request, provide the following directory services to AT&T Broadband in accordance with the terms set forth herein.

                    19.1 Directory Listings and Directory Distributions

                    19.1.1 Verizon will include the AT&T Broadband Customer’s primary listing in the appropriate “White Pages” directories (residence and business listings) and “Yellow Pages” directories (business listings), as well as in any electronic directories in which Verizon’s own Customers are ordinarily included, and directory assistance databases, and will distribute such directories to such Customers in an identical manner in which it provides those functions for its own Customers. Listings of AT&T Broadband’s Customers will be interfiled with listings of Verizon’s Customers and the Customers of other LECs included in the Verizon directories. Where required, AT&T Broadband will pay Verizon the charge(s) set forth in Exhibit A for providing such service for each AT&T Broadband Customer’s primary listing. AT&T Broadband will also pay Verizon’s Tariffed charges, as the case may be, for additional and foreign white page listings and other white pages services for AT&T Broadband’s Customers. Verizon will not require a minimum number of listings per order.

                    19.1.2 Upon request by AT&T Broadband, Verizon will make available to AT&T Broadband a directory list of relevant NXX codes, the close dates, publishing data, yellow page headings and call guide close dates on the same basis as such information is provided to Verizon’s own business offices, and within the same time frames to the extent required by Applicable Law.

                    19.1.3 AT&T Broadband shall provide Verizon with daily listing information on all new AT&T Broadband Customers in the format required by Verizon or a mutually-agreed upon industry standard format, at no charge. The information shall include the Customer’s name, address, telephone number, the delivery address and number of directories to be delivered, and, in the case of a business listing, the primary business heading under which the business Customer desires to be placed, and any other information necessary for the publication and delivery of directories. AT&T Broadband will also provide Verizon with daily listing information showing Customers that have disconnected or terminated their service with AT&T Broadband. Verizon will provide AT&T Broadband with confirmation of listing order activity, either through a verification report or a query on any listing which was not acceptable, within forty-eight (48) hours.

                    19.1.4 Verizon will accord AT&T Broadband’s directory listing information the same level of confidentiality which Verizon accords its own directory listing information, and Verizon shall ensure that access to AT&T Broadband’s directory listing information will be used solely for the purpose of providing directory services; provided, however, that should it determine to do so, Verizon may use or license information contained in its directory listings for direct marketing purposes so long as the AT&T Broadband Customers are not separately identified as such; and provided further that AT&T Broadband may identify those of its Customers that request that their names not be sold for direct marketing purposes, and Verizon will honor such requests to the same extent as it does for its own Customers.

                    19.1.5 Both Parties shall use their commercially reasonable efforts to ensure the accurate listing of AT&T Broadband Customer listings. Verizon will provide AT&T Broadband with a report of all AT&T Broadband customer listings no less than ninety (90) days prior to the service order close date for that directory. Verizon will process any corrections or additions made by AT&T Broadband with respect to its listings, provided such corrections or additions are received prior to the close date of the particular directory. Verizon will provide appropriate advance notice of applicable close dates.

                    19.1.6 AT&T Broadband will adhere to all practices, standards, and ethical requirements of Verizon with regard to listings, and, by providing Verizon with listing information, warrants to Verizon that AT&T Broadband has the right to place such listings on behalf of its Customers. Verizon will provide AT&T Broadband, upon request, a copy of the Verizon listings standards and specifications manual. AT&T Broadband agrees that it will undertake commercially practicable and reasonable steps to attempt to ensure that any business or person to be listed is authorized and has the right (i) to provide the product or service offered, and (ii) to use any personal or corporate name, trade name or language used in the listing. In addition, AT&T Broadband agrees to release, defend, hold harmless and indemnify Verizon from and against any and all claims, losses, damages, suits, or other actions, or any liability whatsoever, suffered, made, instituted, or asserted by any person arising out of Verizon’s listing of the listing information provided by AT&T Broadband hereunder.

                    19.1.7 Verizon’s liability to AT&T Broadband in the event of a Verizon error in or omission of a listing shall not exceed the amount of charges actually paid by AT&T Broadband for such listing. In addition, AT&T Broadband agrees to take, with respect to its own Customers, all reasonable steps to ensure that its and Verizon’s liability to AT&T Broadband’s Customers in the event of a Verizon error in or omission of a listing shall be subject to the same limitations that Verizon’s liability to its own Customers are subject to.

          19.2 Service Information Pages

          Verizon will include all AT&T Broadband NXX codes associated with the areas to which each directory pertains, to the extent it does so for Verizon’s own NXX codes, in any lists of such codes which are contained in the general reference portions of the directories. AT&T Broadband’s NXX codes shall appear in such lists in the same manner as Verizon’s NXX information. In addition, when AT&T Broadband is authorized to, and is offering, local service to end-users located within the geographic region covered by a specific directory, at AT&T Broadband request, Verizon will include in the “Customer Guide” or comparable section of the applicable white pages directories listings provided by AT&T Broadband for AT&T Broadband’s installation, repair and customer service and other essential local service oriented information, as agreed by the Parties, including appropriate identifying logo. Such listings shall appear in the manner agreed to by the Parties. AT&T Broadband will be responsible for providing the necessary information to Verizon by the applicable close date for the particular directory. Verizon will provide AT&T Broadband with the close dates and reasonable notice of any changes in said dates. Verizon shall not charge AT&T Broadband for inclusion of this essential local service-oriented information, but reserves the right to impose charges on other information AT&T Broadband may elect to submit and Verizon may elect to accept for inclusion in Verizon’s white pages directories.

          19.3 Yellow Pages Maintenance

                    The Parties agree to work cooperatively to ensure that Yellow Page advertisements purchased by Customers that switch their service to AT&T Broadband (including Customers utilizing AT&T Broadband-assigned telephone numbers and AT&T Broadband Customers utilizing Number Portability) are maintained without interruption. Verizon will offer Yellow Pages services to AT&T Broadband Customers on the same basis as they are offered to Verizon Customers.

          19.4 Directory Assistance (DA) and Operator Services (OS)

                    19.4.1 Verizon Services Corp. will provide AT&T Broadband with directory assistance and IntraLATA operator services in accordance with the Directory Assistance and IntraLATA Operator Services Agreement that is executed and entered into by and between Verizon Services Corp. and AT&T Broadband Phone of Massachusetts, LLC. of even date herewith.

                    19.4.2 AT&T Broadband shall arrange at its expense the trunking and other facilities required to transport to and from the designated DA and OS switch locations.

          19.5 Busy Line Verification and Busy Line Verification Interrupt (BLV/BLVI)

                    19.5.1 BLV permits the operator of one local carrier to request the status of access lines (conversation in progress, available to receive calls, or out of order) that are served by another local carrier. BLVI allows the operator of one local carrier to request interruption of conversation on access lines that have been determined to be in use.

                    19.5.2 If either Party (“Carrier A”) decides or is required by a regulatory body of competent jurisdiction to offer BLV/BLVI services to enable its Customers to verify and/or interrupt calls of other Customers, the operator bureau of the other Party (“Carrier B”) shall accept and respond to BLV/BLVI requests from the operator bureau of Carrier A.

                    19.5.3 The Local Carrier B operator shall only verify the status of the line or interrupt the line to inform the called party that another caller is attempting to reach them. The Local Carrier B operator will not complete the telephone call of the Customer initiating the BLVI request. The Local Carrier B operator will make only one BLVI attempt per operator bureau telephone request, and the applicable charges shall apply whether or not the called Customer releases the line. BLVI cannot be performed on telephone numbers utilizing a “call forwarding” feature. The operator shall respond to only one telephone number per call on requests for BLVI.

                    19.5.4 Both Parties shall route BLV/BLVI traffic inquiries over separate direct trunk groups (and not the Local/IntraLATA/InterLATA Trunks) established between the Parties respective operator bureaus. Each Party shall offer Interconnection for BLV/BLVI traffic at its operator services switch serving the LATA or other mutually agreed point within the LATA. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architectures in accordance with the terms of Section 4 of this Agreement. Local Carrier A shall outpulse the appropriate NPA, ATC Code, and Routing Code (operator code) to Local Carrier B.

20.0 RATES AND CHARGES; ASSURANCE OF PAYMENT

          20.1 Except as provided in Section 11, and as set forth in this Section 20, the rates and charges set forth in Exhibit A hereto, shall apply to the services, facilities, and arrangements provided by the Parties to each other hereunder and used for the provision of Telephone Exchange Service and associated Exchange Access and shall reflect all the applicable rates and charges pursuant to this Agreement. Within sixty (60) days after this Agreement is approved by the Department, the Parties agree to update Exhibit A by letter to provide Tariff references for those items in Exhibit A which generally reference a Verizon Tariff.

          20.2 The charges and fees set forth in Exhibit A are subject to the continuing jurisdiction of the Department and shall be modified when and if ordered or authorized by the Department during the pendency of this Agreement. The rates and charges set forth in Exhibit A shall be superseded by any new rate or charge when such new rate or charge is required by any order of the Department or the FCC, approved by the Department or the FCC, or otherwise allowed to go into effect, provided such new rates or charges are not subject to a stay issued by any court of competent jurisdiction. To the extent that Verizon is permitted to charge a new rate or charge to AT&T Broadband that would be applicable to services, facilities, or arrangements provided by AT&T Broadband to Verizon under this Agreement, AT&T Broadband shall also have the right to charge Verizon such new rate or charge.

          20.3 If a rate or charge in Exhibit A is superseded consistent with this section, then the Parties shall, no more frequently than every three months from the date of this Agreement, update Exhibit A by inserting the correct charge or fee, and, if necessary, shall retroactively true-up, consistent with the applicable effective dates noted above, to correct any billing reflecting such change. The use of interim or “TBD” charges or fees in Exhibit A shall not be construed as an acknowledgement by AT&T Broadband that such charges or fees are appropriate, cost-based, or in compliance with Applicable Law and shall not be construed to preclude either Party from legally challenging the use, basis, or amount of any charge or fee; provided, however, that such rate or charge shall apply as specified in Exhibit A; unless such rate or charge is modified in accordance with Section 20.2.

          20.4 Upon request by Verizon, AT&T Broadband shall, at any time and from time to time, provide to Verizon adequate assurance of payment of amounts due (or to become due) to Verizon hereunder. Assurance of payment of charges may be requested by Verizon if AT&T Broadband (a) in Verizon’s reasonable judgment, at the Effective Date or at any time thereafter, is unable to demonstrate that it is creditworthy, (b) fails to timely pay the undisputed portion of a bill pursuant to Section 28.8 rendered to AT&T Broadband by Verizon, (c) in Verizon’s reasonable judgment, at the Effective Date or at any time thereafter, does not have established credit with Verizon or (d) admits its inability to pay its debts as such debts become due, has commenced a voluntary case (or has had a case commenced against it) under the U.S. Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts or the like, has made an assignment for the benefit of creditors or is subject to a receivership or similar proceeding. Unless otherwise agreed by the Parties, the assurance of payment shall, at Verizon’s option, consist of (i) a cash security deposit in U.S. dollars held in an account by Verizon or (ii) an unconditional, irrevocable standby letter of credit naming Verizon as the beneficiary thereof and otherwise in form and substance satisfactory to Verizon from a financial institution acceptable to Verizon, in either case in an amount equal to two (2) months anticipated charges (including, without limitation, both recurring and non-recurring charges), as reasonably determined by Verizon, for the services, facilities or arrangements to be provided by Verizon to AT&T Broadband in connection with this Agreement. To the extent that Verizon opts for a cash deposit, the Parties intend that the provision of such deposit shall constitute the grant of a security interest pursuant to Article 9 of the Uniform Commercial Code as in effect in any relevant jurisdiction. If required by an applicable Verizon Tariff or by Applicable Law, interest will be paid on any such deposit held by Verizon at the higher of the stated interest rate in such Tariff or in the provisions of Applicable Law. Verizon may (but is not obligated to) draw on the letter of credit or funds on deposit in the account, as applicable, upon notice to AT&T Broadband in respect of any undisputed amounts billed hereunder that are not paid within thirty (30) days of the date of the applicable statement of charges prepared by Verizon. The fact that a security deposit or a letter of credit is requested by Verizon hereunder shall in no way relieve AT&T Broadband from compliance with Verizon’s regulations as to advance payments and payment for service, nor constitute a waiver or modification of the terms herein pertaining to the discontinuance of service for nonpayment of any sums due to Verizon for the services, facilities or arrangements rendered.

21.0 INSURANCE

          21.1 AT&T Broadband shall maintain during the term of this Agreement all insurance and/or bonds required to satisfy its obligations under this Agreement and all insurance and/or bonds required by Applicable Law, including, without limitation, its obligations set forth in Section 24 hereof. At a minimum and without limiting the foregoing covenant, AT&T Broadband shall maintain the following insurance:

          (a) Commercial General Liability Insurance, on an occurrence basis, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, and personal injury, with limits of at least $2,000,000 combined single limit for each occurrence.

(b) Automobile Liability, Comprehensive Form, with limits of at least $500,000 combined single limit for each occurrence.

(c) Excess Liability, in the umbrella form, with limits of at least $10,000,000 combined single limit for each occurrence.

(d) Worker’s Compensation Insurance as required by Applicable Law and Employer’s Liability Insurance with limits of not less than $1,000,000 per occurrence.

          21.2 AT&T Broadband shall list Verizon as an additional insured on the foregoing insurance, except with respect to Worker’s Compensation Insurance.

          21.3 AT&T Broadband shall, within two (2) weeks of the date hereof and on a semi-annual basis thereafter, furnish certificates or other proof of the foregoing insurance acceptable to Verizon. The certificates or other proof of the foregoing insurance shall be sent to: Director - Interconnection Services; Verizon Wholesale Markets; 1095 Avenue of the Americas; Room 1423; New York, NY 10036. In addition, AT&T Broadband shall require its agents, representatives, and contractors, if any, that may enter upon the premises of Verizon or Verizon’s affiliated companies to maintain similar and appropriate insurance and, if requested, to furnish Verizon certificates or other adequate proof of such insurance. Certificates furnished by AT&T Broadband or AT&T Broadband’s agents, representatives, or contractors shall contain a clause stating: “Verizon - Massachusetts shall be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the insurance.”

22.0 TERM AND TERMINATION.

          22.1 The initial term (the “Term”) of this Agreement shall commence on the Effective Date and expire on June 25th, 2003. Absent the receipt by one Party of written notice from the other Party pursuant to §22.4, to the effect that such Party wishes to renegotiate this Agreement, this Agreement shall automatically renew on a month to month basis and remain in full force and effect on and after the expiration of the Term until terminated by either Party as set forth below.

                    22.1.1 If, pursuant to Section 22.1, the Agreement continues in full force and effect after the expiration of the Term, either Party may terminate the Agreement ninety (90) days after delivering written notice to the other Party of its intention to terminate this Agreement (“Termination Notice”) unless either Party requests renegotiation of this Agreement within forty-five 45 days of such Termination Notice. The date of a Party’s receipt of the other Party’s request to renegotiate shall hereinafter be referred to as the “Renegotiation Request Date.” Any such request shall be deemed by both Parties to be a good faith request for Interconnection pursuant to Section 252 of the Act (or any successor provision), regardless of which Party made such request. If the Parties do not execute a new interconnection agreement within the respective periods set forth under the Act, either Party may exercise its applicable rights under the Act. If a Party then requests arbitration under §252 of the Act subsequent to the Renegotiation Request Date, then each Party shall be obligated to continue to perform its obligations and provide its services described herein until a successor agreement is fully executed and effective in accordance with the Department’s decision pursuant to section 252 of the Act including any decisions on reconsideration. If neither Party requests renegotiation within forty-five 45 days of the Termination Notice, this Agreement shall terminate 90 days after the Termination Notice. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this Section 22.1 other than to pay to the other Party any amounts owed under this Agreement.

          22.2 Upon termination or expiration of this Agreement in accordance with this Section 22.0:

(a)	each Party shall comply immediately with its obligations set forth in Section 28.4.4;

(b)	each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement;

(c)	each Party’s indemnification obligations shall survive termination or expiration of this Agreement.

          22.3 If either Party defaults in the payment of any amount due hereunder, or if either Party violates any other provision of this Agreement, and such default or violation shall continue for sixty (60) days after written notice thereof, the other Party may terminate this Agreement and services hereunder by written notice; provided the other Party has provided the defaulting Party and the appropriate federal and/or state regulatory bodies with written notice at least twenty-five (25) days’ prior to terminating service. Notice shall be posted by overnight mail, return receipt requested. If the defaulting Party cures the default or violation within the twenty-five (25) day period, the other Party will not terminate service or this Agreement but shall be entitled to recover all costs, if any, incurred by it in connection with the default or violation, including, without limitation, costs incurred to prepare for the termination of service.

          22.4 If either Party seeks to renegotiate this Agreement, unless otherwise agreed by the Parties, it must provide written notice thereof to the other Party no earlier than nine (9) months and no later than ninety 90 days prior to the expiration of the Term. The date of a Party’s receipt of the other Party’s request to renegotiate shall hereinafter be referred to as the “Renegotiation Request Date.” Any such request shall be deemed by both Parties to be a good faith request for Interconnection pursuant to Section 252 of the Act (or any successor provision), regardless of which Party made such request. If the Parties do not execute a new interconnection agreement within the respective periods set under the Act, either Party may exercise its applicable rights under the Act. If a Party then requests arbitration under §252 of the Act subsequent to the Renegotiation Request Date, each Party shall be obligated to continue to perform its obligations and provide its services described herein until a successor agreement is fully executed and effective in accordance with the Department’s decision pursuant to section 252 of the Act including any decisions on reconsideration.

23.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NEITHER PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FACILITIES OR ARRANGEMENTS PROVIDED HEREUNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM ANY OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

24.0 INDEMNIFICATION

          24.1 Verizon agrees to indemnify, defend and hold harmless AT&T Broadband from and against any and all Losses resulting from any claims, demands, suits, governmental proceedings, or other actions:

          (a) relating to personal injury to or death of any person, or damage to, or destruction or loss of, real and/or personal property of any person, arising from transactions or activities relating to this Agreement, to the extent such injury, death, damage, destruction or loss, was proximately caused by the negligent or otherwise tortious acts or omissions of Verizon; or

          (b) made, instituted, or asserted by Verizon’s own Customer(s) against AT&T Broadband arising out of AT&T Broadband’s provision of services to Verizon under this Agreement (except for a Loss as to which AT&T Broadband is obligated to indemnify Verizon under Section 24.2(a)).

          24.2 AT&T Broadband agrees to indemnify, defend and hold harmless Verizon from and against any and all Losses resulting from any and all claims, demands, suits, governmental proceedings, or other actions

(a)

relating to personal injury to or death of any person, or damage to, or destruction or loss of, real and/or personal property, owned by any person, arising from transactions or activities relating to this Agreement, to the extent such injury, death, damage, destruction or loss, was proximately caused by the negligent or otherwise tortious acts or omissions of AT&T Broadband; or

(b)

made, instituted, or asserted by AT&T Broadband’s own Customer(s) against Verizon arising out of Verizon’s provision of services to AT&T Broadband under this Agreement (except for a Loss as to which Verizon is obligated to indemnify AT&T Broadband under Section 24.1(a)).

          24.3 Nothing in Sections 24.1 and 24.2 shall affect or limit any claims, remedies, or other actions the indemnifying Party may have against the indemnified Party under this Agreement, any other contract, any applicable Tariff(s), or Applicable Law, relating to the indemnified Party’s provision of services, facilities or arrangements to the indemnifying Party under this Agreement.

          24.4 A Party’s obligation to indemnify the other Party as provided herein shall be conditioned upon the following:

(a)

The indemnified Party shall promptly notify the indemnifying Party of any action taken against the indemnified Party relating to the indemnification. However, the failure to give such notice shall release the Indemnifying Party from its obligations under this Section 24.0 only to the extent the failure to give such notice has prejudiced the indemnifying Party.

(b)

The indemnifying Party shall have sole authority to defend any such action, including the selection of legal counsel, and the indemnified Party may engage separate legal counsel only at the indemnified Party’s sole cost and expense.

(c)

In no event shall the indemnifying Party settle or consent to any judgment in an action without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld. However, in the event the settlement or judgment requires a contribution from or affects the rights of the indemnified Party, the indemnified Party shall have the right to refuse such settlement or judgment and, at its own cost and expense, take over the defense against such Loss, provided that in such event the indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify the indemnified Party against, the Loss for any amount in excess of such refused settlement or judgment.

(d)

The indemnified Party shall, in all cases, assert any and all provisions in its Tariffs that limit liability to third parties as a bar to any recovery by the third party claimant in excess of such limitation of liability.

(e)	The indemnified Party shall offer the indemnifying Party all reasonable cooperation and assistance in the defense of any such action.

          24.5 Each Party agrees that it will not implead or bring any action against the other Party or its affiliates, or any of their respective directors, officers, agents or employees, based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by the other Party and that arises out of performance of this Agreement.

25.0 LIMITATION OF LIABILITY

          25.1 The liability of either Party to the other Party for damages, claims or other losses arising out of failure to comply with a direction to install, restore or terminate facilities, or out of failures, mistakes, omissions, interruptions, delays, errors, defects or the like (collectively, “Errors”) occurring in the course of furnishing any services, arrangements, or facilities hereunder shall be determined in accordance with the terms of the applicable Tariff(s) of the providing Party. In the event no Tariff(s) apply, the providing Party’s liability for such Errors shall not exceed an amount equal to the pro rata applicable monthly charge for the period in which such Errors occur. Except as otherwise required by Applicable Law, recovery of said amount shall be the injured Party’s sole and exclusive remedy against the providing Party for such Errors.

          25.2 Neither Party shall be liable to the other Party in connection with the provision or use of services offered under this Agreement for indirect, incidental, consequential, reliance, punitive, or like damages, including, without limitation, damages for lost profits (collectively, “Consequential Damages”), regardless of the form of action, whether in contract, warranty, strict liability, tort or otherwise, including, without limitation, negligence of a Party, even if the other Party has been advised of the possibility of such damages; provided that the foregoing shall not limit a Party’s obligation under Section 24 hereof.

26.0 PERFORMANCE STANDARDS FOR SPECIFIED ACTIVITIES

26.1 Performance Standards

26.1.1

Verizon shall provide Interconnection and unbundled Network Elements, and make its Telecommunication Services available for resale, all as set forth herein, in accordance with the performance standards set forth in Section 251(c) of the Act and the FCC Regulations.

26.1.2

Except as set forth in Sections 26.1.3.4 and 26.1.4 below the Parties agree that the performance standards and remedies approved by the Department in the Consolidated Arbitrations (D.T.E. 96-73/74, 96-75, 96-80/81, 96-83, 96-94) (“Consolidated Arbitration”) as of the Effective Date of this Agreement, as they may be amended, revised, supplemented or replaced from time to time, shall be incorporated by reference into this Agreement and shall govern the provision of services and arrangements hereunder. If Verizon implements performance standards and performance credits or payments (a “Performance Assurance Plan”) in conjunction with Verizon’s application to provide interLATA service in Massachusetts or in conjunction with an application for other Federal or Massachusetts regulatory agency approval, or if the Department or FCC requires Verizon to implement a Performance Assurance Plan, Verizon may reduce the credits and payments due to AT&T Broadband pursuant to the Consolidated Arbitration by any credits or payments due to AT&T Broadband pursuant to the Performance Assurance Plan to the extent that such a Performance Assurance Plan contains measurements which are the same or substantially similar to those contained in the Consolidated Arbitration.

26.1.3	Local Number Portability (“LNP”) Performance Credits

26.1.3.1

A Party performing LNP transfer of telephone numbers (“Porting Party”) to the Party receiving the numbers (“Receiving Party”) will provide bill credits to the Receiving Party for failure to transfer the numbers “On-Time” (as defined in Schedule 26.1) as follows. If the Porting Party’s performance for the calendar quarter[1] is 95% of numbers transferred On-Time or above, no credits will be due. If the Porting Party’s performance for the calendar quarter is less than 95% of numbers transferred On-Time, and the Porting Party has transferred at least 100 numbers to the Receiving Party during the calendar quarter, the Porting Party shall provide a bill credit to the Receiving Party in the amount of $2000 for each percentage point[2] by which the Porting Party’s performance falls below 95% of numbers transferred On-Time.

26.1.3.2

Within thirty (30) days after the end of each calendar quarter, each Porting Party shall report to the Receiving Party the percentage of On-Time number transfers performed by the Porting Party for the Receiving Party during the calendar quarter. If the Porting Party’s performance is below 95% On-Time, the Porting Party shall apply the credit provided for in Section 26.1.3.1 to an appropriate Receiving Party bill within sixty (60) days after the end of the calendar quarter.

26.1.3.3

If Verizon implements performance standards and performance credits or payments for LNP On-Time performance (a “Performance Assurance Plan”) in conjunction with Verizon’s application to provide interLATA service in Massachusetts or in conjunction with an application for other Federal or Massachusetts regulatory agency approval, or if the Department or FCC requires Verizon to implement a Performance Assurance Plan, AT&T Broadband, at its option, may obtain credits or payments

1 January through March, April through June, July through September, or October through December.

2 In calculating the number of percentage points by which the Porting Party’s performance falls below 95% of numbers transferred on time, a fractional percentage point will be rounded-up to the next whole percentage point. For instance, a performance of 93.7% On-Time represents a performance of 1.3 percentage points below the 95% standard. The performance of 1.3 percentage points below the 95% standard would be rounded-up to 2 percentage points below the 95% standard.

payable under a Performance Assurance Plan or credits or payments under this Section, but not both.

26.1.4	Customer Credits

26.1.4.1

If a Porting Party fails to transfer a telephone number “On-Time” (as defined in Schedule 26.1) (“Porting Failure”), and as a direct result of this Porting Failure a customer’s line is without dialtone or the customer cannot receive incoming calls for longer than two (2) hours and the Receiving Party provides the customer with a bill credit or payment because of this outage, the Porting Party shall provide the Receiving Party with a bill credit equal to the bill credit or payment provided by the Receiving Party to the customer, not to exceed $25 per out-of-service customer line per day for each day the line is without dialtone or the customer cannot receive incoming calls for longer than two (2) hours as a direct result of the Porting Failure.

26.1.4.2

Each Receiving Party shall within thirty (30) days after the end of each calendar quarter provide to the Porting Party an itemized statement showing line-by-line the credits or payments provided by the Receiving Party to customers for Porting Failure outages and the duration of each outage for which a credit or payment was provided by the receiving Party to a customer. Any customer compensation credits due pursuant to this Section 26.1.4 shall be credited by the Porting Party to an appropriate Receiving Party bill within forty-five (45) days after the Porting Party receives the statement from the Receiving Party.

26.1.4.3

If Verizon implements performance standards and performance credits or payments for LNP On-Time performance (a “Performance Assurance Plan”) in conjunction with Verizon’s application to provide interLATA service in Massachusetts or in conjunction with an application for other Federal or Massachusetts regulatory agency approval, or if the Department or FCC requires Verizon to implement a Performance Assurance Plan, AT&T Broadband, at its option, may obtain credits or payments payable under a Performance Assurance Plan or credits or payments under this Section, but not both.

26.1.5	Confirmation of LNP Requested Due Dates

26.1.5.1

Pursuant to the Department’s Order on Impasse Issues, DTE 99-42/43, dated December 14, 2000, the following provisions on the confirmation of LNP requested due dates shall apply until otherwise ordered by the Department.

26.1.5.2	The Receiving Party shall submit accurate and timely LSRs with valid due dates consistent with the LNP Due Dates set forth in Schedule 26.1 (“Requested Due Date”).

26.1.5.3

If, based on the Receiving Party’s records, the Porting Party fails to provide a Firm Order Confirmation reflecting the Requested Due Date (“LNP Confirmation Discrepancy”), the Receiving Party shall notify the designated representative of the Porting Party of such Discrepancy in a manner mutually agreed to by the Parties. The Porting Party will timely investigate the LNP Confirmation Discrepancy and report back to the Receiving Party with the results of its investigation and implement corrective action, if required.

26.1.5.4

If, based on the Receiving Party’s records, LNP Confirmation Discrepancies occur for five percent (5%) or more of the accurate and timely LSRs submitted by the Receiving Party over any month (“Monthly LNP Discrepancy”), the Receiving Party shall notify the designated representative of the Porting Party in writing or electronically of such Discrepancy and the Porting Party shall undertake a review and root cause analysis to determine if such Monthly LNP Discrepancy has occurred and, if so, undertake a process improvement effort to correct the problem. The Porting Party shall complete its review and root cause analysis and notify the Receiving Party of its process improvement efforts, if required, within thirty (30) days of written or electronic notification from the Receiving Party of the Monthly LNP Discrepancy. As part of its process improvement efforts, if required, the Porting Party shall collect and analyze the relevant data relating to ported numbers associated with the Monthly LNP Discrepancy for three months beginning with the first day of the Monthly LNP Discrepancy. The Receiving Party shall cooperate with the Porting Party in its review and root cause analysis and the implementation of corrective action, if any.

26.1.5.5

If Verizon implements performance standards and performance credits or payment for LNP Confirmation Discrepancies or Monthly LNP Discrepancies as part of a Performance Assurance Plan in conjunction with Verizon’s application to provide interLATA service in Massachusetts or in conjunction with an application for other Federal or Massachusetts regulatory agency approval, or if the Department or FCC requires Verizon to implement a Performance Assurance Plan, AT&T Broadband may obtain credits or payments payable under a Performance Assurance Plan.

26.2 Performance Reporting

26.2.1

To the extent required by the FCC Order in “In the Applications of NYNEX Corporation, Transferor, and Verizon Corporation, Transferee, For Consent to Transfer Control of NYNEX Corporation and its Subsidiaries,” 12 FCC Rcd 19985, NSD-L-96-10, Memorandum Opinion and Order (August 14, 1997) (“Merger Order”), Verizon shall provide Performance Monitoring Reports to AT&T Broadband.

26.2.2	To the extent required by a final order of the FCC approving the proposed acquisition of GTE Corporation by Verizon Corporation (In the Matter of GTE Corporation,

Transferor, and Verizon Corporation, Transferee, For Consent to Transfer of Control, FCC CC Docket No. 98-184), Verizon shall provide performance measurement results (“Performance Measurement Results”) to AT&T Broadband.

26.2.3

AT&T Broadband agrees that the information in the Performance Monitoring Reports and the information in the Performance Measurement Results is confidential and proprietary to Verizon, and shall be used by AT&T Broadband solely for internal performance assessment purposes, for purposes of joint AT&T Broadband and Verizon assessments of service performance, and for reporting to the Commission, the FCC, or courts of competent jurisdiction, under cover of an agreed-upon protective order, for the sole purpose of enforcing Verizon’s obligations hereunder. AT&T

Broadband shall not otherwise disclose this information to third parties.

27.0 COMPLIANCE WITH LAWS; REGULATORY APPROVAL

          27.1 Each Party shall remain in compliance with Applicable Law in the course of performing this Agreement. Each Party shall promptly notify the other Party in writing of any governmental action that suspends, cancels, withdraws, limits, or otherwise materially affects its ability to perform its obligations hereunder.

          27.2 The Parties understand and agree that this Agreement will be filed with the Department and may thereafter be filed with the FCC as an integral part of Verizon’s application pursuant to Section 271(d) of the Act.

          27.3 In the event of a change in Applicable Law that materially affects any material term of this Agreement, the rights or obligations of either Party hereunder, or the ability of either Party to perform any material provision hereof, the Parties shall renegotiate in good faith such affected provisions with a view toward agreeing to acceptable new terms as may be required or permitted as a result of such legislative, regulatory, judicial or other legal action.

          27.4 Notwithstanding anything herein to the contrary, if, as a result of any decision, order or determination of any judicial or regulatory authority with jurisdiction over the subject matter hereof, it is determined that Verizon is not required to furnish any service, facility or arrangement, or to provide any benefit required to be furnished or provided to AT&T Broadband hereunder, then Verizon may, subject to the restrictions set forth below, discontinue the provision of any such service, facility, arrangement or benefit to the extent permitted by any such decision, order or determination. Verizon shall continue to provide the service, facility, arrangement, or benefit, ordered by AT&T Broadband as of the date of such decision, order, or determination, unchanged until the amendment to this Agreement has been approved by the Department. If the Parties are unable to agree on such an amendment to this Agreement, then either Party may invoke the dispute resolution provision of Section 28.9.

28.0 MISCELLANEOUS

          28.1 Authorization

                    28.1.1 Verizon is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder.

                    28.1.2 AT&T Broadband is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                    28.1.3 AT&T Broadband represents that it is, or intends to become, a provider of Telephone Exchange Service to subscribers offered predominantly over its own Telephone Exchange Service facilities in combination with the use of unbundled Network Elements purchased from another entity and the resale of the Telecommunications Services of other carriers.

          28.2 Independent Contractor; Disclaimer of Agency

          Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party’s contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers’ compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.

          28.3 Force Majeure

          Neither Party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such Party, including, without limitation: adverse weather conditions, fire, explosion, power failure, acts of God, war, revolution, civil commotion, or acts of public enemies; any law, order, regulation, ordinance or requirement of any governmental or legal body; labor unrest, including, without limitation, strikes, slowdowns, picketing or boycotts; or delays caused by the other Party or by other service or equipment vendors; or any other acts or occurrences beyond the Party’s reasonable control, in each case regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement (any of the foregoing, a “Force Majeure Event”). In such event, the nonperforming Party shall, upon giving prompt notice to the other Party, be excused from such performance on a day-to-day basis to the extent of such interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis to the extent such Party’s obligations relate to the performance so interfered with). The non-performing Party shall use its commercially reasonable efforts to avoid or remove the cause(s) of non-performance and both Parties shall proceed to perform with dispatch once the cause(s) are removed or cease. Notwithstanding the above, in no case shall a Force Majeure Event excuse either Party from the obligation to pay money when due under this Agreement, nor require the non-performing Party to settle any labor dispute except as the non-performing Party, in its sole discretion, determines appropriate.

          28.4 Confidentiality

                    28.4.1 All information, including but not limited to specifications, microfilm, photocopies, magnetic disks, magnetic tapes, drawings, sketches, models, samples, tools, technical information, data, employee records, maps, financial reports, and market data, that is furnished by one Party to the other Party and that:

(a)	contains customer specific, facility specific, or usage specific information, other than customer information communicated for the purpose of publication or directory database inclusion, or

(b)	is in written, graphic, electromagnetic, or other tangible form and marked at the time of delivery as “Confidential” or “Proprietary,” or

(c)

is communicated orally and declared to the receiving Party at the time of delivery, and by written notice given to the receiving Party within ten (10) days after delivery, to be “Confidential” or “Proprietary” (collectively referred to as “Proprietary Information”),

(d)	shall remain the property of the disclosing Party.

                    28.4.2 Each Party shall keep all of the other Party’s Proprietary Information confidential in the same manner it holds its own Proprietary Information confidential (which in all cases shall be no less than in a commercially reasonable manner) and shall use the other Party’s Proprietary Information only for performing the covenants contained in this Agreement. Neither Party shall use the other Party’s Proprietary Information for any other purpose except upon such terms and conditions as may be agreed upon between the Parties in writing or to enforce its rights hereunder (provided that the Party wishing to disclose the other Party’s Proprietary Information submits the same to the Department or courts of competent jurisdiction, as applicable, under a request for a protective order).

                    28.4.3 Unless otherwise agreed, the obligations of confidentiality and non-use set forth in this Agreement do not apply to such Proprietary Information that:

(a)	was, at the time of receipt, already known to the receiving Party free of any obligation to keep it confidential as evidenced by written records prepared prior to delivery by the disclosing Party; or

(b)	is or becomes publicly known through no wrongful act of the receiving Party; or

(c)	is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the disclosing Party with respect to such information; or

(d)

is independently developed by an employee, agent, or contractor of the receiving Party that is not involved in any manner with the provision of services pursuant to this Agreement and does not have any direct or indirect access to the Proprietary Information; or

(e)	is approved for release by written authorization of the disclosing Party; or

(f)

is required to be made public by the receiving Party pursuant to Applicable Law, provided that the receiving Party shall have made commercially reasonable efforts to give adequate notice of the requirement to the disclosing Party in order to enable the disclosing Party to seek protective orders.

                    28.4.4 Following termination or expiration of this Agreement, and upon request by the disclosing Party, the receiving Party shall return all tangible copies of Proprietary Information, whether written, graphic, electromagnetic or otherwise, except that the receiving Party may retain one copy for archival purposes only.

                    28.4.5 Notwithstanding any other provision of this Agreement, the provisions of this Section 28.4 shall apply to all Proprietary Information furnished by either Party to the other in furtherance of the purpose of this Agreement, even if furnished before the Effective Date.

          28.5 Choice of Law

          The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the state in which this Agreement is to be performed, except for its conflicts of laws provisions. In addition, insofar as and to the extent federal law may apply, federal law will control.

          28.6 Taxes

                    28.6.1 In General. With respect to any purchase hereunder of services, facilities or arrangements, if any federal, state or local tax, fee, surcharge or other tax-like charge (a “Tax”) is required or permitted by Applicable Law to be collected from the purchasing Party by the providing

Party, then (i) the providing Party shall properly bill the purchasing Party for such Tax, (ii) the purchasing Party shall timely remit such Tax to the providing Party and (iii) the providing Party shall timely remit such collected Tax to the applicable taxing authority.

                    28.6.2 Taxes Imposed on the Providing Party With respect to any purchase hereunder of services, facilities or arrangements, if any federal, state or local Tax is imposed by Applicable Law on the receipts of the providing Party, and such Applicable Law permits the providing Party to exclude certain receipts received from sales for resale to a public utility, distributor, telephone company, local exchange carrier, telecommunications company or other communications company (“Telecommunications Company”), such exclusion being based solely on the fact that the purchasing Party is also subject to a tax based upon receipts (“Receipts Tax”), then the purchasing Party (i) shall provide the providing Party with notice in writing in accordance with Section 28.6.6 of this Agreement of its intent to pay the Receipts Tax and (ii) shall timely pay the Receipts Tax to the applicable tax authority.

                    28.6.3 Taxes Imposed on Customers With respect to any purchase hereunder of services, facilities or arrangements that are resold to a third party, if any federal, state or local Tax is imposed by Applicable Law on the subscriber, end-user, Customer or ultimate consumer (“Subscriber”) in connection with any such purchase, which a Telecommunications Company is required to impose and/or collect from a Subscriber, then the purchasing Party (i) shall be required to impose and/or collect such Tax from the Subscriber and (ii) shall timely remit such Tax to the applicable taxing authority.

                    28.6.4 Liability for Uncollected Tax, Interest and Penalty If the providing Party has not received an exemption certificate and fails to collect any Tax as required by Section 28.6.1, then, as between the providing Party and the purchasing Party, (i) the purchasing Party shall remain liable for such uncollected Tax and (ii) the providing Party shall be liable for any interest assessed thereon and any penalty assessed with respect to such uncollected Tax by such authority. If the providing Party properly bills the purchasing Party for any Tax but the purchasing Party fails to remit such Tax to the providing Party as required by Section 28.6.1, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the providing Party does not collect any Tax as required by Section 28.6.1 because the purchasing Party has provided such providing Party with an exemption certificate that is later found to be inadequate by a taxing authority, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the purchasing Party fails to pay the Receipts Tax as required by Section 28.6.2, then, as between the providing Party and the purchasing Party, (x) the providing Party shall be liable for any Tax imposed on its receipts and (y) the purchasing Party shall be liable for any interest assessed thereon and any penalty assessed upon the providing Party with respect to such Tax by such authority. If the purchasing Party fails to impose and/or collect any Tax from Subscribers as required by Section 28.6.3, then, as between the providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing Party has agreed to pay, or is required to impose on and/or collect from Subscribers, the purchasing Party agrees to indemnify and hold the providing Party harmless on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to recover the Tax from the providing Party due to the failure of the purchasing Party to timely pay, or collect and timely remit, such Tax to such authority. In the event either Party is audited by a taxing authority, the other Party agrees to cooperate fully with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

                    28.6.5 Tax Exemptions and Exemption Certificates If Applicable Law clearly exempts a purchase hereunder from a Tax, and if such Applicable Law also provides an exemption procedure, such as an exemption-certificate requirement, then, if the purchasing Party complies with such procedure, the providing Party shall not collect such Tax during the effective period of such exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with the terms set forth in Section 28.6.6. If Applicable Law clearly exempts a purchase hereunder from a Tax, but does not also provide an exemption procedure, then the providing Party shall not collect such Tax if the purchasing Party (i) furnishes the providing Party with a letter signed by an officer requesting such an exemption and citing the provision in the Applicable Law which clearly allows such exemption and (ii) supplies the providing Party with an indemnification agreement, reasonably acceptable to the providing Party (e.g., an agreement commonly used in the industry), which holds the providing Party harmless on an after-tax basis with respect to its forbearing to collect such Tax.

                    28.6.6 If any discount or portion of a discount in price provided to AT&T Broadband under this Agreement (including, but not limited to, a wholesale discount provided for in Exhibit A) is based on anticipated Tax savings to Verizon because it was anticipated that receipts from sales of Verizon services that would otherwise be subject to a Tax on such receipts could be excluded from such Tax under Applicable Law because the Verizon services would be sold to AT&T Broadband for resale, and Verizon is, in fact, required by Applicable Law to pay such Tax on receipts from sales of Verizon services to AT&T Broadband, then, as between Verizon and AT&T Broadband, AT&T Broadband shall be liable for, and shall indemnify and hold harmless Verizon against (on an after-tax basis), any such Tax and any interest and/or penalty assessed by the applicable taxing authority on either AT&T Broadband or Verizon with respect to the Tax on Verizon’s receipts.

                    28.6.7 All notices, affidavits, exemption-certificates or other communications required or permitted to be given by either Party to the other, for purposes of this Section 28.6, shall be made in writing and shall be delivered in person or sent by certified mail, return receipt requested, or registered mail, or a courier service providing proof of service, and sent to the addressees set forth in Section 28.10 as well as to the following:

To Verizon:	Tax Administration

Verizon Communications
1095 Avenue of the
Americas
Room 3109
New York, NY 10036

To AT&T Broadband:	Tax Administration
AT&T Broadband of Delaware,
Inc. 188 Inverness Drive West
Suite 700
Englewood, CO 80111

Either Party may from time to time designate another address or other addressees by giving notice is accordance with the terms of this Section 28.6. Any notice or other communication shall be deemed to be given when received.

          28.7 Assignment

          Neither Party may assign this Agreement or any of its rights or obligations hereunder to a third party without the written consent of the other Party; provided, however, that either Party may assign this Agreement to an affiliate, with the other Party’s prior written consent, upon the provision of reasonable evidence by the proposed assignee that it has the resources, ability, and authority to provide satisfactory performance under this Agreement and that the proposed assignee is in good standing with Verizon. Any assignment or delegation in violation of this Section 28.7 shall be void and ineffective and constitute a default of this Agreement. For the purposes of this Section, the term “affiliate” shall mean any entity that controls, is controlled by, or is under common control with the assigning Party.

          Notwithstanding anything to the contrary in this Agreement, in connection with the proposed merger between AT&T Corp. and AT&T Broadband Phone of Massachusetts, LLC., the parent corporation of AT&T Broadband, AT&T Broadband may assign this Agreement without consent to AT&T Corp. or a subsidiary of AT&T Corp. at any time following closing of said merger on thirty (30) days prior written notice to Verizon; provided that AT&T Corp. or such subsidiary of AT&T Corp. qualifies as a requesting Telecommunications Carrier under the Act.

          28.8 Billing and Payment; Disputed Amounts

                    28.8.1 Except as may otherwise be provided in this Agreement, each Party shall submit on a monthly basis an itemized statement of charges incurred by the other Party during the preceding month(s) for services, facilities or arrangements provided hereunder. Payment of amounts billed under this Agreement, whether billed on a monthly basis or as otherwise provided herein, shall be due, in immediately available U.S. funds, on the later of (a) thirty (30) days following the date of such statement, or (b) twenty (20) days from the date of receipt of such statement.

                    28.8.2 Although it is the intent of both Parties to submit timely and accurate statements of charges, failure by either Party to present statements to the other Party in a timely manner shall not constitute a breach or default, or a waiver of the right to payment of the incurred charges, by the billing

Party under this Agreement, and the billed Party shall not be entitled to dispute the billing Party’s statement(s) based on such Party’s failure to submit them in a timely fashion.

                    28.8.3 If any portion of an amount due to a Party (the “Billing Party”) under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the “Non-Paying Party”) shall within thirty (30) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes (“Disputed Amounts”) and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties, provided that the Billing Party has responded to the Non-Paying Party’s billing inquiries within ten (10) business days.

                    28.8.4 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

                    28.8.5 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties’ appointment of designated representatives pursuant to Section 28.8.4, or if either Party fails to appoint a designated representative within thirty (30) days of the end of the sixty (60) day period referred to in Section 28.8.4, then either Party may file a complaint with the Department to resolve such issues or proceed with any other remedy pursuant to law or equity.

                    28.8.6 The Parties agree that all negotiations pursuant to this Section 28.8 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

                    28.8.7 Undisputed charges which are not paid when due pursuant to Section 28.8.1 shall be subject to a late payment charge. The late payment charge shall be an amount specified by the billing Party which shall not exceed a rate of one and one-half percent (11/2%) of the overdue amount (including any unpaid previously billed late payment charges) per month.

          28.9 Dispute Resolution

          Except as otherwise provided in this Agreement, any dispute between the Parties regarding the interpretation or enforcement of this Agreement or any of its terms shall be addressed by good faith negotiation between the Parties, in the first instance. Should such negotiations fail to resolve the dispute within thirty (30) days of notification or as otherwise agreed to by the Parties, either Party may initiate an appropriate action in any regulatory or judicial forum of competent jurisdiction

          28.10 Notices

          Except as otherwise provided in this Agreement, notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested, or (d) delivered by telecopy to the following addresses of the Parties:

To AT&T Broadband:

AT&T Broadband Phone of Massachusetts,
LLC. Commercial Transactions -
Interconnection
188 Inverness Drive West
Suite 600
Englewood, Colorado 80112
Telephone: (303) 858-3551
Facsimile: (303) 858-3491

AND

AT&T Broadband Phone of Massachusetts,
LLC. Attention: Ms. Stacey Parker
Counsel – Director of Regulatory
Affairs 6 Campanelli Drive
Andover, Massachusetts 01810
Telephone: (978) 258-4250
Facsimile: (978) 683-7057

To Verizon:

Director-Contract Performance & Administration
Verizon Wholesale Markets
600 Hidden Ridge
HQEWMNOTICES
Irving. TX 75038
Telephone Number: 972-718-5988
Facsimile Number: 972-719-1519
Internet Address: wmnotices@verizon.com

with a copy to:

Vice President and Associate General
Counsel Verizon Wholesale Markets
1320 N. Court House Road
8th Floor
Arlington, VA 22201
Facsimile: 703/974-0744

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail, or (iv) on the date set forth on the confirmation in the case of telecopy.

          28.11 Joint Work Product

          This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

          28.12 No Third Party Beneficiaries

          This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder.

          28.13 No Licenses

                    28.13.1 Nothing in this Agreement shall be construed as the grant of a license with respect to any patent, copyright, trademark, trade name, trade secret or any other proprietary or intellectual property now or hereafter owned, controlled or licensable by either Party. Neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights.

                    28.13.2 Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its Customers based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus, or system, or the use of any software, or the performance of any service or method, or the provision of any facilities by either Party under this Agreement, alone or in combination with that of the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any Party or third party. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such claim.

                    28.13.3 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY EACH PARTY OF THE OTHER’S FACILITIES, ARRANGEMENTS, OR SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT.

                    28.13.4 AT&T Broadband agrees that the rights granted by Verizon hereunder shall, where applicable, be subject to the restrictions, if any, contained in any current software license agreements between Verizon and Verizon’s software vendors. AT&T Broadband acknowledges that functions and features made available to it hereunder through the use of third party proprietary products may involve additional terms and conditions and/or separate licensing to AT&T Broadband.

          28.14 Technology Upgrades

          Notwithstanding any other provision of this Agreement, Verizon shall have the right to deploy, upgrade, migrate and maintain its network at its discretion. The Parties acknowledge that Verizon, at its election, may deploy fiber throughout its network and that such fiber deployment may inhibit or facilitate AT&T Broadband’s ability to provide service using certain technologies. Nothing in this Agreement shall limit Verizon’s ability to upgrade its network through the incorporation of new equipment, new software or otherwise. Verizon shall provide notice of such upgrades to the extent and in the manner required by Section 9.5 of this Agreement. AT&T Broadband shall be solely responsible for the cost and effort of accommodating such changes in its own network.

          28.15 Survival

          The Parties’ obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement (including, without limitation, the obligation to pay amounts owed hereunder (to include indemnification obligations) and the obligation to protect the other Party’s Proprietary Information) shall survive the termination or expiration of this Agreement.

          28.16 Entire Agreement

          The terms contained in this Agreement and any Schedules, Exhibits, Tariffs and other documents or instruments referred to herein that are incorporated into this Agreement by this reference constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any and all prior understandings, proposals and other communications, oral or written regarding such subject matter. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party’s form documents, purchase orders, quotations, acknowledgments, invoices or other communications.

          28.17 Counterparts

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          28.18 Modification, Amendment, Supplement, or Waiver

          No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties. A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options.

          28.19 Successors and Assigns

          This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.

          28.20 Publicity and Use of Trademarks or Service Marks

Unless authorized in writing, neither AT&T Broadband nor its subcontractors shall use any trademarks, service marks or trade names consisting of or incorporating “Verizon”, any marks or names confusingly similar thereto, or any other marks and names that Verizon or its affiliates may subsequently adopt as a corporate name (collectively, the “Verizon Marks”) in any false or misleading manner, or in any other manner that is likely to cause confusion, or to cause mistake, or to deceive as to the sponsorship, affiliation, connection, association or endorsement of AT&T Broadband by Verizon or its affiliates. Without limiting the foregoing, AT&T Broadband shall not represent that (a) it is directly or indirectly affiliated with Verizon or its affiliates; (b) it has a special relationship with Verizon or its affiliates; (c) it is offering services or discounts on behalf of Verizon or its affiliates; or (d) it is an authorized agent or subsidiary of Verizon or its affiliates. In the event that AT&T Broadband purchases directory assistance services branded with the Verizon or its affiliates Mark, upon any inquiry from either Party’s Customer(s) or any other person, organization, government agency, carrier or court, about AT&T Broadband’s offering of these branded services, AT&T Broadband shall disclaim any connection with Verizon or its affiliates, and shall expressly inform the inquirer that AT&T Broadband has no corporate affiliation with, and is not endorsed by, Verizon or its affiliates.

          28.21 Cooperation With Law Enforcement

          Verizon may cooperate with law enforcement authorities to the full extent required or permitted by Applicable Law in matters related to services provided by Verizon hereunder, including, but not limited to, the production of records; the establishment of new lines or the installation of new services on an existing line in order to support law enforcement operations; and the installation of wiretaps, trap-or-trace devices and pen registers. Verizon shall not have the obligation to inform the Customers of AT&T Broadband of such law enforcement requests, except to the extent required by Applicable Law. Verizon will inform AT&T Broadband of such law enforcement requests, unless an appropriate governmental authority requests that notice to AT&T Broadband be withheld, or such disclosure is otherwise inconsistent with Applicable Law. Where a law enforcement request relates to the establishment of new lines (including, but not limited to, lines established to support interception of communications on other lines), or the installation of services on existing lines, Verizon may take measures to prevent CLECs from obtaining access to information concerning such lines or services through operations support system interfaces, whenever an appropriate governmental authority so requests. A request that the existence of the lines or services not be disclosed shall be interpreted as including a request to block access to information concerning the lines or services through operations support system interfaces. Verizon will not be liable to any person for any economic harm, personal injury, invasion of any right of privacy, or any other harm, loss or injury, caused or claimed to be caused, directly or indirectly, by actions taken by Verizon to block, or by its failure to block, access to information concerning particular lines or services through operations support systems interfaces or otherwise.

          28.22 Year 2000 Compliance

          28.22.1 As used herein, the term “Year 2000 Compliant” shall mean that, on and after January 1, 2000, a Party’s provision of services to the other Party hereunder shall not be materially impaired because of the failure of the providing Party’s owned or operated systems, software or equipment to correctly process, calculate and transmit dates of January 1, 2000 or later, or data relating to dates of January 1, 2000 or later.

          28.22.2 Each Party’s goal is to have all its network services Year 2000 Compliant by June 30, 1999. Not later than June 30, 1999, each Party will notify the other Party by letter, newsletter, bill insert, Internet website, or any combination thereof, regarding the Year 2000 Compliance status of services to be provided to the other Party hereunder. Where a service is reported as non-compliant, the notice will include the anticipated target date for such compliance.

          28.22.3 Each Party warrants that the services to be provided to the other Party hereunder will be Year 2000 Compliant, as provided in Section (a) above. In the event of a breach of the foregoing warranty, the following exclusive remedies shall apply: (i) the breaching Party, at its own cost, shall remedy the breach as quickly as commercially reasonable; and (ii) for each day that the breach continues, the non-breaching Party shall receive a credit equal to one-thirtieth (1/30th) of the monthly rate for the affected service or portion thereof. In no event shall a Party’s liability for breach of the foregoing warranty exceed the remedies set forth in this paragraph.

          28.22.4 Each Party will periodically provide the other Party with information regarding Year 2000 Compliance testing of its services, to the extent that such party provides such information publicly.

          28.23 CLEC Certification

          Notwithstanding any other provision of this Agreement, Verizon shall have no obligation to perform under this Agreement until such time as AT&T Broadband has obtained a Certificate of Public Convenience and Necessity (CPCN) or such other Department authorization as may be required by law as a condition for conducting business in Massachusetts as a local exchange carrier.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 26th day of June, 2001.

AT&T BROADBAND PHONE of		VERIZON NEW ENGLAND INC., -
MASSACHUSETTS, LLC		D/B/A VERIZON MASSACHUSETTS

By: /s/ Gregory Braden		By: /s/ Jeffrey A. Masoner

Printed:	Gregory Braden	Printed:	Jeffrey A. Masoner

Title:	Vice President Engineering	Title:	Vice President – Interconnection
	Telephony Operations		Services

SCHEDULE 4.1

NETWORK INTERCONNECTION SCHEDULE TO MASSACHUSETTS

Verizon-IP*	AT&T Broadband-IP	AT&T Broadband Intended Implementation Date

Lowell Switch 12
Washer St. Lowell,
MA 01852
CLLI Code: LWLLMADBBDSO

Needham Switch
95 Wexford St.
Needham, MA 02492
CLLI Code: NDHMMAEFDSO

* Verizon-IP(s) shall be either the Verizon Tandem or the Verizon End Office to which the terminating NPA/NXX has been assigned in the Local Exchange Routing Guide ( LERG).

SCHEDULE 4.2

Interconnection Points for Different Types of Traffic

          Each Party shall provide the other Party with Interconnection to its network at the following points for transmission, routing and termination subject to the availability of facilities. Compensation for such facilities will be as set forth in Exhibit A or as provided elsewhere herein.

          1. For the termination of Local Traffic or Toll Traffic originated by one Party’s Customer and terminated to the other Party’s Customer, at the points set forth in Section 4 of the main body of the Agreement.

          2. For the termination of Meet Point Billing Traffic from an IXC to:

                    (a) AT&T Broadband, at the AT&T Broadband-IP in LATA in which the Traffic is to terminate.

                    (b) Verizon, at the Verizon-IP in LATA in which the Traffic is to terminate.

          3. For the termination of Transit Traffic from an ITC, wireless carrier, or other CLEC to:

                    (a) AT&T Broadband, at the AT&T Broadband-IP in which the Traffic is to terminate.

                    (b) Verizon, at the Verizon-IP in LATA in which the Traffic is to terminate.

          4. For 911/E911 traffic originated on AT&T Broadband’s network, at the PSAP in areas where only Basic 911 service is available, or at the Verizon 911/E911 Tandem Office serving the area in which the AT&T Broadband Customer is located, in accordance with applicable state laws and regulations and PSAP requirements.

          5. For Directory Assistance (411 or NPA-555-1212) traffic, at the applicable Verizon operator services Tandem Office.

          6. For Operator Services (call completion) traffic, at the applicable Verizon operator services Tandem Office.

          7. For BLV/BLVI traffic, at the terminating Party’s operator services Tandem Office.

          8. For SS7 signaling originated by:

                    (a) AT&T Broadband, at mutually agreed-upon Signaling Point of Interconnection(s) (“SPOI”) in the LATA in which the Local or Toll Traffic originates, over CCSAC links provisioned in accordance with Telcordia GR-905 and Verizon Supplement Common Channel Signaling Network Interface Specification (VZ_905).

                    (b) Verizon, at mutually agreed-upon SPOIs in the LATA in which the Local or Toll Traffic originates, over a CCSAC links provisioned in accordance with Telcordia GR-905 and VZ_905.

Alternatively, either Party may elect to interconnect for SS7 signaling through a commercial SS7 hub provider.

          9. For toll free service access code (e.g., 800/888/877) database inquiry traffic, at any Verizon Signaling Transfer Point in the LATA in which the originating AT&T Broadband Wire Center is located, over a CCSAC link. Alternatively, AT&T Broadband may elect to interconnect through a commercial SS7 hub provider.

          10. For Line Information Database (“LIDB”) inquiry traffic, at any Verizon Signaling Transfer Point in the LATA in which the LIDB is located, over a CCSAC link. Alternatively, AT&T Broadband may elect to interconnect through a commercial SS7 hub provider.

          11. For any other type of traffic, at reasonable points to be agreed upon by the Parties, based on the network architecture of the terminating Party’s network.

SCHEDULE 5.6

Applicable Factors for AT&T Broadband

PIU and PLU factors may be reported at the state or LATA level.

FOR TRAFFIC ORIGINATING FROM:	AND TERMINATING TO:	LATA	PIU (%)	PLU (%)	Remaining Percentage After Application of PIU/PLU

Verizon	AT&T Broadband	ALL	0	95	5

AT&T Broadband	Verizon	ALL	0	93	7

CUSTOMER:	AT&T Broadband

STATE:	Massachusetts

BILLING CONTACT NAME:	Ms. Christy Taylor, Director Billing

BILLING CONTACT NUMBER:	303-858-3309, FAX 303-858-3470
BILLING CONTACT ADDRESS:	188 Inverness Drive West Suite 400

Englewood, Colorado 80112

AT&T Broadband ACNA to be used when ordering Interconnections Trunks:

CCV AT&T Broadband CIC to be used when ordering Interconnection Trunks: 386

SCHEDULE 7.1.3

Billing Arrangement Options for Variable-Rated Information Services Calls

Verizon offers two billing arrangement options representing different methods for AT&T Broadband and Verizon to jointly ensure that the end users making calls to the Information Provider (“IP”) programs on the Verizon platform are billed at correct rates, and that the IP’s they call are reimbursed for the use of their services. Prior to establishing working interconnection to the variable-rated services, AT&T Broadband must confirm which ONE of the following two Billing Arrangement Options it will use for variable-rated Information Services Traffic, and complete acceptance testing with Verizon for that option. AT&T Broadband’s choice of one or the other Billing Arrangement Option will be indicated on Appendix A (“Verizon Information Services Billing Option Selection Form”) following this Schedule 7.1.3.

Where AT&T Broadband does not select either billing arrangement option, as indicated in Appendix A to this Schedule 7.1.3, AT&T Broadband agrees that its Customers will not be able to complete calls to variable-rated Information Service providers on the Verizon platform, regardless of whether the Customers are served by AT&T Broadband switching facilities, or by Unbundled Network Element(s) purchased by AT&T Broadband.

The “Information Mass Announcement Service” (“IMAS”) product is unique to the New York Metropolitan LATA (132), and is not offered elsewhere in New York State or in the Verizon region. The Billing Arrangement options described below do not apply to IMAS traffic, which is not a variable-rated Information Service.

Option 1: BUNDLED BILLING ARRANGEMENT

          A. Usage Processing

1a.	AT&T Broadband using its own facilities records originating call detail, and delivers message to Verizon over a dedicated IP trunk. Verizon makes terminating recording. —or—

1b.	AT&T Broadband using Verizon Unbundled Network Elements for Local Switching receives originating call detail from Verizon in unrated EMR format.

2.	Using the called number, AT&T Broadband identifies the call as a variable-rated IP call. AT&T Broadband sends the call detail record to Verizon in unrated EMR format.

Verizon rates correctly formatted messages at the price set by the Information Provider, and bills AT&T Broadband for the full value of the call less the Information Service Billing Fee (“IP B&C Fee”) stated in Exhibit A. Incorrectly formatted records are not rated and no IP B&C Fee is applied. Rated messages are returned to AT&T Broadband in rated EMR format.

Error messages will be returned in either unrated or rated EMR format, depending on the nature of the error. The error will be defined by appropriate indicators in the record.

“Killer” calls, i.e. calls where the originating end user has disconnected within a Tariff-specified time limit in order to avoid charges, are returned with a special locally-defined indicator. An IP B&C Fee is credited to AT&T Broadband for these calls, although there are no charges billable to the AT&T Broadband Customer.

4.	AT&T Broadband bills its end user for the full value of the call as shown in the rated EMR record, calculates and collects appropriate state and local taxes.

5.

Verizon uses the rated message to calculate the payment due the Information Provider, and remits that amount to the IP. The Information Provider is charged for “killer” calls according to Tariff regulations.

B. Adjustments

1.	Adjustment requests submitted to Verizon will be made to the Customer Account Team Center.

2.	AT&T Broadband must provide the following information when requesting an adjustment from Verizon for an IP call made by one of its end user Customers:

	??	originating line number

	??	the dialed IP subscriber number

	??	the amount to be adjusted, not including tax

	??	message date

	??	connect time

	??	conversation time

3.

Verizon will follow its policy of allowing two (2) adjustments per line per year on eligible Information Provider calls. Once two adjustments have been made for an originating end user line number, no further adjustments will be made to AT&T Broadband account.

C. Acceptance Testing

1.

Acceptance testing between Verizon and AT&T Broadband will demonstrate that both Parties are ready to deliver, process and receive usage and billing data as required, and that each has a Single Point of Contact (“SPOC”) available to the other.

2.	AT&T Broadband will provide a sufficient volume of unrated usage data for testing various call scenarios, formatted and delivered to reflect the anticipated production environment.

3.	Verizon will examine, process, and edit such data to produce a return dataset of rated records, for delivery to AT&T Broadband.

4.	AT&T Broadband will receive and process the Verizon data.

5.	Both Parties will communicate and resolve testing issues until they mutually agree that each is able to format, deliver, receive and process data at an acceptable standard.

Option 2: UNBUNDLED BILLING ARRANGEMENT

A. Usage Processing

1a.	AT&T Broadband using its own facilities records originating call detail, and delivers message to Verizon over dedicated IP trunk. Verizon makes terminating recording. —or—

1b.	AT&T Broadband using Verizon Unbundled Network Elements for Local Switching receives originating call detail from Verizon in unrated EMR format.

2.

Verizon bills AT&T Broadband for access to its IP platform. This charge for Access to Verizon IP Switching Platform replaces the standard Reciprocal Compensation charge, and is calculated in the same manner, on a per minute of use basis. The Access to Verizon IP Switching Platform charge is stated in Exhibit A.

3.

Using the called number, AT&T Broadband identifies the call as a variable-rated IP call. AT&T Broadband has the option of either rating the call in its own system, or sending the call detail record to Verizon in unrated EMR format for rating (“Verizon IP Rating Service”).

4.

When AT&T Broadband uses the optional Verizon rating service, Verizon receives an unrated EMR record from AT&T Broadband. Verizon rates correctly formatted messages at the price set by the Information Provider, and bills AT&T Broadband for the Verizon IP Rating Service on a per message basis, at the rate stated in Exhibit A. The per message charge applies to every rating attempt: correctly formatted messages, error records, and “killer” records. Rated messages will be returned to AT&T Broadband in rated EMR format. Error messages will be returned in either unrated or rated EMR format, depending on the nature of the error. The error will be defined by appropriate indicators in the record. “Killer” calls, i.e. calls where the originating end user has disconnected within a Tariff-specified time limit in order to avoid charges, are returned with a special locally-defined indicator.

5.

AT&T Broadband bills its end user for the full value of the call based on rates set by the Information Provider: as shown in the rated EMR record returned from Verizon under the optional rating service, or as determined in AT&T Broadband’s own rating process. AT&T Broadband calculates and collects appropriate state and local taxes.

6.

AT&T Broadband uses the rated message to calculate the payment due the Information Provider, and remits that amount to the IP. AT&T Broadband may charge the Information Provider for “killer” calls according to Tariff regulations.

B. Adjustments

1.	On all calls where AT&T Broadband makes direct payment to the Information Provider, adjustments will be handled directly between AT&T Broadband and the Information Provider.

C. Acceptance Testing

1.	Acceptance Testing will be required for AT&T Broadband to use the Verizon IP Rating Service.

2.

Acceptance testing between Verizon and AT&T Broadband will ensure that both Parties are ready to deliver, process and receive usage and billing data as required, and that each has a SPOC available to the other.

3.	AT&T Broadband will provide a sufficient volume of unrated usage data for testing various call scenarios, formatted and delivered to reflect the anticipated production environment.

4.	Verizon will examine, process, and edit such data to produce a return dataset of rated records, for delivery to AT&T Broadband.

5.	AT&T Broadband will receive and process the Verizon data.

6.	Both Parties will communicate and resolve testing issues until they mutually agree that each is able to format, deliver, receive and process data at an acceptable standard.

APPENDIX A

VERIZON INFORMATION SERVICES
BILLING OPTION SELECTION FORM

Please select desired services for VARIABLE-RATED INFORMATION SERVICES messages.

OPTION	MINIMUM PERIOD	CHARGE	SERVICE SELECTION

OPTION 1: Bundled Billing Arrangement	12 months following successful completion of acceptance test	Rated value of each call less IP Billing & Collection fee stated in Exhibit A.	Yes No

OPTION 2: Unbundled Billing Arrangement	12 months following Effective Date	Per minute of use charge for initial minute or fraction thereof, and for each additional minute or faction thereof at the Access to Verizon IP Switching Platform rate stated in Exhibit A.	Yes No

	Remaining term of Option 2 following successful completion of acceptance test	Per message charge for each call detail usage record delivered to Verizon for Verizon IP Rating Service processing stated in Exhibit A.	Yes No

SCHEDULE 12.3

Support Services for Resale

1.	Verizon OSS SERVICES

1.1 Definitions

As used in the Schedule 12.3, the following terms shall have the meanings stated below:

1.1.1 “Verizon Operations Support Systems” means Verizon systems for pre-ordering, ordering, provisioning, maintenance and repair, and billing.

1.1.2 “Verizon OSS Services” means access to Verizon Operations Support Systems functions. The term “Verizon OSS Services” includes, but is not limited to: (a) Verizon’s provision of AT&T Broadband Usage Information to AT&T Broadband pursuant to Section 1.3 below; and, (b) “Verizon OSS Information”, as defined in Section 1.1.4 below.

1.1.3 “Verizon OSS Facilities” means any gateways, interfaces, databases, facilities, equipment, software, or systems, used by Verizon to provide Verizon OSS Services to AT&T Broadband.

1.1.4 “Verizon OSS Information” means any information accessed by, or disclosed or provided to, AT&T Broadband through or as a part of Verizon OSS Services. The term “Verizon OSS Information” includes, but is not limited to: (a) any Customer Information related to a Verizon Customer or a AT&T Broadband Customer accessed by, or disclosed or provided to, AT&T Broadband through or as a part of Verizon OSS Services; and, (b) any AT&T Broadband Usage Information (as defined in Section 1.1.6 below) accessed by, or disclosed or provided to, AT&T Broadband.

1.1.5 “Verizon Retail Telecommunications Service” means any Telecommunications Service that Verizon provides at retail to subscribers that are not Telecommunications Carriers. The term “Verizon Retail Telecommunications Service” does not include any Exchange Access service (as defined in Section 3(16) of the Act, 47 U.S.C. § 153(16)) provided by Verizon.

1.1.6 “AT&T Broadband Usage Information” means the usage information for a Verizon Retail Telecommunications Service purchased by AT&T Broadband under this Agreement that Verizon would record if Verizon was furnishing such Verizon Retail Telecommunications Service to a Verizon end-user retail Customer.

1.1.7 “Customer Information” means CPNI of a Customer and any other non-public, individually identifiable information about a Customer or the purchase by a Customer of the services or products of a Party.

1.2 Verizon OSS Services

1.2.1 Upon request by AT&T Broadband, Verizon shall provide to AT&T Broadband, pursuant to Section 251(c)(3) of the Act, 47 U.S.C. § 251(c)(3), Verizon OSS Services.

1.2.2 Subject to the requirements of Applicable Law, Verizon Operations Support Systems, Verizon Operations Support Systems functions, Verizon OSS Facilities, Verizon OSS Information, and the Verizon OSS Services that will be offered by Verizon, shall be as determined by Verizon. Subject to the requirements of Applicable Law, Verizon shall have the right to change Verizon Operations Support Systems, Verizon Operations Support Systems functions, Verizon OSS Facilities, Verizon OSS Information, and the Verizon OSS Services, from time-to-time, without the consent of AT&T Broadband.

1.3 AT&T Broadband Usage Information

1.3.1 Upon request by AT&T Broadband, Verizon shall provide to AT&T Broadband, pursuant to Section 251(c)(3) of the Act, 47 U.S.C. § 251(c)(3), AT&T Broadband Usage Information.

1.3.2 AT&T Broadband Usage Information will be available to AT&T Broadband through the following:

(a) Daily Usage File on Data Tape.

(b) Daily Usage File through Network Data Mover (“NDM”).

(c) Daily Usage File through Centralized Message Distribution System (“CMDS”).

1.3.3.1 AT&T Broadband Usage Information will be provided in a Telcordia Exchange Message Records (“EMR”) format.

1.3.3.2 Daily Usage File Data Tapes provided pursuant to Section 1.3.2(a) above will be issued each day, Monday through Friday, except holidays observed by Verizon.

1.3.4 Except as stated in this Section 1.3, subject to the requirements of Applicable Law, the manner in which, and the frequency with which, AT&T Broadband Usage Information will be provided to AT&T Broadband shall be determined by Verizon.

1.5 Access to and Use of Verizon OSS Facilities

1.5.1 Verizon OSS Facilities may be accessed and used by AT&T Broadband only to the extent necessary for AT&T Broadband’s access to and use of Verizon OSS Services pursuant to the Agreement.

1.5.2 Verizon OSS Facilities may be accessed and used by AT&T Broadband only to provide Telecommunications Services to AT&T Broadband Customers.

1.5.3 AT&T Broadband shall restrict access to and use of Verizon OSS Facilities to AT&T Broadband. This Schedule 12.3 does not grant to AT&T Broadband any right or license to grant sublicenses to other persons, or permission to other persons (except AT&T Broadband’s employees, agents and contractors, in accordance with Section 1.5.7 below), to access or use Verizon OSS Facilities.

1.5.4 AT&T Broadband shall not (a) alter, modify or damage the Verizon OSS Facilities (including, but not limited to, Verizon software), (b) copy, remove, derive, reverse engineer, or decompile, software from the Verizon OSS Facilities, or (c) obtain access through Verizon OSS Facilities to Verizon databases, facilities, equipment, software, or systems, which are not offered for AT&T Broadband’s use under this Schedule 12.3.

1.5.5 AT&T Broadband shall comply with all practices and procedures established by Verizon for access to and use of Verizon OSS Facilities (including, but not limited to, Verizon practices and procedures with regard to security and use of access and user identification codes).

1.5.6 All practices and procedures for access to and use of Verizon OSS Facilities, and all access and user identification codes for Verizon OSS Facilities: (a) shall remain the property of Verizon; (b) shall be used by AT&T Broadband only in connection with AT&T Broadband’s use of Verizon OSS Facilities permitted by this Schedule 12.3; (c) shall be treated by AT&T Broadband as Confidential Information of Verizon pursuant to Section 28.4 of the Agreement; and, (d) shall be destroyed or returned by AT&T Broadband to Verizon upon the earlier of request by Verizon or the expiration or termination of the Agreement.

1.5.7 AT&T Broadband’s employees, agents and contractors may access and use Verizon OSS Facilities only to the extent necessary for AT&T Broadband’s access to and use of the Verizon OSS Facilities permitted by this Agreement. Any access to or use of Verizon OSS Facilities by AT&T Broadband’s employees, agents, or contractors, shall be subject to the provisions of the Agreement, including, but not limited to, Section 28.4 thereof and Sections 1.5.6 and 1.6.3.3 of this Schedule 12.3.

1.6 Verizon OSS Information

1.6.1 Subject to the provisions of this Schedule 12.3 and Applicable Law, Verizon grants to AT&T Broadband a non-exclusive license to use Verizon OSS Information.

1.6.2 All Verizon OSS Information shall at all times remain the property of Verizon. Except as expressly stated in this Schedule 12.3, AT&T Broadband shall acquire no rights in or to any Verizon OSS Information.

1.6.3.1 The provisions of this Section 1.6.3 shall apply to all Verizon OSS Information, except (a) AT&T Broadband Usage Information, (b) CPNI of AT&T Broadband, and (c) CPNI of a Verizon Customer or a AT&T Broadband Customer, to the extent the Customer has authorized AT&T Broadband to use the Customer Information.

1.6.3.2 Verizon OSS Information may be accessed and used by AT&T Broadband only to provide Telecommunications Services to AT&T Broadband Customers.

1.6.3.3 AT&T Broadband shall treat Verizon OSS Information that is designated by Verizon, through written or electronic notice (including, but not limited to, through the Verizon OSS Services), as “Confidential” or “Proprietary” as Confidential Information of Verizon pursuant to Section 28.4 of the Agreement.

1.6.3.4 Except as expressly stated in this Schedule 12.3, this Agreement does not grant to AT&T Broadband any right or license to grant sublicenses to other persons, or permission to other persons (except AT&T Broadband’s employees, agents or contractors, in accordance with Section 1.6.3.5 below, to access, use or disclose Verizon OSS Information.

1.6.3.5 AT&T Broadband’s employees, agents and contractors may access, use and disclose Verizon OSS Information only to the extent necessary for AT&T Broadband’s access to, and use and disclosure of, Verizon OSS Information permitted by this Schedule 12.3. Any access to, or use or disclosure of, Verizon OSS Information by AT&T Broadband’s employees, agents or contractors, shall be subject to the provisions of this Agreement, including, but not limited to, Section 28.4 of the Agreement and Section 1.6.3.3 above.

1.6.3.6 AT&T Broadband’s license to use Verizon OSS Information shall expire upon the earliest of: (a) the time when the Verizon OSS Information is no longer needed by AT&T Broadband to provide Telecommunications Services to AT&T Broadband Customers; (b) termination of the license in accordance with this Schedule 12.3; or (c) expiration or termination of the Agreement.

1.6.3.7 All Verizon OSS Information received by AT&T Broadband shall be destroyed or returned by AT&T Broadband to Verizon, upon expiration, suspension or termination of the license to use such Verizon OSS Information.

1.6.4 Unless sooner terminated or suspended in accordance with the Agreement or this Schedule 12.3 (including, but not limited to, Section 22.3 of the Agreement and Section 1.7.1 above), AT&T Broadband’s access to Verizon OSS Information through Verizon OSS Services shall terminate upon the expiration or termination of the Agreement.

1.6.5.1 Without in any way limiting Section 18.3 of the Agreement, Verizon shall have the right (but not the obligation) to audit AT&T Broadband to ascertain whether AT&T Broadband is complying with the requirements of Applicable Law and this Agreement with regard to AT&T Broadband’s access to, and use and disclosure of, Verizon OSS Information.

1.6.5.2 Without in any way limiting any other rights Verizon may have under the Agreement or Applicable Law, Verizon shall have the right (but not the obligation) to monitor AT&T Broadband’s access to and use of Verizon OSS Information which is made available by Verizon to AT&T Broadband pursuant to this Agreement, to ascertain whether AT&T Broadband is complying with the requirements of Applicable Law and this Agreement, with regard to AT&T Broadband’s access to, and use and disclosure of, such Verizon OSS Information. The foregoing right shall include, but not be limited to, the right (but not the obligation) to electronically monitor AT&T Broadband’s access to and use of Verizon OSS Information which is made available by Verizon to AT&T Broadband through Verizon OSS Facilities.

1.6.5.3 Information obtained by Verizon pursuant to this Section 1.6.5 shall be treated by Verizon as Confidential Information of AT&T Broadband pursuant to Section 28.4 of the Agreement; provided that, Verizon shall have the right (but not the obligation) to use and disclose information obtained by Verizon pursuant to this Section 1.6.5 to enforce Verizon’s rights under the Agreement or Applicable Law.

1.6.6 AT&T Broadband acknowledges that the Verizon OSS Information, by its nature, is updated and corrected on a continuous basis by Verizon, and therefore that Verizon OSS Information is subject to change from time to time.

1.7 Liabilities and Remedies

1.7.1 Any breach by AT&T Broadband, or AT&T Broadband’s employees, agents or contractors, of the provisions of Sections 1.5 or 1.6 above shall be deemed a material breach of the Agreement. In addition, if AT&T Broadband or an employee, agent or contractor of AT&T Broadband at any time breaches a provision of Sections 1.5 or 1.6 above and such breach continues for more than ten (10) days after written notice thereof from Verizon, then, except as otherwise required by Applicable Law, Verizon shall have the right, upon notice to AT&T Broadband, to suspend the license to use Verizon OSS Information granted by Section 1.6.1 above and/or the provision of Verizon OSS Services, in whole or in part.

1.7.2 AT&T Broadband agrees that Verizon would be irreparably injured by a breach of Sections 1.5 or 1.6 above by AT&T Broadband or the employees, agents or contractors of AT&T Broadband, and that Verizon shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any such breach. Such remedies shall not be deemed to be the exclusive remedies for any such breach, but shall be in addition to any other remedies available under this Agreement or at law or in equity.

1.8 Relation to Applicable Law

The provisions of Sections 1.5, 1.6 and 1.7 above shall be in addition to and not in derogation of any provisions of Applicable Law, including, but not limited to, 47 U.S.C. § 222, and are not intended to constitute a waiver by Verizon of any right with regard to protection of the confidentiality of the information of Verizon or Verizon Customers provided by Applicable Law.

1.9 Cooperation

AT&T Broadband, at AT&T Broadband’s expense, shall reasonably cooperate with Verizon in using Verizon OSS Services. Such cooperation shall include, but not be limited to, the following:

1.9.1 Upon request by Verizon, AT&T Broadband shall by no later than the fifteenth (15th) day of each calendar month submit to Verizon reasonable, good faith estimates (by central office or other Verizon office or geographic area designated by Verizon) of the volume of each Verizon Retail Telecommunications Service for which AT&T Broadband anticipates submitting orders in each week of the next calendar month.

1.9.2 Upon request by Verizon, AT&T Broadband shall submit to Verizon reasonable, good faith estimates of other types of transactions or use of Verizon OSS Services that AT&T Broadband anticipates.

1.9.3 AT&T Broadband shall reasonably cooperate with Verizon in submitting orders for Verizon Retail Telecommunications Services and otherwise using the Verizon OSS Services, in order to avoid exceeding the capacity or capabilities of such Verizon OSS Services.

1.9.4 AT&T Broadband shall participate in cooperative testing of Verizon OSS Services and shall provide assistance to Verizon in identifying and correcting mistakes, omissions, interruptions, delays, errors, defects, faults, failures, or other deficiencies, in Verizon OSS Services.

1.10 Verizon Access to Information Related to AT&T Broadband Customers

1.10.1 Verizon shall have the right to access, use and disclose information related to AT&T Broadband Customers that is in Verizon’s possession (including, but not limited to, in Verizon

OSS Facilities) to the extent such access, use and/or disclosure has been authorized by the AT&T Broadband Customer in the manner required by Applicable Law.

1.10.2 Upon request by Verizon, AT&T Broadband shall negotiate in good faith and enter into a contract with Verizon, pursuant to which Verizon may obtain access to AT&T Broadband’s operations support systems (including, systems for pre-ordering, ordering, provisioning, maintenance and repair, and billing) and information contained in such systems, to permit Verizon to obtain information related to AT&T Broadband Customers (as authorized by the applicable AT&T Broadband Customer), to permit Customers to transfer service from one Telecommunications Carrier to another, and for such other purposes as may be permitted by Applicable Law.

2.	VERIZON PRE-OSS SERVICES

2.1 As used in this Schedule 12.3, “Verizon Pre-OSS Service” means a service which allows the performance of an activity which is comparable to an activity to be performed through a Verizon OSS Service and which Verizon offers to provide to AT&T Broadband prior to, or in lieu of, Verizon’s provision of the Verizon OSS Service to AT&T Broadband. The term “Verizon Pre-OSS Service” includes, but is not limited to, the activity of placing orders for Verizon Retail Telecommunications Services through a telephone facsimile communication.

2.2 Subject to the requirements of Applicable Law, the Verizon Pre-OSS Services that will be offered by Verizon shall be as determined by Verizon and Verizon shall have the right to change Verizon Pre-OSS Services, from time-to-time, without the consent of AT&T Broadband.

2.3 Subject to the requirements of Applicable Law, the prices for Verizon Pre-OSS Services shall be as determined by Verizon and shall be subject to change by Verizon from time-to-time.

2.4 The provisions of Sections 1.5 through 1.9 above shall also apply to Verizon Pre-OSS Services. For the purposes of this Section 2.4: (a) references in Sections 1.5 through 1.9 above to Verizon OSS Services shall be deemed to include Verizon Pre-OSS Services; and, (b) references in Sections 1.5 through 1.9 above to Verizon OSS Information shall be deemed to include information made available to AT&T Broadband through Verizon Pre-OSS Services.

3.	RATES AND CHARGES

The prices for the foregoing services shall be as set forth in Verizon’s Tariffs or, in the absence of an applicable Verizon Tariff price, in Exhibit A or, if not set forth in either, as may be determined by Verizon from time to time. If Verizon at any time offers another resale support service the prices for which are not stated in Verizon’s Tariffs or Exhibit A, Verizon shall have the right to revise Exhibit A to add such prices.

SCHEDULE 26.1

LOCAL NUMBER PORTABILITY (“LNP”) PERFORMANCE STANDARDS

This Schedule 26.1 and Sections 26.1.3 and 26.1.4 apply only if the LNP Porting Party’s activity is limited to terminating service to the customer and transferring the number to the Receiving Party. This Schedule 26.1 and Sections 26.1.3 and 26.1.4 do not apply to number transfers where no trigger is established by the LNP Porting Party (e.g., to transfers of Centrex and DID numbers), or where the LNP Porting Party is: (a) performing a Coordinated cutover of the loop serving the customer to the Receiving Party or otherwise transferring facilities used to serve the customer to the Receiving Party; or, (b) installing new facilities for the Receiving Party.

A telephone number will be deemed to have been transferred “On-Time” by the LNP Porting Party if the Porting Party performs the transfer in accordance with the Implementation Schedule specified in Paragraph B (Implementation Schedule) below.

A.	LNP Due Date Intervals

(a)	1-19 numbers	3 BDAs* from receipt of valid LSR (or such longer interval as shall be agreed to by the Parties) for error-free orders and those orders that do not contain virtual telephone numbers.

(b)	20-100 numbers	10 BDAs from receipt of valid LSR (or such longer interval as shall be agreed to by the Parties) for error free orders and those orders that do not contain virtual telephone numbers.

(c)	Over 100 numbers	Negotiated Interval

B.	Implementation Schedule

(a)	10 Digit Trigger	Trigger established and in DCAS by 11:59 PM on the business day preceding the Porting Due Date

(b)	Translations Removed Removed no earlier than 11:59 PM on Porting Due Date

Porting Due Date is the date established by the Receiving Party consistent with the intervals set forth in Paragraph A (LNP Due Date Intervals), above. Number transfers that are not performed in accordance with Paragraph B (Implementation Schedule), above, because of a Force Majeure event, as defined in Section 28.3, or because of the act or omission of the Receiving Party or the customer, will be excluded from measurement.

          *BDAs are Verizon Business Days

EXHIBIT A

PRICING SCHEDULE3

VERIZON MASSACHUSETTS AND AT&T BROADBAND

A. INTERCONNECTION

I.	Call Transport & Termination

1.Rate for Local Traffic delivered to a Verizon-IP or to an AT&T Broadband-IP4	Metro	Urban	Suburban	Rural

(per minute of use)
End Office Termination – Peak	$0.005513	$0.005590	$0.005590	$0.005590
End Office Termination - Off-Peak	$0.002061	$0.002061	$0.002061	$0.002061
Tandem Termination – Peak	$0.013330	$0.013407	$0.013407	$0.013407
Tandem Termination - Off-Peak	$0.004388	$0.004388	$0.004388	$0.004388
	Charged in accordance with Section 5.7 as appropriate.

	Verizon Service	Non-recurring Recurring

2.	Access charges for termination of intrastate and interstate Toll Traffic	Per Verizon FCC No. 11 interstate and DTE No. 15 intrastate access tariffs (charged in conjunction with Local Traffic, using PLU and PIU factors, as appropriate) as amended from time to time

3.	Entrance facilities, and transport, as appropriate, for Interconnection at Verizon End Office, Tandem Office, Serving Wire Center, or other Point of Interconnection	Per Verizon FCC No. 11 interstate and DTE No. 15 intrastate access tariffs for Feature Group D service as amended from time to time.

3 All rates and/or rate structures set forth herein, that are marked with an asterisk (‘*), shall be interim rates and/or rate structures. These rates and/or rate structures shall be considered interim in nature, until they have been replaced or made effective on a prospective basis by such rates and/or rate structures as may be approved by the Department, or as otherwise allowed to go into effect, or if appealed as may be ordered at the conclusion of such appeal. With the exception of those rates that are designated as negotiated, if the Department should approve or make effective rates and/or rate structures different than those shown in Exhibit A, the rates and/or rate structures approved or made effective by the Department shall supersede those shown in Exhibit A.

4 The Parties agree that they are entitled to the rates for reciprocal compensation as set forth in Section 5.7.1. However, until such time as AT&T Broadband is technically capable of administering the different rates set forth at A.I.1 above, the Parties agree that a single negotiated rate for reciprocal compensation of $0.008/minute of use shall apply for both Parties. Upon notification by AT&T Broadband to Verizon that it is technically capable of billing the individual rates set forth in A.I.1, the rates set forth in A.I.1 above shall apply for both Parties as described in Section 5.7.1, on a prospective basis.

II. Transit Service

          a. Tandem Transit Service (Switching) rates are found in DTE MA No. 17, Part M, Section 3.1.2, as amended from time to time.

          b. Negotiated Incentive Rate 50% of the monthly Tandem Transit Service rate.

          c. Dedicated Transit Service rates are found in DTE MA No. 17, Part M, Section 5.5.1, as amended from time to time.

B. UNBUNDLED NETWORK ELEMENTS5

I. Ordering of Service rates are found in DTE MA No. 17, Part M, Section 1.3

II. Issuance, payment and Crediting of Customer Bills rates are found in DTE MA No. 17, Part M, Section 1.4.

III. Unbundled Database Access6

          a. 800/888 Database - rates are found in DTE MA No. 17, Part M, Section 3.1.4, as amended from time to time.

          b. LIDB

LIDB Service rates are found in DTE MA No. 17, Part M, Section 3.1.5.

LIDB Record management rates are found in DTE MA No. 17, Part M, Section 3.1.6, as amended from time to time.

          c. Common Channel Signaling Network Interconnection (CCS/SS7) rates are found in DTE MA No. 17, Part M, Section 3.1.7, as amended from time to time.

5 INTENTIONALLY OMITTED

6 Verizon’s proposed UNEs, UNE combinations, and UNE pricing methodology reflect the FCC’s current rules. Verizon does not agree that UNE prices must be based solely on forward-looking costs, and Verizon reserves the right to seek to change its UNE offerings and UNE prices if the FCC’s rules are vacated or modified by the FCC or by a final, non-appealable judicial decision.

IV. Unbundled Local Loops7

          (a) Monthly and Non-Recurring rates for Two Wire, Four Wire, (including analog, digital (xDSL), premium and High Capacity Links)are found in DTE MA No. 17, Part M, Section 2.5, and Part M, Section 1.3 as amended from time to time.

          b) Monthly Recurring Charges

(1) ULL facility: ULL type	Metro		Urban		Suburban		Rural

(per month)
2 Wire ADSL compatible ULL (up to 12,000 feet) with up to 6,000 feet of	$7.54	*	$14.11	*	$16.12	*	$20.04	*
2 Wire ADSL compatible ULL (up to 12,000 feet) with zero Bridged Tap	$7.54	*	$14.11	*	$16.12	*	$20.04	*
2 Wire ADSL compatible ULL (up to 18,000 feet) with up to 6,000 feet of	$7.54	*	$14.11	*	$16.12	*	$20.04	*
2 Wire ADSL compatible ULL (up to 18,000 feet) with zero Bridged Tap	$7.54	*	$14.11	*	$16.12	*	$20.04	*
2-Wire HDSL compatible ULL (up to 12,000 feet) with up to 2500 feet of	$19.87	*	$27.24	*	$29.38	*	$32.84	*
2 Wire HDSL compatible ULL (up to 12,000 feet) with zero Bridged Tap	$19.87	*	$27.24	*	$29.38	*	$32.84	*
4-Wire HDSL compatible ULL (up to 12,000 feet) with up to 2500 of Bridged	$30.97	*	$43.40	*	$46.95	*	$52.39	*
4 Wire HDSL compatible ULL (up to 12,000 feet) with zero Bridged Tap	$30.97	*	$43.40	*	$46.95	*	$52.39	*

(2) Service Access Charge: ULL type	(per month)

Voice Grade/DS-0	$0.27
DS-1	$1.81

          (c) Non-Recurring Charges

(1) Service Order Charge (per order)

	Standard Interval						Expedite

ULL Type	1 ULL		2-9 ULL		10+ ULL		1 ULL		2-9 ULL		10+ ULL

2-Wire ADSL compatible ULL (up to 12,000 feet)	$6.08	*	$16.25	*	$20.26	*	$9.02	*	$24.09	*	$30.04	*
2 Wire ADSL compatible ULL (up to 12,000 feet) with Bridged Tap removal	$6.08	*	$16.25	*	$20.26	*	$9.02	*	$24.09	*	$30.04	*
2 Wire ADSL compatible ULL (up to 18,000 feet)	$6.08	*	$16.25	*	$20.26	*	$9.02	*	$24.09	*	$30.04	*
2 Wire ADSL compatible ULL (up to 18,000 feet) with Bridged Tap removed	$6.08	*	$16.25	*	$20.26	*	$9.02	*	$24.09	*	$30.04	*

7 In compliance with the FCC order approving the merger of GTE Corporation and Bell Atlantic (CC Docket No. 98-1840), Verizon will offer limited duration promotional discounts on residential UNE Loops and UNE Advance Services Loops. The terms and conditions on which these promotional discounts are being made available can be found on http://www.gte.com/wise for former GTE service areas and http://www.bell-atl.com/wholesale/html/resources.htm for former Bell Atlantic service areas.

	Standard Interval						Expedite

2-Wire HDSL compatible ULL (up to 12,000 feet)	$6.08	*	$16.25	*	$20.26	*	$9.02	*	$24.09	*	$30.04	*
2 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$6.08	*	$16.25	*	$20.26	*	$9.02	*	$24.09	*	$30.04	*
4-Wire HDSL compatible ULL (up to 12,000 feet)	$64.44	*	$64.44	*	$64.44	*	$95.55	*	$95.55	*	$95.55	*
4 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$64.44	*	$64.44	*	$64.44	*	$95.55	*	$95.55	*	$95.55	*

(2) Service Connection Charge: (per loop)

ULL Type	Service Connection: Standard		Service Connection: CO Wiring

2-Wire ADSL compatible ULL (up to 12,000 feet)	$13.36	*	$1.90	*
2 Wire ADSL compatible ULL (up to 12,000 feet) with Bridged Tap removal	$13.36	*	$14.55	*
2 Wire ADSL compatible ULL (up to 18,000 feet)	$13.36	*	$14.55	*
2 Wire ADSL compatible ULL (up to 18,000 feet) with Bridged Tap removed	$13.36	*	$14.55	*
2-Wire HDSL compatible ULL Loops (up to 12,000 feet)	$13.36	*	$14.55	*
2 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$13.36	*	$14.55	*
4-Wire HDSL compatible ULL (up to 12,000 feet)	$94.60	*	$36.51	*
4 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$94.60	*	$36.51	*

(3) Installation Dispatch (per dispatch)

	Installation Dispatch (per dispatch)						TC Not Ready

ULL Type	1 ULL		2-9 ULL		10+ ULL		(per occasion)

2-Wire ADSL compatible ULL (up to 12,000 feet)	$28.31	*	$34.50	*	$40.25	*	$37.90	*
2 Wire ADSL compatible ULL (up to 12,000 feet) with Bridged Tap removal	$28.31	*	$34.50	*	$40.25	*	$37.90	*
2 Wire ADSL compatible ULL (up to 18,000 feet)	$28.31	*	$34.50	*	$40.25	*	$37.90	*
2 Wire ADSL (up to 18,000 feet) with Bridged Tap removed	$28.31	*	$34.50	*	$40.25	*	$37.90	*
2-Wire HDSL Loops (up to 12,000 feet)	$28.31	*	$34.50	*	$40.25	*	$37.90	*
2 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$28.31	*	$34.50	*	$40.25	*	$37.90	*
4-Wire HDSL Loops (up to 12,000 feet)	$38.92	*	$38.92	*	$38.92	*	$37.90	*
4 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$38.92	*	$38.92	*	$38.92	*	$37.90	*

(4) Manual Intervention Surcharge (where mechanized interface available but not used)

Standard Interval	Service Order (per order)						Svc Connection Chg (per ULL)

ULL Type	1 ULL		2-9 ULL		10+ ULL		1 ULL		2-9 ULL		10+ ULL

2-Wire ADSL compatible ULL (up to 12,000 feet)	$24.35	*	$36.10	*	$166.98	*	$12.01	*	$12.01	*	$12.01	*
2 Wire ADSL compatible ULL (up to 12,000 feet) with Bridged Tap removal	$24.35	*	$36.10	*	$166.98	*	$12.01	*	$12.01	*	$12.01	*
2 Wire ADSL compatible ULL (up to 18,000 feet)	$24.35	*	$36.10	*	$166.98	*	$12.01	*	$12.01	*	$12.01	*
2 Wire ADSL (up to 18,000 feet) with Bridged Tap removed	$24.35	*	$36.10	*	$166.98	*	$12.01	*	$12.01	*	$12.01	*
2-Wire HDSL compatible ULL (up to 12,000 feet)	$24.35	*	$36.10	*	$166.98	*	$12.01	*	$12.01	*	$12.01	*
2 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$24.35	*	$36.10	*	$166.98	*	$12.01	*	$12.01	*	$12.01	*
4-Wire HDSL compatible ULL (up to 12,000 feet)	$6.87	*	$6.87	*	$6.87	*	$18.40	*	$18.40	*	$18.40	*
4 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$6.87	*	$6.87	*	$6.87	*	$18.40	*	$18.40	*	$18.40	*

Expedited Interval	Service Order (per order)						Svc Connection Chg (per ULL)

ULL Type	1 ULL		2-9 ULL		10+ ULL		1 ULL		2-9 ULL		10+ ULL

2-Wire ADSL (up to 12,000 feet)	$36.11	*	$53.53	*	$247.60	*	$12.01	*	$12.01	*	$12.01	*
2 Wire ADSL compatible ULL (up to 12,000 feet) with Bridged Tap removal	$36.11	*	$53.53	*	$247.60	*	$12.01	*	$12.01	*	$12.01	*
2 Wire ADSL compatible ULL (up to 18,000 feet)	$36.11	*	$53.53	*	$247.60	*	$12.01	*	$12.01	*	$12.01	*
2 Wire ADSL (up to 18,000 feet) with Bridged Tap removed	$36.11	*	$53.53	*	$247.60	*	$12.01	*	$12.01	*	$12.01	*
2-Wire HDSL Loops (up to 12,000 feet)	$36.11	*	$53.53	*	$247.60	*	$12.01	*	$12.01	*	$12.01	*
2 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$36.11	*	$53.53	*	$247.60	*	$12.01	*	$12.01	*	$12.01	*
4-Wire HDSL Loops(up to 12,000 feet)	$10.19	*	$10.19	*	$10.19	*	$18.40	*	$18.40	*	$18.40	*
4 Wire HDSL compatible ULL (up to 12,000 feet) with Bridged Tap Removal	$10.19	*	$10.19	*	$10.19	*	$18.40	*	$18.40	*	$18.40	*

(d) Digital Loops (Conditioning)

Service or Element Description:	Recurring Charges:	Non-Recurring Charges:

Standard Digital Loops	All:	All:

	$0.00 Mechanized Loop Qualification per Loop Provisioned	$0.00 Manual Loop Qualification per Loop Request

Standard Digital Loops

2 Wire ADSL compatible ULL (up to 12,000)	See Sections B.IV. (a) and (b)	See Sections B.IV. (a) and (b)
2 Wire ADSL compatible ULL (up to 18,000 feet)	See Sections B.IV. (a) and (b)	See Sections B.IV. (a) and (b)
2 Wire HDSL compatible ULL (up to 12,000 feet)	See Sections B.IV. (a) and (b)	See Sections B.IV. (a) and (b)
4 Wire HDSL compatible ULL (up to 12,000 feet)	See Sections B.IV. (a) and (b)	See Sections B.IV. (a) and (b)
2 Wire SDSL compatible ULL	See Sections B.IV. (a) and (b)	See Sections B.IV. (a) and (b)
2 Wire ISDL compatible ULL (up to 18,000 feet)	See Sections B.IV. (a) and (b)	See Sections B.IV. (a) and (b)

V.	IntrastateCollocation

          All rates for intrastate collocation shall be charged at rates found in Verizon’s DTE MA No. 17 Tariff, Section M5, as amended from time to time.

VI.	INTENTIONALLY OMITTED

VII.	Interoffice Transmission Facilities

          Rates for cross connections provided to ATTB pursuant to Section 11.5 of the Agreement are as set forth in Verizon’s DTE MA No. 17 Tariff Part M, Section 5.3.4, as amended from time to time. Recurring rates for unbundled dedicated interoffice transmission facilities (“IOF”) provided to ATTB pursuant to Section 11.5 of the Agreement are as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 2.2.1, as amended from time to time. Non-recurring charges for such IOF shall be charged at rates specified in Verizon’s MA DTE No. 17 Tariff, Part M, Section 1.3.1

          Rates for cross connections provided to Verizon pursuant to Section 4.4.2 of the Agreement are equal to the rates as set forth in Verizon’s DTE MA No. 17 Tariff Part M, Section 5.3.4, as amended from time to time. Recurring rates for dedicated interoffice transmission facilities provided to Verizon pursuant to Section 4.4.2 of the Agreement are equal to the rates as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 2.2.1, as amended from time to time. Non-recurring charges for such dedicated interoffice transmission facilities shall be charged at rates equal to the rates as specified in Verizon’s MA DTE No. 17 Tariff, Part M, Section 1.3.1 as amended from time to time.

VIII.	Unbundled Multiplexer

          Rates for Unbundled Multiplexer are as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 2.3, as amended from time to time.

IX.	Access to Signaling Systems and Call-Related Database Access

          Rates for Access to Signaling Systems and Call-Related Database Access are as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 3, as amended from time to time.

X.	Unbundled Local Switching

          Rates for Unbundled Local Switching are as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 2.6. as amended from time to time.

XI.	Unbundled Tandem Switching

          Rates for Unbundled Tandem Switching are as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 2.4, as amended from time to time.

XII.	Network Interface Device (NID)

Rates for Network Interface Device (NID) e are as set forth in Verizon’s DTE MA No. 17 Tariff, Part

M, Section 2.12, as amended from time to time.

XIII.	Expanded Extended Loop (EEL)

Rates for Expanded Extended Loop are as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 2.13, as amended from time to time.

XIV.	Combinations of UNE - Switch Sub Platform

          Rates for Combinations of UNE - Switch Sub Platform are as set forth in Verizon’s DTE MA No. 17 Tariff, Part M, Section 2.14, as amended from time to time.

XV.	UNE-P Combinations

          UNE-P is a combination of existing network elements. Accordingly, UNE-P rates shall be determined by summing the rates for individual network elements found in the MA DTE No. 17 as amended from time to time.

XVI.	INTENTIONALLY OMITTED

XVII.	INTENTIONALLY

OMITTED C. RESALE8

I.	Wholesale Discounts

          Wholesale discounts are as set forth in the Mass. DTE No.14 Tariff, as amended from time to time. Month- to- month discounts (per qualifying retail rate):

a. Where AT&T Broadband purchases Verizon-provided Operator Services

(1)	Business	24.99%

(2)	Residence	24.99%

b. Where AT&T Broadband does not purchase Verizon Operator Services

(1)	Business	29.47%

(2)	Residence	29.47%

[8] All rates and charges specified herein are pertaining to the Resale Attachment.

          In compliance with the FCC Order approving the Merger of GTE Corporation and Bell Atlantic (CC Docket No. 98-1840), Verizon will offer limited duration promotional discounts on resold residential exchange access lines. The terms and conditions on which these promotional discounts are being made available can be found on Verizon’s web site, at http://www.gte.com/wise for former GTE service areas and http://www.bell-atl.com/wholesale/html/resources.htm for former Bell Atlantic service areas.

D. CUSTOMER USAGE DETAIL

CHARGES Record Charges
?	Per record processed (EMR format)	$0.004085*
??	Per record processed (Tandem Subtending Arrangement/EMR)	$0.004085*
?	Per record transmitted	$0.000118*
?	Per tape/cartridge	$20.12*

E. 911/E911 INTERCONNECTION

Monthly Rate:

I.	$252.00 per month for an unequipped DS1 Port and $100 per month per voice grade trunk activated and equipped on the DS1 port.

II.	$0.05 per line per month for unbundled local Switching Element.

III.	Per Verizon’s DTE MA No. 17 Tariff, Part M, Section 3.2.

F. OPERATIONS SUPPORT SYSTEMS

a. 1. Rates for access to, development, maintenance and use of Operations Support Systems, as related to the provision of unbundled Network Elements during recovery period:

OSS for UNE Providers

(1)	Access to Electronic Interface	(per month)	$4,907.00	*
(2)	Transaction Cost	(per transaction)	$1.19	*
(3)	Customer Record Retrieval	(per view)	$0.12	*
(4)	Record Change Charge	(per change)	$10.74	*
(5)	Design Change Charge	(per change)	$10.74	*
(6)	Customer Loop Information	(per loop)	$8.71	*
(7)	Data entry search (15 minute period)	(per period)	$10.74	*
(8)	Out of scope request	(per request)	ICB

a.2. Rates for access to, development, maintenance and use of Operations Support Systems, as related to the provision of unbundled Network Elements after recovery period:

OSS for UNE Providers

(1)	Electronic Interface Maintenance Charge	(per transaction)	$0.38	*
(2)	Customer Record Retrieval	(per view)	$0.12	*
(3)	Record Change Charge	(per change)	$10.74	*
(4)	Design Change Charge	(per change)	$10.74	*
(5)	Customer Loop Information	(per loop)	$8.71	*
(6)	Data entry search (15 minute period)	(per period)	$10.74	*
(7)	Out of scope request	(per request)	ICB

b.1. Rates for all access to, development, maintenance and use of Operations Support Systems, as related to the provision of Resale during the recovery period:

OSS for Resellers

(1)	Recurring Establishment Charge	(per month)	$2,557.00	*
(2)	Non-recurring establishment Charge	(per transaction)	$1.19	*
(3)	Complex Order Charge	(per line)	$16.27	*
(4)	Service Center Maintenance Charge	(resold line/month)	$0.21	*
(5)	Customer Record Retrieval	(per view)	$0.12	*

b.2. Rates for all access to, development, maintenance and use of Operations Support Systems, as related to the provision of Resale after the recovery period:

OSS for Resellers

(1)	Electronic Interface Maintenance Charge	(per transaction)	$0.38	*
(2)	Complex Order Charge	(per line)	$16.27	*
(3)	Service Center Maintenance Charge	(resold line/month)	$0.21	*
(4)	Customer Record Retrieval	(per view)	$0.12	*

G.	TIME AND MATERIALS CHARGES

Rates for Time and Materials are as set forth in Verizon’s DTE MA No. 17 Tariff, as amended from time to time.

H.	DIRECTORY LISTING SERVICES AND BLV/BLVI

Rates for Directory Listings pursuant to Section 19.1 and BLV/BLVI pursuant to Section 19.5 are as set forth in Verizon’s DTE MA No. 10 Tariff, Part M, Section 1 as amended from time to time.

EXHIBIT B

NETWORK ELEMENT BONA FIDE REQUEST

          1. Verizon shall promptly consider and analyze access to a new unbundled Network Element with the submission of a Network Element Bona Fide Request hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. Oct. 19, 1992) ¶ 259 and n.603 or subsequent orders.

          2. A Network Element Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Network Element.

          3. AT&T Broadband may cancel a Network Element Bona Fide Request at any time, but shall pay Verizon’s reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

          4. Within ten (10) business days of its receipt, Verizon shall acknowledge receipt of the Network Element Bona Fide Request.

          5. Except under extraordinary circumstances, within thirty (30) days of its receipt of a Network Element Bona Fide Request, Verizon shall provide to AT&T Broadband a preliminary analysis of such Network Element Bona Fide Request. The preliminary analysis shall confirm that Verizon will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not technically feasible and/or that the request does not qualify as a Network Element that is required to be provided under the Act.

          6. If Verizon determines that the Network Element Bona Fide Request is technically feasible and otherwise qualifies under the Act, it shall promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from AT&T Broadband. When it receives such authorization, Verizon shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

          7. Unless the Parties otherwise agree, the Network Element Requested must be priced in accordance with Section 252(d)(1) of the Act.

          8. As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, Verizon shall provide to AT&T Broadband a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

          9. Within thirty (30) days of its receipt of the Network Element Bona Fide Request. quote, AT&T Broadband must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote or seek arbitration by the Department pursuant to Section 252 of the Act.

          10. If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, or is failing to act in accordance with Section 251 of the Act, such Party may seek mediation or arbitration by the Department pursuant to Section 252 of the Act.